Exhibit 10.1

Execution Version

AMENDMENT AND RESTATEMENT AGREEMENT

This AMENDMENT AND RESTATEMENT AGREEMENT (this “Agreement”) is entered into as of October 1, 2020 by and among DOUBLEVERIFY MIDCO, INC., a Delaware corporation (formerly known as “Pixel Parent, Inc.”) (“Holdings”), DOUBLEVERIFY INC., a Delaware corporation (the “Borrower”), CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”), as the L/C Issuer, and CAPITAL ONE, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and for itself as a Lender (including as Swing Lender) and as a Required Lender, WEBSTER BANK, NATIONAL ASSOCIATION as a Lender and as a Required Lender (“Webster”) and the NEW REVOLVING LENDERS (AS DEFINED BELOW) PARTY HERETO.

RECITALS

A.                                           WHEREAS, the Borrower, Holdings, financial institutions from time to time party  thereto (the “Lenders”) and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 31, 2018 (as amended, restated, supplemented or otherwise modified and in effect immediately prior to the Effective Time (as defined below), the “Existing Credit Agreement” and the Existing Credit Agreement, as amended and restated pursuant to Section D2 in the Form of the Credit Agreement, the “Credit Agreement”); capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Existing Credit Agreement and the rules of interpretation set forth in Section 1.2 of the Existing Credit Agreement shall apply as if fully set forth herein, mutatis mutandis), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

B.                                           WHEREAS, Capital One and Webster constitute the Required Lenders under and as defined in the Existing Credit Agreement;

C.                                           WHEREAS, the Borrower has notified the Administrative Agent that it is requesting that the Persons listed in Schedule I hereto (the “New Revolving Lenders”) commit to provide an Incremental Revolving Commitment to the Borrower under the Existing Credit Agreement in an aggregate principal amount equal to $150,000,000 (the “New Revolving Commitment” and the loans thereunder, “New Revolving Loans”), which will be available on the Effective Date (as defined below) on the terms and conditions set forth herein;

D.                                           WHEREAS, the proceeds of the New Revolving Loans will be used, among other things, to refinance the outstanding Loans under and as defined in Existing Credit Agreement;

E.                                            WHEREAS, each New Revolving Lender is willing to commit to provide its proportion of the New Revolving Commitment as set forth in Schedule I hereto to the Borrower pursuant to the terms and subject to the conditions set forth herein;

F.                                             WHEREAS, the parties hereto agree that, following completion of the specified steps set forth herein, the Existing Credit Agreement shall be amended and restated in the form attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A.                                    CONDITIONS TO EFFECTIVENESS

1.                                      Notwithstanding any other provision of this Agreement, this Agreement shall not become effective (the date on which this Agreement is effective, the “Effective Date”, and the time at which this Agreement is effective, the “Effective Time”), and the Borrower shall have no rights under this Agreement, unless and until the conditions set forth in Section 5.1 of the Form of Credit Agreement (as defined in Section D2) are satisfied (or are otherwise waived by the Administrative Agent) as if they were set forth in full herein, mutatis mutandis; provided that, references in the Form of Credit Agreement to (i) “Lenders” shall mean the New Revolving Lenders, (ii) this “Agreement” shall mean this Agreement and (iii) “Effective Date” shall mean the Effective Date.  The Administrative Agent shall promptly confirm to the Borrower upon the Effective Date and Effective Time occurring.

2.                                      For purposes of determining compliance with such conditions and the conditions set forth in Section 5.1 of the Credit Agreement, each New Revolving Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such New Revolving Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such New Revolving Lender prior to the Effective Date specifying such New Revolving Lender’s objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Effective Date or, if any extension of credit on the Effective Date has been requested, such New Revolving Lender shall not have made available to the Administrative Agent on or prior to the Effective Date such New Revolving Lender’s proportion of such requested extension of credit.

3.                                      For the avoidance of doubt, the provisions in Sections B, C, D, E and F shall take effect on the Effective Date in accordance with (but not prior to) the timing specified in such Section.

B.                                    NEW REVOLVING COMMITMENT

1.                                      The provisions in this Section B shall take effect immediately upon the Effective Time occurring.

2.                                      Each New Revolving Lender commits to provide, severally but not jointly, to the Borrower its proportion of the New Revolving Commitment on the Effective Date in a principal amount not to exceed the amount set forth under the heading “New Revolving Commitment” opposite such New Revolving Lender’s name on Schedule I hereto.

3.                                      The New Revolving Commitment shall take effect as an Incremental Facility and as a separate revolving tranche under the Existing Credit Agreement pursuant to Section 2.25 thereof (it being understood and agreed that the Administrative Agent, Capital One and the Required Lenders party hereto hereby waive compliance by the Loan Parties of all the applicable requirements and conditions to the implementation and effectiveness of such Incremental Facility as set out in Section 2.25 of the Existing Credit Agreement).  References to “Revolving Lenders”, “Revolving Loans” and “Revolving Commitment” in the Existing Credit Agreement shall be deemed, where appropriate, to include reference to the New Revolving Lenders, the New Revolving Loans and the New Revolving Commitment respectively; provided that Section 2.7 of the Existing Credit Agreement shall be deemed not to apply to the New Revolving Lenders, the New Revolving Loans and the New Revolving Commitment.

4.                                      The New Revolving Lenders agree to make, on the Effective Date, the New Revolving Loans to the Borrower as requested by the Borrower pursuant to the Notice of Borrowing delivered to the Administrative Agent on or prior the date hereof.

5.                                      The Administrative Agent, Capital One, the Required Lenders party hereto and the New Revolving Lenders hereby waive compliance by the Loan Parties with (a) the minimum notice period requirement set forth in Section 2.5 of the Existing Credit Agreement with respect to the Notice of

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Borrowing, and (b) the minimum notice period requirements set forth in Sections 2.7 and 2.8, as applicable, of the Existing Credit Agreement with respect to the prepayment and termination of the Loans and Commitments under the Existing Credit Agreement as contemplated in Section C.

C.                                    REPAYMENT AND TERMINATION

1.                                      The provisions in this Section C shall take effect immediately upon the New Revolving Loans being made to the Borrower as contemplated by Section B4.

2.                                      The Borrower shall apply an amount of such New Revolving Loans to repay, on the Effective Date, all Loans (other than, for the avoidance of doubt, the New Revolving Loans) outstanding (immediately prior to the Effective Time) under the Existing Credit Agreement, and hereby gives notice to the Administrative Agent of the same.

3.                                      Effective immediately following the repayment of such outstanding Loans as contemplated by Section C2, the Borrower hereby terminates the Revolving Commitments (other than, for the avoidance of doubt, the New Revolving Commitment) in effect (immediately prior to the Effective Time) under the Existing Credit Agreement, and hereby gives notice to the Administrative Agent of the same.

D.                                    AMENDMENT AND RESTATEMENT OF THE EXISTING CREDIT AGREEMENT

1.                                      The provisions in this Section D shall take effect immediately upon all of the steps set forth in Sections B4, C2 and C3 being completed.

2.                                      The Existing Credit Agreement (including all Schedules and Exhibits thereto) is hereby amended and restated entirely in the form attached hereto as Exhibit A (the “Form of Credit Agreement”).  For the avoidance of doubt, this Section D2 shall only take effect upon completion of the steps set forth in Sections B4, C2 and C3.

3.                                      Effective immediately upon the occurrence of the amendment and restatement of the Existing Credit Agreement as set forth in Section D2, (a) the New Revolving Lenders shall have all of the rights and obligations of a “Revolving Lender” under and as defined in the Credit Agreement, (b) the “Revolving Loans” under and as defined in the Credit Agreement shall be deemed to refer to the New Revolving Loans, (c) the “Revolving Commitment” under and as defined in the Credit Agreement shall be deemed to refer to the New Revolving Commitment and (d) Schedule I hereto shall no longer have any effect (it being understood and agreed that Schedule 1.1B of the Credit Agreement shall govern).

E.                                     REPRESENTATIONS

1.                                      The provisions in this Section E shall take effect immediately upon the Effective Time occurring.

2.                                      On the Effective Date, each of Borrower and Holdings represents and warrants to the Administrative Agent and Lenders that this Agreement has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

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3.                                      On the Effective Date, each of Borrower and Holdings represents and warrants to the Administrative Agent and Lenders that each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of such date as if made on and as of such date, except (i) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date and (ii) to the extent such representations and warranties are qualified by materiality in the text thereof, in which case they are true and correct in all respects.

F.                                      OTHER AGREEMENTS

1.                                      The provisions in this Section F shall take effect immediately upon the Effective Time occurring.

2.                                      Continuing Effectiveness of Loan Documents.  As modified hereby, the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto.  To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Agreement, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified hereby.  Upon the effectiveness of this Agreement such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified hereby.

3.                                      Reaffirmation of Guaranty.  Each Guarantor consents to the execution and delivery by the Loan Parties of this Agreement and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guarantee and Collateral Agreement with respect to the Obligations now or hereafter outstanding under the Credit Agreement and all promissory notes issued thereunder.  Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of Borrower to the Lenders or any other obligation of Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of Borrower, the Guarantee and Collateral Agreement (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor under the Guarantee and Collateral Agreement.

4.                                      Acknowledgment of Perfection of Security Interest.  Each Loan Party hereby acknowledges that, as of the Effective Date, the security interests and liens granted to Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, and are valid and enforceable in accordance with the Credit Agreement and the other Loan Documents.

5.                                      Effect of Agreement.  The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement.

6.                                      Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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7.                                      No Novation.  This Agreement is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Loan Documents or an accord and satisfaction in regard thereto.

8.                                      Costs and Expenses.  The Borrower agrees to pay all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement in accordance with the provisions of the Credit Agreement.

9.                                      Counterparts.  This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

10.                               Binding Nature.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  No third party beneficiaries are intended in connection with this Agreement.

11.                               Entire Understanding.  This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

HOLDINGS:

DOUBLEVERIFY MIDCO, INC.

By:	/s/ Nicola Allais
Name: Nicola Allais
Title: Chief Financial Officer

BORROWER:

DOUBLEVERIFY INC.

By:	/s/ Nicola Allais
Name: Nicola Allais
Title: Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT (DOUBLEVERIFY)]

CAPITAL ONE, NATIONAL ASSOCIATION,
as the Administrative Agent, a Lender, a Required Lender, the Swing Lender, the L/C Issuer and a New Revolving Lender

By:	/s/ Nirmal Birek
Name: Nirmal Birek
Title: Duly Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT (DOUBLEVERIFY)]

JPMORGAN CHASE BANK, N.A.
as a New Revolving Lender

By:	/s/ Grace Mahood
Name: Grace Mahood
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT (DOUBLEVERIFY)]

GOLDMAN SACHS BANK USA
as a New Revolving Lender

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT (DOUBLEVERIFY)]

WEBSTER BANK, NATIONAL ASSOCIATION
as a Lender, a Required Lender and a New Revolving Lender

By:	/s/ Daniel Ponzio
Name: Daniel Ponzio
Title: Director

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT (DOUBLEVERIFY)]

BARCLAYS BANK PLC
as a New Revolving Lender

By:	/s/ Martin Corrigan
Name: Martin Corrigan
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT (DOUBLEVERIFY)]

ROYAL BANK OF CANADA
as a New Revolving Lender

By:	/s/ Kamran Khan
Name: Kamran Khan
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT (DOUBLEVERIFY)]

TRUIST BANK
as a New Revolving Lender

By:	/s/ Nicholas Hahn
Name: Nicholas Hahn
Title: Managing Director

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT (DOUBLEVERIFY)]

Schedule I

New Revolving Commitments(1)

(1)  On file with Administrative Agent.

[SCHEDULE I TO AMENDMENT AND RESTATEMENT AGREEMENT (DOUBLEVERIFY)]

Exhibit A

Credit Agreement

[EXHIBIT A TO AMENDMENT AND RESTATEMENT AGREEMENT (DOUBLEVERIFY)]

Final Version

$150,000,000 SENIOR SECURED CREDIT FACILITY

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of October 1, 2020,

among

DOUBLEVERIFY MIDCO, INC.,

as Holdings and a Guarantor,

DOUBLEVERIFY INC.,
as the Borrower,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

JPMORGAN CHASE BANK, N.A. AND GOLDMAN SACHS BANK USA,

as Co-Syndication Agents,

CAPITAL ONE, NATIONAL ASSOCIATION,

as Administrative Agent, L/C Issuer and Swing Lender

and

CAPITAL ONE, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. AND

GOLDMAN SACHS BANK USA,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

SECTION 1 DEFINITIONS		1

1.1	Defined Terms	1
1.2	Other Definitional Provisions	36
1.3	Rounding	38
1.4	Limited Condition Acquisitions	38
1.5	Foreign Exchange Calculations	39

SECTION 2 AMOUNT AND TERMS OF COMMITMENTS		39

2.1	[Reserved]	39
2.2	[Reserved]	39
2.3	[Reserved]	39
2.4	Revolving Commitments	40
2.5	Procedure for Revolving Loan Borrowing	40
2.6	Fees	40
2.7	Termination or Reduction of Total Revolving Commitments	41
2.8	Optional Prepayments	42
2.9	[Reserved]	42
2.10	Conversion and Continuation Options	42
2.11	Limitations on Eurodollar Tranches	43
2.12	Interest Rates and Payment Dates	43
2.13	Computation of Interest and Fees	43
2.14	Inability to Determine Interest Rate; Successor LIBOR	44
2.15	Pro Rata Treatment and Payments	47
2.16	Illegality; Requirements of Law	50
2.17	Taxes	51
2.18	Indemnity	54
2.19	Change of Lending Office	55
2.20	Substitution of Lenders	55
2.21	Defaulting Lenders	56
2.22	[Reserved]	58
2.23	Notes	58
2.24	[Reserved]	58
2.25	Increase in Commitments	58

SECTION 3 LETTERS OF CREDIT AND SWING LOANS		61

3.1	Letters of Credit	61
3.2	Swing Loans	64

SECTION 4 REPRESENTATIONS AND WARRANTIES		66

4.1	Financial Condition	66
4.2	No Change	66
4.3	Existence; Compliance with Law	66
4.4	Power, Authorization; Enforceable Obligations	66
4.5	No Legal Bar	67
4.6	Litigation	67
4.7	No Default	67
4.8	Ownership of Property; Liens	67
4.9	Intellectual Property	67
4.10	Taxes	67
4.11	Federal Regulations	68
4.12	Labor Matters	68

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4.13	ERISA	68
4.14	Investment Company Act; Other Regulations	69
4.15	Subsidiaries	69
4.16	Use of Proceeds	69
4.17	Environmental Matters	69
4.18	Accuracy of Information, etc.	70
4.19	Security Documents	70
4.20	Solvency; Fraudulent Transfer	70
4.21	Brokerage Commissions	71
4.22	Insurance	71
4.23	Foreign Assets Control Regulations; Anti-Money Laundering; Anti-Corruption Practices	71
4.24	Capitalization	72
4.25	Holding Company	72
4.26	Senior Debt	72

SECTION 5 CONDITIONS PRECEDENT		72

5.1	Conditions to Effectiveness	72
5.2	Conditions to Each Extension of Credit	74

SECTION 6 AFFIRMATIVE COVENANTS		75

6.1	Financial Statements	75
6.2	Certificates; Reports; Other Information	76
6.3	Taxes	77
6.4	Maintenance of Existence; Compliance	77
6.5	Maintenance of Property; Insurance	77
6.6	Inspection of Property; Books and Records; Discussions	77
6.7	Notices	78
6.8	Environmental Laws	79
6.9	Operating Accounts	79
6.10	[Reserved]	79
6.11	Additional Collateral, etc.	79
6.12	Further Assurances	81
6.13	Post-Closing Obligations	81
6.14	Material Intellectual Property of Excluded Subsidiaries	81

SECTION 7 NEGATIVE COVENANTS		81

7.1	Financial Condition Covenant	81
7.2	Indebtedness	83
7.3	Liens	86
7.4	Fundamental Changes	88
7.5	Disposition of Property	89
7.6	Restricted Payments	90
7.7	Investments	92
7.8	Amendments and Modifications of Certain Debt Instruments	95
7.9	Transactions with Affiliates	95
7.10	Sale Leaseback Transactions	96
7.11	Swap Agreements	96
7.12	Accounting Changes	96
7.13	Negative Pledge Clauses	96
7.14	Clauses Restricting Subsidiary Distributions	96
7.15	Lines of Business	97
7.16	[Reserved]	97

7.17	Amendments to Organizational Documents	97
7.18	Use of Proceeds	97
7.19	Limitation on Payments of Certain Indebtedness	98
7.20	Activities of Holdings	98

SECTION 8 EVENTS OF DEFAULT		99

8.1	Events of Default	99
8.2	Remedies upon Event of Default	101
8.3	Application of Funds	102

SECTION 9 THE ADMINISTRATIVE AGENT		103

9.1	Appointment and Duties	103
9.2	Binding Effect	104
9.3	Use of Discretion	104
9.4	Delegation of Rights and Duties	105
9.5	Reliance and Liability	105
9.6	Agent Individually	106
9.7	Lender Credit Decision	106
9.8	[Reserved]	106
9.9	Resignation of Agent or L/C Issuer	106
9.10	Release of Collateral or Guarantors	107
9.11	Additional Secured Parties	109
9.12	Additional Titles	109
9.13	Credit Bid	109
9.14	Certain ERISA Matters	110

SECTION 10 MISCELLANEOUS		111

10.1	Amendments and Waivers	111
10.2	Notices	113
10.3	No Waiver; Cumulative Remedies	114
10.4	Survival of Representations and Warranties	115
10.5	Expenses; Indemnity; Damage Waiver	115
10.6	Successors and Assigns; Participations and Assignments	116
10.7	Adjustments; Set-off	120
10.8	Counterparts	121
10.9	Severability	121
10.10	Integration	121
10.11	GOVERNING LAW	121
10.12	Submission to Jurisdiction; Waivers	122
10.13	Acknowledgements	122
10.14	[Reserved]	123
10.15	Confidentiality	123
10.16	Patriot Act	123
10.17	Interest Rate Limitation	124
10.18	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	124
10.19	Electronic Transmissions	124
10.20	Qualified Counterparties and Bank Services Providers	125
10.21	Recognition of U.S. Special Resolution Regime	126
10.22	LIBOR Notification	126
10.23	Amendment and Restatement	126

SCHEDULES

Schedule 1.1B:                              Commitments

Schedule 4.4:                                       Governmental Approvals, Consents, Authorizations, Filings and Notices

Schedule 4.5:                                       Requirements of Law

Schedule 4.15:                                Subsidiaries

Schedule 4.19:                                UCC Filing Jurisdictions

Schedule 4.21:                                Brokerage Commissions
Schedule 4.24:                                Capitalization

Schedule 6.13:                                Post-Closing Obligations

Schedule 7.2(d):                        Existing Indebtedness

Schedule 7.3(g):                         Existing Liens

Schedule 7.7:                                       Investments
Schedule 7.9:                                       Transactions with Affiliates

EXHIBITS

Exhibit A:                                                         Form of Guarantee and Collateral Agreement

Exhibit B:                                                         Form of Compliance Certificate

Exhibit C:                                                         Form of Secretary’s/Managing Member’s Certificate

Exhibit D:                                                         Form of Assignment and Assumption

Exhibits E-1-4:                               Forms of U.S. Tax Compliance Certificate

Exhibit F:                                                           [Reserved]

Exhibit G-1:                                              Form of Revolving Loan Note

Exhibit G-2:                                              Form of Incremental Term Loan Note

Exhibit G-3:                                              Form of Swingline Note

Exhibit H:                                                        Form of Solvency Certificate

Exhibit I:                                                             [Reserved]

Exhibit J:                                                             Form of Notice of Borrowing

Exhibit K:                                                         Form of Notice of Conversion Continuation

Exhibit L:                                                          Form of L/C Request

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amended and Restated Credit Agreement (this “Agreement”), dated as of October 1, 2020, is entered into by and among DOUBLEVERIFY MIDCO, INC., a Delaware corporation (formerly known as “Pixel Parent, Inc.”) (in such capacity and as further defined in Section 1.1, “Holdings”), DOUBLEVERIFY INC., a Delaware corporation (in such capacity and as further defined in Section 1.1, the “Borrower”), the banks and other financial institutions or entities from time to time parties to this Agreement (each a “Lender” and, collectively, the “Lenders”), CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”), as the L/C Issuer, and CAPITAL ONE, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and for itself as a Lender (including as Swing Lender) and such Lenders.

WITNESSETH:

WHEREAS, Holdings, the Borrower, certain of the Lenders and Capital One, as administrative agent, are parties to that certain Amended and Restated Credit Agreement, dated as of July 31, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Effective Date, the “Existing Credit Agreement”)

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated as set forth herein, including for the Lenders to provide a revolving credit facility in an aggregate principal amount of $150,000,000, with an accordion feature for a revolving credit facility and/or a term loan facility as set forth more fully herein, upon and subject to the terms and conditions set forth in this agreement to be used (i) to fund working capital and general corporate purposes, (ii) to fund Permitted Acquisitions and other permitted Investments, (iii) to refinance indebtedness, (iv) to pay transaction fees and expenses, (v) to make the Restricted Payment under Section 7.6(j), and/or (vi) for any other purpose not prohibited by this Agreement and the Loan Documents, including, without limitation, Restricted Payments;

WHEREAS, the Borrower has granted to the Administrative Agent, for the benefit of the Secured Parties, a first priority lien on substantially all of its assets (subject to certain exceptions set forth in the Security Documents); and

WHEREAS, each of the Guarantors has guaranteed the Obligations of the Borrower and has secured  each of its respective Obligations in respect of such guarantee by granting to the Administrative Agent, for the benefit of the Secured Parties, a first priority lien on substantially all of its assets (subject to certain exceptions set forth in the Security Documents).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

SECTION 1
DEFINITIONS

1.1                               Defined Terms.  As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”:  for any day, a rate per annum equal to the highest of (a) the rate of interest from time to time announced by the Administrative Agent at its principal office as its prime commercial lending rate (it being understood that such prime commercial rate is a reference rate and does not necessarily represent the lowest or best rate being charged by the Administrative Agent to any customer and such rate is set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors), (b) the sum of one half of one percent (0.50%) per annum and the federal funds rate (which shall not be less than 0% per annum), and (c) the sum of (x) the Eurodollar Rate calculated for each such day based on an interest period of one month determined two (2) Business Days prior to such day (giving effect to the minimum Eurodollar Rate of 0.75% per annum), plus (y) 1.00%.  Any change in the ABR due to a change in any of the foregoing shall be effective on the effective date of such change in the Administrative Agent’s prime commercial lending rate, the federal funds rate or Eurodollar Rate for an interest period of one month.

“ABR Loans”:  Loans, the rate of interest applicable to which is based upon the ABR.

“Acquired Person”:  any Person or group of Persons acquired in a Permitted Acquisition or other Specified Investment.

“Administrative Agent”:  Capital One, as the administrative agent under this Agreement and the other Loan Documents, together with any of its successors and permitted assigns in such capacity in accordance with Section 9.9.

“Affected Financial Institution”:  (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender”:  as defined in Section 2.20.

“Affiliate”:  as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person; provided, however, that neither the Administrative Agent nor the Lenders shall be deemed Affiliates of the Loan Parties as a result of the exercise of their rights and remedies under the Loan Documents.

“Aggregate Exposure”:  with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate then unpaid principal amount of such Lender’s Incremental Term Loan (if any), (b) the amount of such Lender’s Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding, and (c) without duplication of the amounts in clause (b) above, the Letter of Credit Obligations of such Lender.

“Agreement”:  as defined in the preamble hereto.

“Anti-Corruption Laws”:  as defined in Section 4.23(c).

“Anti-Money Laundering Laws”:  as defined in Section 4.23(b).

“Applicable Margin”:  in the case of Revolving Loans and Swing Loans, (a) from the Effective Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.2(b) in respect of the first full Fiscal Quarter ending after the Effective Date (the “First Grid Calculation Date”), (i) with respect to ABR Loans, 1.25% per annum, and (ii) with respect to Eurodollar Loans, 2.25% per annum and (b) thereafter, the applicable percentage per annum set forth below, as determined by reference to the Total Net Leverage Ratio, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.2(b):

Total Net Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans
Greater than 3.00:1.00	2.75%	1.75%
Less than or equal to 3.00:1.00 but greater than 2.00:1.00	2.50%	1.50%
Less than or equal to 2.00:1.00 but greater than 1.00:1.00	2.25%	1.25%
Less than or equal to 1.00:1.00	2.00%	1.00%

The Applicable Margin shall be adjusted from time to time on the Business Day immediately following the First Grid Calculation Date and thereafter upon delivery to Administrative Agent of the financial statements for each Fiscal Quarter or fiscal year required to be delivered pursuant to Section 6.1 accompanied by a Compliance Certificate with a written calculation of the Total Net Leverage Ratio.  If such calculation indicates that the Applicable Margin shall increase or decrease, then on the first day of the calendar month following the date of delivery of such financial statements and a Compliance Certificate with such written calculation, the Applicable Margin shall be adjusted in accordance therewith.

In the event that any financial statement or Compliance Certificate delivered pursuant to Sections 6.1 or 6.2 is inaccurate, and such inaccuracy, if corrected, would have led to the imposition of a higher Applicable Margin for any period than the Applicable Margin applied for that period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for that period (the “Corrected Financials Date”), (ii) the Applicable Margin shall be determined based on the corrected Compliance Certificate for that period, and (iii) the Borrower shall promptly pay to the Administrative Agent (for the account of the Lenders that hold the Commitments and Loans at the time such payment is received, regardless of whether those Lenders held the Commitments and Loans during the relevant period) the accrued additional interest owing as a result of such increased Applicable Margin for that period; provided, for the avoidance of doubt, such deficiency shall be due and payable as at such Corrected Financials Date and no Default or Event of Default under Section 8.1(a) shall be deemed to have occurred with respect to such deficiency prior to such date. This paragraph shall not limit the rights of Agent or the Lenders with respect to Section 2.12(c) and Section 8.

Notwithstanding anything herein to the contrary, Swing Loans may not be Eurodollar Loans.

“Approved Fund”:  any Fund that is administered or managed by (a) a Lender, or (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale”:  any Disposition of property or series of related Dispositions of property that yields Net Cash Proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds).

“Assignment and Assumption”:  an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.

“Available Amount”: at any date of determination (the applicable “Available Amount Reference Date”), an amount equal to, without duplication:

(x) the sum of:

(i)                                     the greater of $15,000,000 and 20% of LTM Consolidated Adjusted EBITDA; plus

(ii)                                  an amount equal to the sum, for each fiscal year of Holdings (commencing with the fiscal year ending December 31, 2021) in respect of which financial statements and the related Compliance Certificate have been delivered in accordance with Sections 6.1(a) and 6.2(b), of the products of (a) the amount of Excess Cash Flow (to the extent such amount exceeds zero) for each such fiscal year multiplied by (b) 50%;

plus

(iii)                               the cumulative amount of Net Cash Proceeds of issuances of Capital Stock or capital contributions to the Borrower (in each case, other than Disqualified Stock and Cure Amounts) received by the Borrower after the Closing Date and prior to the Available Amount Reference Date, which Net Cash Proceeds are Not Otherwise Applied;

minus:

(y) the sum of:

(i)                                     the aggregate amount of Investments made pursuant to Section 7.7(t) and, to the extent funded with the Available Amount in accordance with the definition of Permitted Acquisition, Section 7.7(i) after the Closing Date and on or prior to the Available Amount Reference Date; plus

(ii)                                  the aggregate amount of Restricted Payments made pursuant to Section 7.6(i) after the Closing Date and on or prior to the Available Amount Reference Date; plus

(iii)                               the aggregate amount of Restricted Debt Payments made pursuant to Section 7.19(e) after the Closing Date and on or prior to the Available Amount Reference Date.

“Available Revolving Commitment”:  at any time, an amount equal to the Total Revolving Commitments in effect at such time, minus (b) the aggregate undrawn amount of all outstanding Letters of Credit at such time, minus (c) the aggregate amount of all drawn and unreimbursed L/C Reimbursement Obligations at such time, minus (d) the aggregate principal balance of all Revolving Loans and Swing Loans outstanding at such time.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: with (a) respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code”:  Title 11 of the United States Code entitled “Bankruptcy.”

“Bank Services”:  any one or more of the following types of services or facilities, including (a) Automated Clearing House (ACH) transactions, (b) cash management services, including controlled disbursement services, treasury, depository, overdraft, credit or debit card, stored value card, electronic funds transfer services, and (c) foreign exchange facilities or other cash management arrangements in the ordinary course of business (excluding in each case, any Swap Agreements), as any such products or services may be identified in such Bank Services Provider’s various agreements related thereto (each, a “Bank Services Agreement”); provided, that either (x) Capital One, National Association or any of its Affiliates is the Bank Services Provider or (y) the Borrower and applicable Bank Services Provider have notified Administrative Agent in writing of the intent to include the obligations of such Loan Party arising under such Bank Services Agreement as Obligations, and such Bank Services Provider shall have acknowledged and agreed to the terms contained herein applicable to Bank Services Agreements, Bank Services Providers and the obligations thereunder.

“Bank Services Agreement”:  as defined in the definition of “Bank Services.”

“Bank Services Provider”:  the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender that provides Bank Services.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefitted Lender”:  as defined in Section 10.7(a).

“BHC Act Affiliate”:  of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”:  as defined in the preamble hereto, and any successor in interest thereto permitted hereunder.

“Borrowing Date”:  any Business Day specified by the Borrower in a Notice of Borrowing as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”:  as defined in Section 4.17(b).

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to close; provided that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Lease Obligations”:  as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.  Notwithstanding any changes in GAAP, operating leases shall not be construed as Indebtedness or Capital Lease Obligations at any time under this Agreement or any other Loan Document to the extent that GAAP would not require such construction as of December 31, 2017.

“Capital One”:  as defined in the preamble hereto.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Collateralize”:  to deposit in a Controlled Account in which the Administrative Agent has sole dominion and control or to pledge and deposit with or deliver to, with respect to Obligations in respect of Letters of Credit, the Administrative Agent, for the benefit of the L/C Issuer and one or more of the Lenders, as applicable, as collateral for L/C Exposure or obligations of the Lenders to fund participations in respect thereof, cash or Deposit Account balances in deposit accounts in which the Administrative Agent has sole dominion and control having an aggregate value of 105% of the L/C Exposure or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such L/C Issuer.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”:  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six (6) months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six (6) months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000.

“Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments that are analogous to the Investments described in clauses (a) through (g) above and in this paragraph.

“Cash Purchase Price”:  with respect to any Permitted Acquisition or other Specified Investment, an amount equal to the sum of, without duplication, (a) the aggregate consideration in cash or cash equivalents paid to consummate such Permitted Acquisition or Investment (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), plus (b) the aggregate amount of Indebtedness of the acquired business existing prior to such Permitted Acquisition or other Specified Investment that would be reflected on a balance sheet of Holdings and its Subsidiaries immediately after giving pro forma effect to such Permitted Acquisition or Investment.

“Certificated Securities”:  as defined in Section 4.19.

“Change of Control”: (a) at any time prior to a Qualified IPO, the Sponsor shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having at least a majority of the ordinary voting power for the election of directors or managers, as applicable, of Holdings (determined on a fully diluted basis); (b) at any time prior to a Qualified IPO, the board of directors or managers, as applicable, of Holdings shall cease to consist of a majority of Continuing Directors; (c) at any time after a Qualified IPO, any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Effective Date, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan, and excluding the Permitted Holders) shall become the “beneficial owner” (within the meaning of Rule 13d-3 and 13d-5 of the Exchange

Act as in effect on the Effective Date), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the then outstanding voting securities having ordinary voting power of (i) if Holdings is a Subsidiary of any Parent Company, the Relevant Parent Entity or (ii) if Holdings is not a Subsidiary of any Parent Company, Holdings; and (y) the percentage of the then outstanding voting securities having ordinary voting power of (i) if Holdings is a Subsidiary of any Parent Company, the Relevant Parent Entity or (ii) if Holdings is not a Subsidiary of any Parent Company, Holdings, in each case, owned, directly or indirectly, beneficially (within the meaning of Rule 13d-3 and 13d-5 of the Exchange Act as in effect on the Effective Date) by the Permitted Holders (it being understood that if any such person or group includes the Permitted Holders, the outstanding voting securities having ordinary voting power of (i) if Holdings is a Subsidiary of any Parent Company, the Relevant Parent Entity or (ii) if Holdings is not a Subsidiary of any Parent Company, Holdings, in each case, directly or indirectly owned by the Permitted Holders that are part of such person or group shall not be treated as being owned by such person or group for purposes of determining whether this clause (c) is triggered); or (d) at any time, except as otherwise permitted by Sections 7.4(a) and (b), Holdings shall cease to own and Control, of record and beneficially, directly or indirectly 100% of each class of outstanding Capital Stock of the Borrower.

“Closing Date”:  September 20, 2017.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral”:  all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral-Related Expenses”:  all costs and expenses of the Administrative Agent paid or incurred in connection with any sale, collection or other realization on the Collateral, including reasonable compensation to the Administrative Agent and its agents and counsel, and reimbursement for all other costs, expenses and liabilities and advances made or incurred by the Administrative Agent in connection therewith (including as described in Section 6.6 of the Guarantee and Collateral Agreement), and all amounts for which the Administrative Agent is entitled to indemnification under the Security Documents and all advances made by the Administrative Agent under the Security Documents for the account of any Loan Party.

“Commitment”: as to any Lender, the Revolving Commitment.

“Commitment Fee”:  as defined in Section 2.6(b).

“Commitment Fee Rate”:  a percentage per annum equal to (a) from the Effective Date until the First Grid Calculation Date, 0.30% per annum, and (b) thereafter, the applicable percentage per annum set forth below, as determined by reference to the Total Net Leverage Ratio, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.2(b):

Total Net Leverage Ratio	Commitment Fee Rate
Greater than 3.00:1.00	0.40%
Less than or equal to 3.00:1.00 but greater than 2.00:1.00	0.35%
Less than or equal to 2.00:1.00 but greater than 1.00:1.00	0.30%
Less than or equal to 1.00:1.00	0.25%

The Commitment Fee Rate shall be adjusted from time to time on the Business Day immediately following the First Grid Calculation Date and thereafter upon delivery to the Administrative Agent of the financial statements for each Fiscal Quarter or fiscal year required to be delivered pursuant to Section 6.1 accompanied by a Compliance Certificate with a written calculation of the Total Net Leverage Ratio.  If such calculation indicates that the Commitment Fee Rate shall increase or decrease, then on the first day of the calendar month following the date of delivery of such financial statements and a Compliance Certificate with such written calculation, the Commitment Fee Rate shall be adjusted in accordance therewith.

In the event that any financial statement or Compliance Certificate delivered pursuant to Sections 6.1 or 6.2 is inaccurate, and such inaccuracy, if corrected, would have led to the imposition of a higher Commitment Fee Rate for any period than the Commitment Fee Rate applied for that period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Corrected Financials Date, (ii) the Commitment Fee Rate shall be determined based on the corrected Compliance Certificate for that period, and (iii) the Borrower shall promptly pay to Administrative Agent (for the account of the Lenders that hold the Commitments and Loans at the time such payment is received, regardless of whether those Lenders held the Commitments and Loans during the relevant period) the accrued additional Commitment Fee owing as a result of such increased Commitment Fee Rate for that period; provided, for the avoidance of doubt, such deficiency shall be due and payable as at such Corrected Financials Date and no Default or Event of Default under Section 8.1(a) shall be deemed to have occurred with respect to such deficiency prior to such date.  This paragraph shall not limit the rights of Agent or the Lenders with respect to Section 2.12(c) and Section 8.

“Commonly Controlled Entity”:  a Person, whether or not incorporated, that is part of a group that includes Holdings or the Borrower and that is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code, under Section 414 (m) or (o) of the Code.

“Compliance Certificate”:  a certificate duly executed by a Responsible Officer of Holdings and the Borrower, substantially in the form of Exhibit B or such other form as is reasonably acceptable to the Administrative Agent.

“Connection Income Taxes”:  Other Connection Taxes that are imposed on or measured by income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA”:  for any period, (i) the sum, without duplication, of the amounts for such period of:

(a)                                 Consolidated Net Income plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income (except with respect to the proviso in item (i) and item (z), as to which this restriction shall not apply),

(b)                                 Consolidated Interest Expense, plus

(c)                                  provisions for taxes based on income, profits, or capital, including federal, foreign, state, franchise, excise, and similar taxes paid or accrued, including any tax distribution to Holdings permitted under Section 7.6(e) with respect to such period, including any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under the Loan Documents or from the execution, delivery or enforcement of, or otherwise with respect thereto, plus

(d)                                 total depreciation expense (including, for the avoidance of doubt, in relation to any capitalized software expenditures), plus

(e)                                  total amortization expense (including, for the avoidance of doubt, in relation to any capitalized software expenditures), plus

(f)                                   non-cash purchase accounting related adjustments (including the reduction of revenue from any write-down of deferred revenue); plus

(g)                                  non-cash stock compensation Charges and/or any other non-cash Charges arising from the granting of any stock option or similar arrangement (including any profits interest), the granting of any stock appreciation rights and/or any similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation right, profits interest or similar arrangement); as used in this clause (g), “Charges” means any charge, loss, fee, expense, cost, accrual or reserve of any kind; plus

(h)                                 non-cash charges due to the application of GAAP rules, plus

(i)                                     other non-cash items reducing Consolidated Net Income, excluding any such non-cash item to the extent that it represents an accrual or reserve (“Accrual”) for potential cash items in any future period (“Future Cash Payments”); provided however, that to the extent at the time any such Future Cash Payment is made the amount actually paid in cash for such Future Cash Payment is less than the Accrual related thereto, an amount equal to such difference shall be added back to Consolidated Adjusted EBITDA for the period in which such Future Cash Payment is made, plus

(j)                                    cash and non-cash severance, retention and restructuring charges, transition costs, pre-opening, opening, consolidation and closing costs for facilities, relocation and expansion costs  and expenses (including, for the avoidance of doubt, one-time expenses related to recruiting and retention of employees), integration expenses, software investments outside of the ordinary course of business, recruitment and/or signing costs and consulting fees; plus

(k)                                 the aggregate amount of non-cash losses on sales of fixed assets or intangible assets or write-downs of fixed or intangible assets, plus

(l)                                     the aggregate amount of fees, costs, expenses and payments incurred pursuant to Section 7.9(b), plus

(m)                             expenses and payments that are covered by indemnification or purchase price adjustment provisions (and for which such indemnity or purchase price adjustment is reasonably expected to be received by a Group Member in a subsequent calculation period and within one (1) year of the date of the underlying expense or payment) in any agreement entered into by any Group Member, in connection with any proposed or actual Permitted Acquisition or proposed acquisition that was reasonably expected to be a Permitted Acquisition, in each case, except to the extent financed with permitted Indebtedness, plus

(n)                                 (i) any reasonable and customary transaction fees, costs and expenses incurred in connection with the transactions consummated on the Effective Date, (ii) documented fees and expenses paid to third parties related to, or incurred in connection with any proposed, but not consummated transaction that would have resulted in a Change of Control and/or any acquisition that if closed would have constituted a Permitted Acquisition, or other Specified Investment, in each case, whether or not permitted under this Agreement and (iii) documented fees and expenses paid to third parties related to, or incurred in connection with an actual Permitted Acquisition and other Investments in each case, whether or not permitted under this Agreement; plus

(o)                                 fees and expenses in connection with (i) the Loan Documents, including amendments and modifications thereto and/or (ii) any proposed or actual issuance, exchange or refinancing of any debt or equity or any sale of assets, in each case, whether or not permitted under this Agreement, plus

(p)                                 fees, costs and expenses paid in cash in connection with the repayment or prepayment of debt (including the Obligations), plus

(q)                                 any Insurance Loss Addback, plus

(r)                                    any expense deducted in calculating Consolidated Net Income and reimbursed by third parties (other than Holdings and its Subsidiaries), plus

(s)                                   fees and expenses paid or reimbursed (as applicable) to the Administrative Agent and the Lenders, plus

(t)                                    payments by Borrower to or on behalf of Holdings or any direct or indirect parent thereof in an amount sufficient to pay (i) out-of-pocket legal, accounting and filing costs, director fees, expenses and indemnities and other expenses in the nature of overhead in the ordinary course of business of Holdings or any direct or indirect parent thereof (plus audit expenses in connection with the annual audit required under Section 6.1(a)) and (ii) indemnification obligations and expenses paid or accrued in such period for officers and directors, plus

(u)                                 the amount of (i) earn-out obligations incurred in accordance with GAAP in connection with any Permitted Acquisition, to the extent such earn-outs are permitted under this Agreement and/or (ii) deferred variable consideration related to the purchase of intellectual property, plus

(v)                                 any extraordinary, non-recurring or unusual expenses, losses or charges, plus

(w)                               an amount equal to the net increase in deferred revenue; plus

(x)                                 exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations; plus

(y)                                 the aggregate amount of payments (net of any sublease income) in connection with vacated facilities; plus

(z)                                  (i) business optimization charges and (ii) expected “run rate” cost savings and synergies (provided that the actions to achieve such cost savings and synergies have been taken or are planned to be taken within one year of the end of the relevant calculation period and provided further that such benefits are expected to be realized within 18 months of taking such actions) as certified by a Responsible Officer of the Borrower, which cost savings and synergies shall be calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period, net of the amount of actual benefits realized from such actions; provided, that the aggregate amounts added back pursuant to this item (z), together with amounts added back pursuant to clause (z) of the final sentence of this definition, shall not exceed 25.0% of Consolidated Adjusted EBITDA for such period (determined after giving effect to the addbacks contemplated by this item (z)) in any period; as used in this item (z), “run rate” means the full recurring benefit for a period that is associated with any action taken or expected to be taken; provided that the Borrower shall provide a categorized list of the assumptions underlying any adjustment made in reliance on this item (z); plus

(aa)                          without duplication of clause (bb) below, “bad debt” or sales reserve expense related to revenue recognized in the period prior to the Closing Date; plus

(bb)                          any cost, charge, expense, accrual or reserve with respect to actual or prospective litigation or the settlement thereof in an amount not to exceed $2,000,000 for any period; plus

(cc)                            reasonable and customary out-of-pocket fees, costs and expenses in connection with any Qualified IPO;

minus (ii) the sum, without duplication of the amounts and to the extent included in the statement of such Consolidated Net Income of:

(a)                                 non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period); plus

(b)                                 interest income; plus

(c)                                  the amount of any Insurance Loss Addback or addback described in clause (i)(m) above included in determining Consolidated Adjusted EBITDA for a prior calculation period in the event that one (1) year has elapsed from the date of such underlying loss, expense or payment without the related insurance, indemnity recovery or purchase price adjustment being received; plus

(d)                                 gains in connection with the repayment, prepayment or cancellation of debt; plus

(e)                                  an amount equal to the net decrease in deferred revenue.

Other than for calculating Excess Cash Flow, for the purposes of calculating Consolidated Adjusted EBITDA for any period of four (4) consecutive Fiscal Quarters (each, a “Reference Period”), if at any time during such Reference Period (and after the Closing Date), Holdings or any of its Subsidiaries shall have made a Permitted Acquisition, asset disposition (other than dispositions in the ordinary course of business) or discontinued a line of business or operations (or the effects therefor shall have occurred or be implemented in such Reference Period), Consolidated Adjusted EBITDA for such Reference Period shall be calculated after giving pro forma effect to such Permitted Acquisition, asset disposition or discontinuation (as applicable), and any adjustments arising out of events which are directly attributable to such Permitted Acquisition, asset disposition, or discontinuation (as applicable), are factually supportable, and are expected to have a continuing impact, in each case determined (x) on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC, as in effect on the Effective Date, (y) in accordance with a “Quality of Earnings” or due diligence report from a “Big Four” accounting firm or another accounting firm reasonably acceptable to the Administrative Agent, and/or (z) in such other manner certified by a Responsible Officer to reflect the amount of “run rate” cost savings, operating expense reductions, synergies or severance attributable to such Permitted Acquisition, asset disposition and/or discontinuation of a line of business or operations, in each case without duplication of amounts added back in item (t) above and as if such Permitted Acquisition, asset disposition and/or discontinuation of a line of business or operations or adjustment occurred on the first day of such Reference Period and on a pro forma basis to give effect to reasonably expected synergies and savings in operating expenses relating to head-count reductions as if such head count reduction had occurred on the first day of each such period; provided that the aggregate amount of adjustments to Consolidated Adjusted EBITDA pursuant to clauses (y) and (z) of this paragraph, together with items added back pursuant to item (z) above, shall not exceed 25.0% of Consolidated Adjusted EBITDA for the applicable Reference Period (calculated after giving effect to such adjustments and addbacks).

“Consolidated Capital Expenditures”:  for any period, with respect to any Person, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of the Group Members) by such Person and its Subsidiaries during such period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of such Person and its Subsidiaries (including, but not limited to, capitalized software expenditures), other than (i) any such expenditures to the extent financed with Net Cash Proceeds of Asset Sales, (ii) any portion of such expenditures attributable solely to a Permitted Acquisition, (iii) any portion of such expenditures paid for with the proceeds of any equity issuance or capital contribution, and (iv) expenditures during such period to the extent made out of the identifiable proceeds of insurance, condemnation awards, or property or asset sales or dispositions or otherwise financed by third parties.

“Consolidated Interest Expense”:  for any period, the aggregate of the interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of such Group Members (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).  For the avoidance of doubt, Consolidated Interest Expense shall not include any interest income for such period.

“Consolidated Net Income”:  for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (to the extent otherwise included therein, without duplication) (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings and its Subsidiaries and (b) the income (or deficit) of any Person (other than a Subsidiary of Holdings) in which Holdings or its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions.

“Consolidated Total Net Indebtedness”: as of any date of determination, (x) the aggregate outstanding principal amount of all Indebtedness of Holdings and its consolidated Subsidiaries at such date under clauses (a), (b) (solely with respect to purchase money indebtedness and/or any earn-outs or other deferred purchase price for any acquisition and, with respect to earn-out and deferred purchase price for any acquisition solely to the extent due and not paid when due), (c), (e) (solely with respect to Capital Lease Obligations) and (f) (solely to the extent of drawn and unreimbursed obligations) of the definition of Indebtedness, and Guarantee Obligations with respect to the foregoing, in each case, determined on a consolidated basis in accordance with GAAP, minus (y) the lesser of $35,000,000 and the aggregate amount of unrestricted cash and Cash Equivalents of the Group Members.

“Consolidated Working Capital”:  as at any date of determination, the excess of Current Assets over Current Liabilities.

“Continuing Directors”:  the directors or managers, as applicable, of Holdings (or, if Holdings is a member managed limited liability company, of Holdings’ most direct parent company) on the Effective Date, after giving effect to the transactions contemplated hereby, and each other director or manager, as applicable, if, in each case, such other director’s or manager’s nomination for election as a director or manager of Holdings (or, if Holdings is a member managed limited liability company, of Holdings’ most direct parent company) is recommended by at least a majority of the then Continuing Directors or such other managers receives the vote of the Sponsor in his or her election by the equity holders of Holdings (or, if Holdings is a member managed limited liability company, of Holdings’ most direct parent company).

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”:  the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement”:  any account control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary at which a Loan Party maintains a Securities Account, such Loan Party, and the Administrative Agent pursuant to which the Administrative Agent obtains “control” (within the meaning of the UCC) over such Deposit Account or Securities Account.

“Control Investment Affiliate”:  as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

“Controlled Account”:  each Deposit Account and Securities Account that is subject to a Control Agreement in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer.

“Corrected Financials Date”: as defined in the definition of “Applicable Margin”.

“Covered Entity”:  any of the following:

(a)                                 a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)                                 a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)                                  a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Cure Amount”: as defined in Section 7.1.

“Cure Right”: as defined in Section 7.1.

“Current Assets”: with respect to any Person at any date, all assets (other than cash, Cash Equivalents and deferred tax assets) of such Person and its Subsidiaries at such date that would, in conformity with GAAP, be classified as current assets on a consolidated balance sheet of such Person at such date.

“Current Liabilities”: with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that would, in conformity with GAAP, be classified as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries at such date; provided, however, that “Consolidated Current Liabilities” shall exclude, to the extent otherwise included therein, (a) Revolving Loans, (b) Swing Loans, (c) other revolving loans, (d) the current portion of any Indebtedness (including but not limited to, for purposes of clarification, the Incremental Term Loans (if any)) then outstanding, (e) deferred tax liabilities and (f) unearned revenue.

“Debt Obligations”: with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Debtor Relief Laws”: the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default”:  any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Right”:  the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”:  subject to Section 2.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, any Swing Lender, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any L/C Issuer or any Swing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or become the subject of a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer, each Swing Lender and each Lender.

“Discharge of Obligations”:  subject to Section 10.7, the satisfaction of the Obligations (excluding Obligations under Bank Services Agreements and Specified Swap Agreements unless the Administrative Agent has theretofore been notified in writing by the holder thereof that such Obligations are then due and payable) by the payment in full, in cash (or, as applicable, Cash Collateralization in accordance with the terms hereof) of the principal of and interest on or other liabilities relating to each Loan, and all fees and all other expenses or amounts payable under any Loan Document and all amounts payable with respect to Bank Services Agreements and Specified Swap Agreements with respect to which notice has been delivered to the Administrative Agent (other than inchoate indemnification obligations and any other obligations which pursuant to the terms of any Loan Document specifically survive repayment of the Loans for which no claim has been made), to the extent (a) the aggregate Commitments of the Lenders are terminated and (b) all outstanding and undrawn Letters of Credit shall have been Cash Collateralized (or, as an alternative to cash collateral, in the case of any Letter of Credit Obligation, Administrative Agent shall have received a back-up letter of credit in amounts and on terms and conditions and with parties reasonably satisfactory to the relevant L/C Issuer).

“Disposition”:  with respect to any property (including, without limitation, Capital Stock of Holdings and its Subsidiaries), any sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Institution”: (a) any Person identified in writing to the Administrative Agent by the Borrower as a “Disqualified Institution” on or prior to the Effective Date and (b) any Affiliate of such Person readily identifiable as an Affiliate of such Person by name.

“Disqualified Stock”:  any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or an asset disposition or other disposition so long as such Capital Stock provides that the Discharge of Obligations occurs prior to the applicable maturity or redemption), (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or (b) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or an asset disposition or other disposition so long as such Capital Stock provides that the Discharge of Obligations occurs prior to such redemption), in whole or in part, in each case, on or prior to the date that is ninety-one (91) days after the latest date on which the Loans mature; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of Holdings or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Holdings and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Division”:  as defined in Section 1.2(h).

“Dollars” and “$”:  dollars in lawful currency of the United States.

“Domestic Subsidiary”:  any Subsidiary of Holdings organized under the laws of any jurisdiction within the United States.

“EEA Financial Institution”:  (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”:  any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”:  any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”:  the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is October 1, 2020.

“Electronic Transmission”:  each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System.

“Eligible Assignee”:  any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses and that meets the requirements to be an assignee under Section 10.6(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.6(b)(iii)).

“Environmental Laws”:  any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, or imposing liability or standards of conduct concerning protection of occupational health or the environment, as now or may at any time hereafter be in effect.

“Environmental Liability:  any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) a violation of an Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Funded Percentage”:  with respect to any Permitted Acquisition or other Specified Investment, the percentage of the Cash Purchase Price for such Permitted Acquisition or Specified Investment that is financed with (i) equity contributions made to the Loan Parties by Sponsor or other equity holders of Holdings and/or (ii) Capital Stock of Holdings and/or any direct or indirect parent company thereof.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“EU Bail-In Legislation Schedule”:  the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Reserve Requirements”:  for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System and applicable to the Administrative Agent or any Lender.

“Eurodollar Base Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent by reference to the ICE Benchmark Administration (or any successor thereto if the ICE Benchmark Administration is no longer making a LIBOR rate available) (“LIBOR”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period (as set forth by Bloomberg Information Service or any successor thereto or any other commercially available service selected by the Administrative Agent which provides quotations of LIBOR); provided, that the Eurodollar Base Rate shall not be deemed to be less than 0.75% per annum.  In the event that the Administrative Agent determines that LIBOR is not available, the “Eurodollar Base Rate” shall be determined by reference to the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by Capital One for deposits (for delivery on the first day of the relevant Interest Period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent, in its capacity as a Lender, for which the Eurodollar Base Rate is then being determined with maturities comparable to such period, in the case of a Eurodollar Loan, and of one month, in the case of an ABR Loan, as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

provided however in no event shall the Eurodollar Rate be less than three quarters of one percent (0.75%) per annum.

“Eurodollar Tranche”:  the collective reference to Eurodollar Loans under a particular Facility, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”:  for any fiscal year of Holdings, the excess, if any, of (a)(i) Consolidated Adjusted EBITDA for such fiscal year plus (ii) the decrease, if any, in Consolidated Working Capital from the first day to the last day of such fiscal year, but excluding any such decrease in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by Holdings or any Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and vice versa, (iii) the application of purchase and/or recapitalization accounting and/or (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Swap Agreement minus (b) the sum of, without duplication, and to the extent included in Consolidated Adjusted EBITDA, as applicable, (i) provisions for taxes of Holdings and its Subsidiaries (or equity holders of Holdings, as applicable), based on income, profits, or capital, including federal, foreign, state, franchise, excise, and similar taxes, payable in cash with respect to such period (including any tax distribution to Holdings permitted under Section 7.6(e)), plus (ii) the aggregate amount actually paid by Holdings and its Subsidiaries in cash during such fiscal year (or other period) on account of unfinanced Consolidated Capital Expenditures or other capitalized expenditures, plus (iii) the aggregate amount of all mandatory prepayments of Revolving Loans during such fiscal year to the extent accompanied by permanent reductions of the Revolving Facility and all scheduled prepayments of any Incremental Term Loan during such fiscal year, plus (iv) the aggregate amount of all regularly scheduled principal payments of any Incremental Term Loan made during such fiscal year, plus (v) the cash portion of Consolidated Interest Expense, plus (vi) other cash add backs to Consolidated Adjusted EBITDA and amounts added back pursuant to item (i)(z) of “Consolidated Adjusted EBITDA”, plus (vii) any cash payments made in connection with a Permitted Acquisition or other Investment permitted under Section 7.7 (other than to the extent funded with new direct or indirect debt (other than revolving debt) or equity investments in Holdings (or Net Cash Proceeds that are not included in Consolidated Adjusted EBITDA) during such fiscal year, plus (viii) the aggregate amount of all non-cash add-backs to Consolidated Adjusted EBITDA for such and prior fiscal years to the extent paid in cash during such fiscal year, plus (ix) the aggregate amount of all earn out obligations in connection with any Permitted Acquisition (other than to the extent funded with new equity investments or financed with proceeds of other Indebtedness) paid in cash during such fiscal year, plus (x) the aggregate amount of all cash payments in respect of Capital Lease Obligations, plus (xi) the aggregate amount of all permitted cash distributions pursuant to Section 7.6(d) not otherwise deducted from Consolidated Adjusted EBITDA or Consolidated Net Income plus (xii) the increase, if any, in Consolidated Working Capital from the first day to the last day of such fiscal year, but excluding any such increase in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by Holdings or any Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and vice versa, (iii) the application of purchase and/or recapitalization accounting and/or (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Swap Agreement.

“Exchange Act”:  the Securities Exchange Act of 1934, as amended from time to time and any successor statute.

“Excluded Subsidiary”:  (A) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (B) any FSHCO and (C) any Foreign Subsidiary.

“Excluded Taxes”:  any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by income (however denominated), franchise Taxes, and branch profits Taxes, in any such case (i) to the extent imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) to the extent constituting Other Connection Taxes; (b) in the case of a Lender, U.S. federal  withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.20) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exempt Deposit Accounts”:  (a) payroll, trust, and benefit deposit accounts, (b) deposit accounts, so long as the aggregate average weekly balances therein do not exceed $1,000,000 at any time, with amounts in excess thereof to be promptly transferred to a Controlled Account, and (c) deposit accounts specially and exclusively used to cash-collateralize Letters of Credit to the extent permitted pursuant to the Credit Agreement.

“Exempt Securities Accounts”:  (a) payroll, trust, and benefit securities accounts, (b) securities accounts, so long as the aggregate average weekly balances therein do not exceed $1,000,000 at any time, and (c) securities accounts specially and exclusively used to cash-collateralize Letters of Credit to the extent permitted pursuant to the Credit Agreement in an aggregate amount not to exceed $250,000.

“Existing Credit Agreement”:  as defined in the Recitals.

“Existing Financial Statements”:  (a) the audited consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 2019 and December 31, 2018, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte LLP; (b) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as at March 31, 2020 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, and (c) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as at the last day of each fiscal month ended June 30, 2020 and July 31, 2020, and the related unaudited consolidated statements of income and of cash flows for each fiscal month period ended on such dates.

“Existing Incremental Term Loans”: as defined in Section 2.25.

“Existing Letter of Credit”: has the meaning set forth in Section 3.1.

“Existing Revolving Loans”: has the meaning ascribed to such term in Section 2.4.

“Extension of Credit”:  as to any Lender, the making of a Loan (other than a Loan under any Incremental Facility), and with respect to the L/C Issuer, the issuance of a Letter of Credit.

“E-Fax”:  any system used to receive or transmit faxes electronically.

“E-Signature”: the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System”: any electronic system approved by Administrative Agent, including Syndtrak®, Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Administrative Agent, any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Facility”:  each of (a) the L/C Facility (which is a subfacility of the Revolving Facility), (b) the Revolving Facility and (c) any Incremental Facility established pursuant to Section 2.25.

“FATCA”:  (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction with the purpose (in either case) of facilitating the implementation of (a) above, or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority in the United States.

“FCPA”:  as defined in Section 4.23(c).

“Fee Letters”:  (a) the engagement letter dated September 14, 2020, by and among the Borrower and the Administrative Agent, as it may be amended from time to time and (b) the fee letter dated as of the Effective Date, by and among the Borrower and the Administrative Agent, as it may be amended from time to time.

“Financial Condition Covenant”:  as defined in Section 7.1.

“First Grid Calculation Date”: as defined in the definition of “Applicable Margin”.

“Fiscal Quarter”:  with respect to Holdings and its Subsidiaries, any period of three consecutive calendar months ending on any of March 31, June 30, September 30 or December 31 of any fiscal year.

“Fixed Charge Coverage Ratio”:  as of any date of determination, the ratio of (a) (i) Consolidated Adjusted EBITDA for the most recently ended twelve month period for which financial statements have been delivered pursuant to Section 6.1(a) or (b), as applicable, less (ii) the sum of Consolidated Capital Expenditures, Taxes, management fees (which, for the avoidance of doubt, shall exclude any management fees paid directly or indirectly to the Sponsor) and Restricted Payments, in each case, paid in cash during such period to (b) the sum of (i) Consolidated Interest Expense for such period plus (ii) scheduled principal payments of Indebtedness for borrowed money (other than, for the avoidance of doubt, any voluntary or mandatory prepayments and any such payments on final maturity or acceleration) during such period.

“Flood Laws”:  (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto or (d) the Flood Insurance Reform Act of 2004 and the Biggert—Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect of any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing  or interpreting any of the foregoing, as amended or modified from time to time.

“Foreign Acquisition” means (i) the acquisition of Capital Stock of any Person that is not organized in the United States and will not be a Loan Party upon the consummation of the relevant acquisition (and has not become a Loan Party following such acquisition) that does not constitute a “Foreign Acquisition” under clause (ii) below (a “Foreign Stock Acquisition”) and (ii) with respect to an acquisition of assets, line of business or division, any assets, line of business or division will be acquired by one or more Excluded Subsidiaries (a “Foreign Asset Acquisition”).

“Foreign Asset Acquisition”: as defined in the definition of “Foreign Acquisition”.

“Foreign Currency”:  lawful money of a country other than the United States.

“Foreign Lender”:  (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Stock Acquisition”: as defined in the definition of “Foreign Acquisition”.

“Foreign Subsidiary”:  any existing or future direct or indirect Subsidiary of the Borrower organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.

“Fronting Exposure”:  at any time there is a Defaulting Lender, such Defaulting Lender’s Revolving Percentage of the outstanding L/C Exposure other than L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO”:  any Domestic Subsidiary of the Borrower that (i) has no material assets other than the equity or debt of one or more Subsidiaries that are Foreign Subsidiaries or (ii) has no material assets other than the equity or debt of one or more other FSHCOs.

“Fund”:  any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Office”:  the Revolving Loan Funding Office or the Incremental Term Loan Funding Office, as the context requires.

“GAAP”:  generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1.  In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating Holdings’ or the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Approval”:  any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority”:  the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”:  the collective reference to Holdings, the Borrower and their respective Subsidiaries.

“Guarantee and Collateral Agreement”:  the Guarantee and Collateral Agreement dated as of the Closing Date by the Loan Parties in favor of the Administrative Agent (as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof), substantially in the form of Exhibit A.

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”:  a collective reference to Holdings and any other entity which has become a Guarantor pursuant to the Guarantee and Collateral Agreement (unless and until any entity (other than Holdings) is released as Guarantor pursuant to terms of the Guarantee and Collateral Agreement).

“Holdings”:  as defined in the preamble hereto, and any successor in interest thereto permitted hereunder.

“Increase Effective Date”:  as defined in Section 2.25(c).

“Increase Joinder”:  as defined in Section 2.25(d)(i).

“Incremental Facility” and “Incremental Facilities”: as defined in Section 2.25(a).

“Incremental Revolving Loan”: as defined in Section 2.25(a).

“Incremental Revolving Commitment”: as defined in Section 2.25(a).

“Incremental Term Loan”: as defined in Section 2.25(a).

“Incremental Term Loan Commitment”: as defined in Section 2.25(a).

“Incremental Term Loan Funding Office”:  the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“Incremental Term Loan Lender”:  each Lender that has an Incremental Term Loan Commitment or that holds an Incremental Term Loan.

“Incremental Term Loan Note”:  a promissory note in the form of Exhibit G-2, as it may be amended, supplemented or otherwise modified from time to time.

“Incremental Term Loan Percentage”: as to any Incremental Term Loan Lender (x) prior to the funding of the Incremental Term Loans (if any), the percentage which such Lender’s Incremental Term Loan Commitments then constitutes of the aggregate Incremental Term Loan Commitments and (y) following the funding of the Incremental Term Loans (if any), the percentage which the sum of such Lender’s funded Incremental Term Loans and unfunded Incremental Term Loan Commitments then constitutes of the aggregate principal amount of the outstanding Incremental Term Loans and unfunded Incremental Term Loan Commitments.

“Indebtedness”:  of any Person at any date, without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) current trade payables incurred in the ordinary course of such Person’s business, (ii) [reserved], and (iii) purchase price adjustments and indemnity obligations in each case until such time as the amount of the asserted payment is reasonably determined and not contested in good faith); (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Capital Lease Obligations and all Synthetic Lease Obligations of such Person; (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Capital Stock, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and (j) the net obligations of such Person in respect of Swap Agreements.   The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.  The amount of any Indebtedness that is only recourse to specific assets of a given Loan Party shall be deemed to be equal to the lesser of (x) the principal amount of such Indebtedness and (y) the fair market value of the assets of such

Loan Party to which such Indebtedness has recourse.  The amount of any net obligation under any Swap Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes”:  (a) Taxes imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes, in each case other than Excluded Taxes.

“Indemnitee”:  as defined in Section 10.5.

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvency Proceeding”:  (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including any Debtor Relief Law.

“Insolvent”:  pertaining to a condition of Insolvency.

“Insurance Loss Addback”:  with respect to any calculation period, the amount of any loss incurred during such period for which there is insurance or indemnity coverage and for which a related insurance or indemnity recovery is not recorded in accordance with GAAP, but for which such insurance or indemnity recovery is reasonably expected to be received by Holdings or one of its Subsidiaries that is a Loan Party in a subsequent calculation period and within one (1) year of the date of the underlying loss.

“Intellectual Property”:  as defined in the Guarantee and Collateral Agreement.

“Intercreditor Agreement”: as defined in Section 7.2(t).

“Interest Payment Date”:  (a) as to any ABR Loan (including Swing Loans), the first day of each calendar quarter (commencing January 1, 2021 (subject to Section 2.15(d))) to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three (3) months or less, the last Business Day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three (3) months, each day that is three (3) months (or, if such date is not a Business Day, the Business Day next succeeding such date) after the first day of such Interest Period and the last Business Day of such Interest Period, and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”:  with respect to any Eurodollar Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the conversion date on which an ABR Loan is converted to the Eurodollar Loan and ending on the date one, two, three or six months (and, to the extent available to all relevant Lenders, 12 months) thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(a)                                 if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b)                                 any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                                  no Interest Period for an Incremental Term Loan or any portion thereof shall extend beyond the last scheduled payment date therefor and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date.

“Investments”:  as defined in Section 7.7.

“IRS”:  the Internal Revenue Service, or any successor thereto.

“Issue”:  with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing.  The terms “Issued” and “Issuance” have correlative meanings.

“ISP”:  with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“L/C Exposure” means, at any time, with respect to any Revolving Lender, the sum of such Revolving Lender’s participation interest in (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (ii) the aggregate principal amount of all L/C Reimbursement Obligations in respect of Letters of Credit which have been drawn and are required to be reimbursed pursuant to Section 3.1(e).

“L/C Issuer”:  Capital One and any Lender or an Affiliate thereof or a bank or other legally authorized Person that agrees to act as an issuer of Letters of Credit hereunder, in such capacity, in each case, reasonably acceptable to Administrative Agent.

“L/C Reimbursement Agreement”:  as defined in Section 3.1(a)(iii).

“L/C Reimbursement Date”:  as defined in Section 3.1(e).

“L/C Reimbursement Obligation”:  for any Letter of Credit, the obligation of the Borrower to the L/C Issuer thereof or to Administrative Agent, as and when matured, to pay all amounts drawn under such Letter of Credit.  For example, the aggregate amount of L/C Reimbursement Obligations with respect to an undrawn $100 Letter of Credit would be equal to $100.

“L/C Request”:  as defined in Section 3.1(b).

“L/C Sublimit”:  as defined in Section 3.1(a)(i).

“Lead Arrangers”:  Capital One, JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA, in their roles as joint lead arrangers and joint bookrunners.

“Lenders”:  as defined in the preamble hereto; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any L/C Issuer.

“Letter of Credit”:  documentary or standby letters of credit Issued (or, in the case of any Existing Letter of Credit, deemed to be Issued) for the account of the Borrower by L/C Issuers pursuant to Section 3.1(a) hereof, and bankers’ acceptances issued by the Borrower in connection therewith.

“Letter of Credit Fee”:  as defined in Section 2.6(c).

“Letter of Credit Obligations”:  all outstanding obligations incurred by Administrative Agent and Lenders, whether direct or indirect, contingent or otherwise, due or not due, in connection with the Issuance of Letters of Credit at the request of the Borrower by L/C Issuers or the purchase of a participation as set forth in Section 3.1 with respect to any Letter of Credit.  The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Administrative Agent and Lenders thereupon or pursuant thereto.

“Liabilities”:  means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR”:  as defined in the definition of “Eurodollar Base Rate.”

“Lien”:  any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition”:  any acquisition by the Borrower or one or more of its Subsidiaries permitted pursuant to the Loan Documents whose consummation is not conditioned on (a) the availability of, or on obtaining, third party financing or (b) the permissibility of such acquisition under the Loan Documents.

“Limited Condition Acquisition Agreement”:  as defined in Section 1.4.

“Loan”:  any loan made or maintained by any Lender pursuant to this Agreement.

“Loan Documents”:  this Agreement, the Security Documents, the Notes, the Fee Letters, the Solvency Certificate, each L/C Reimbursement Agreement, each Compliance Certificate, each Notice of Borrowing, each Notice of Conversion/Continuation, any other documents related thereto signed by a Loan Party in favor of the Administrative Agent and/or any Lender in connection with this Agreement and/or Bank Services so long as such document is expressly designated in writing by such Loan Party as a “Loan Document”, and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 3.10, and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Funding Office”:  the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“Loan Parties”:  each Group Member that is a party to a Loan Document.

“LTM Consolidated Adjusted EBITDA”: as of any date of determination, the aggregate amount of Consolidated Adjusted EBITDA for the period of the most recent four consecutive fiscal quarters of Holdings and its consolidated Subsidiaries ending prior to the date of such determination for which financial statements have been delivered pursuant to Section 6.1(a) or (b) (determined for any fiscal quarter (or portion thereof) ending prior to the Effective Date, on a pro forma basis to give effect to the Transactions as if they had occurred at the beginning of such four quarter period).

“Management Investors”:  the current or former management members, officers, directors, employees and other members of the management of TopCo or any other Parent Company, Holdings, the Borrower or any of their respective Subsidiaries, or family members or relatives of any of the foregoing (provided that, solely for purposes of the definition of “Permitted Holders”, such relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Borrower, which determination shall be conclusive), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of TopCo or any other Parent Company, Holdings, the Borrower or any of their respective Subsidiaries (including any options, warrants or other rights in respect thereof).

“Majority Revolving Lenders”:  at any time, (a) if only one Revolving Lender holds the Total Revolving Commitments at such time, such Revolving Lender, both before and after the termination of such Revolving Commitment; and (b) if more than one Revolving Lender holds the Total Revolving Commitment, at least two Revolving Lenders who hold more than 50% of the Total Revolving Commitments or, at any time after the termination of the Revolving Commitments when such Revolving Commitments were held by more than one Revolving Lender, at least two Revolving Lenders who hold more than 50% of the Total Revolving Extensions of Credit then outstanding (including, without duplication, any drawn but unreimbursed L/C Reimbursement Obligations)); provided that the Revolving Commitments of, and the portion of the Revolving Loans and Letter of Credit Obligations as held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Revolving Lenders; provided further that a Lender and its Affiliates shall be deemed one Lender.

“Market Capitalization”: an amount equal to (i) the total number of issued and outstanding shares of capital stock of the Borrower, Holdings, Topco or any other Parent Company on the date of declaration of the relevant dividend multiplied by (ii) the arithmetic mean of the closing prices per share of such capital stock on the New York Stock Exchange (or, if the primary listing of such capital stock is on another exchange, on such other exchange) for the thirty (30) consecutive trading days immediately preceding the date of declaration of such dividend.

“Material Adverse Effect”:  (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities or financial condition of Holdings and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies, taken as a whole, of the Administrative Agent or any Lender under the Loan Documents, or of the ability of Holdings and its Subsidiaries to perform their payment or other material obligations under any Loan Document to which any is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of the Loan Documents, taken as a whole, to which it is a party (other than to the extent resulting from an action or failure to act by the Administrative Agent or any Lender).

“Materials of Environmental Concern”:  any substance, material or waste that is defined, regulated, governed or otherwise characterized under any Environmental Law as hazardous or toxic or as a pollutant or contaminant (or by words of similar meaning and regulatory effect), any petroleum or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, toxic or harmful molds or fungus, and radioactivity, radiofrequency radiation at levels known to be hazardous to human health and safety.

“Minority Lender”:  as defined in Section 10.1(b).

“Moody’s”:  Moody’s Investors Service, Inc. and its successors and assigns.

“Multiemployer Plan”:  a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”:  (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien granted under a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid and the Borrower’s reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by or with respect to the Borrower or any Guarantor in connection with such Asset Sale or Recovery Event in the taxable year that such Asset Sale or Recovery Event (including any tax distribution to Holdings permitted under Section 7.6(e)) is consummated, the computation of which shall, in each such case, take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes and, with respect to any Asset Sale, net of amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“New Incremental Term Loans”: as defined in Section 2.25.

“Non-Consenting Lender”:  any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Affected Lenders in accordance with the terms of Section 10.1 and (b) has been approved by the Required Lenders (or a majority of the relevant group of Affected Lenders).

“Non-Defaulting Lender”:  at any time, each Lender that is not a Defaulting Lender at such time.

“Not Otherwise Applied” means, with reference to the amount of any Net Cash Proceeds of any issuance of Capital Stock and/or the amount of any capital contribution to the Borrower, that such amount was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was contingent on the receipt or availability of such amount.

“Note”:  an Incremental Term Loan Note, a Swingline Note or a Revolving Loan Note.

“Notice of Borrowing”:  a notice substantially in the form of Exhibit J.

“Notice of Conversion/Continuation”:  a notice substantially in the form of Exhibit K.

“Obligations”:  the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to the Administrative Agent, the L/C Issuer, the Swing Lender, any other Lender, any Bank Services Provider, and any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Bank Services Agreement, the Letters of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, payment obligations, fees, indemnities, costs, expenses (including all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent, any L/C Issuer, the Swing Lender, any Bank Services Provider under a Bank Services Agreement, and any Qualified Counterparty under a Specified Swap Agreement that are required to be paid by any Loan Party pursuant any Loan Document, Bank Services Agreement or Specified Swap Agreement) or otherwise.

“OFAC”:  as defined in Section 4.23(a).

“Organizational Documents”:  with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (e) in any other case, the functional equivalent of the foregoing.

“Other Connection Taxes”:  with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”:  all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20).

“Parent Company”: any Person of which Holdings becomes a direct or indirect Subsidiary, including TopCo.

“Participant”:  as defined in Section 10.6(d).

“Participant Register”:  as defined in Section 10.6(d).

“Patriot Act”:  the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Title III of Pub. L. 107-56, signed into law October 26, 2001, as amended.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Funding Rules”:  the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Single Employer Plans and Multiemployer Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Permitted Acquisition”:  as defined in Section 7.7(i).

“Permitted Holders”:  any of the following:  (a) the Sponsor, (b) any of the Management Investors, (c) any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Effective Date) of which any of the Persons specified in clause (a) or (b) above is a member (provided that (without giving effect to the existence of such “group” or any other “group”) one or more of such Persons collectively have beneficial ownership, directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of Holdings or the Relevant Parent Entity, as applicable, held by such “group”), and any other Person that is a member of such “group”; and (d) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Capital Stock of Holdings or the Relevant Parent Entity, as applicable.

“Permitted Refinancing”: Indebtedness constituting a refinancing or extension of Indebtedness permitted under Section 7.2(d), (e), (h), (q), (s) and/or (t) that:

(a)                                 has an aggregate outstanding principal amount and, in respect of any deferred draw or revolving Indebtedness, an aggregate committed principal amount not greater than the aggregate outstanding principal amount or aggregate committed principal amount (whichever is higher) of the Indebtedness being refinanced or extended, except by an amount equal to (x) the unpaid accrued interest and premium thereon, defeasance costs and other reasonable amounts paid and fees and expenses incurred in connection therewith and (y) the principal amount of Indebtedness permitted to be incurred under another clause of Section 7.2 (and, if clause (y) is applicable, such Indebtedness reduces the amount available under such other clause of Section 7.2);

(b)                                 other than with respect to Indebtedness of the type described in Section 7.2(e), has a weighted average life to maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended;

(c)                                  is not entered into as part of a sale leaseback transaction;

(d)                                 is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended (it being understood that individual financings of specific equipment provided by one lender may be cross collateralized to other financings of specific equipment provided by such lender or its affiliates);

(e)                                  the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended;

(f)                                   is payment and/or lien subordinated to the Obligations at least to the same extent and in the same manner as the Indebtedness being refinanced or extended; and

(g)                                  is otherwise on terms no less favorable to the Loan Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.

“Permitted Seller Debt”:  unsecured Indebtedness (other than earn-outs) owing to sellers of assets or Capital Stock by Holdings or any of its Subsidiaries that is incurred by Holdings or the applicable Subsidiary in connection with the consummation of one or more Permitted Acquisitions or other Investments permitted under Section 7.7 so long as (a) with respect to any such Indebtedness that requires payment of cash interest or principal payments while any Obligations remain outstanding, the aggregate principal amount for all such unsecured Indebtedness does not exceed $15,000,000 at any one time outstanding and such Indebtedness is otherwise on terms and conditions, including subordination terms, reasonably acceptable to the Administrative Agent, and (b) any such Indebtedness is subordinated to the Obligations.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”:  at a particular time, any employee benefit plan that is covered by ERISA that Borrower sponsors or maintains, or with respect to which Borrower has any liability or obligation (including on account of a Commonly Controlled Entity).

“Projections”:  as defined in Section 6.2(c).

“Properties”:  as defined in Section 4.17(a).

“PTE”:  a prohibited transaction class exemption issued by the U.S. Department of Labor as any such exemption may be amended from time to time.

“QFC”:  has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified Counterparty”:  a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Specified Swap Agreement) who has entered into a Specified Swap Agreement with a Loan Party (other than Holdings).

“Qualified IPO”:  the issuance by the Borrower, Holdings, TopCo or any Relevant Parent Entity of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) and such Capital Stock are listed on a nationally-recognized stock exchange in the United States.

“Relevant Parent Entity”: any Parent Company that is not a Subsidiary of any other Parent Company.

“Recipient”:  the Administrative Agent or a Lender, as applicable.

“Recovery Event”:  any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member or any tax refund finally received by a Loan Party.

“Register”:  as defined in Section 10.6(c).

“Regulation S-X”:  Regulation S-X promulgated under the Securities Act.

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“Related Parties”:  with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, attorneys, and advisors (including each insurance, environmental, legal, financial and other advisor) of such Person and of such Person’s Affiliates.

“Replacement Lender”:  as defined in Section 2.20.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under applicable regulations.

“Required Lenders”:  at any time, (a) if only one Lender holds the outstanding Incremental Term Loans (if any) and the Revolving Commitments, such Lender; and (b) if more than one Lender that is not a Defaulting Lender holds the outstanding Incremental Term Loans (if any) and Revolving Commitments, then at least two such Lenders who hold more than 50% of the sum of (i) the aggregate unpaid principal amount of the Incremental Term Loans (if any) then outstanding, and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; provided that for the purposes of this clause (b), the outstanding principal amount of the Incremental Term Loans (if any) held by any Defaulting Lender and the Revolving Commitments of, and the portion of the Revolving Loans, Letter of Credit Obligations and participations in Swing Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that a Lender and its Affiliates shall be deemed one Lender.

“Requirement of Law”:  as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority”:  an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”:  the chief executive officer, president, vice president, chief financial officer, treasurer, controller or comptroller or any other executive officer of any Person, as applicable, or other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement and shall include any secretary or assistant secretary of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer, president, vice president of finance, controller or comptroller of such Person, as applicable.

“Restricted Debt”:  as defined in Section 7.19.

“Restricted Debt Payments”:  as defined in Section 7.19.

“Restricted Payments”:  as defined in Section 7.6.

“Restricted Payment/Restricted Debt Payment Conditions”:  with respect to any Restricted Payment made pursuant to Section 7.6(i) or (k) or any Restricted Debt Payment made pursuant to Section 7.19(e) or (f), that:

(a)                                 (x) in the case of any Restricted Payment made pursuant to Section 7.6(i) or any Restricted Debt Payment made pursuant to Section 7.19(e), no Event of Default shall have occurred and be continuing at the time such Restricted Payment or Restricted Debt Payment is made or would result therefrom (except to the extent funded with amounts included in clause (iii) of the definition of “Available Amount”) and (y) in the case of any Restricted Payment made pursuant to Section 7.6(k) or any Restricted Debt Payment made pursuant to Section 7.19(f), no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or Restricted Debt Payment is made or would result therefrom,

(b)                                 with respect to Restricted Payments paid under Section 7.6(k) and Restricted Debt Payments paid under Section 7.19(f), immediately after giving effect to such Restricted Payment or Restricted Debt Payment, Holdings and its Subsidiaries shall have a trailing four quarter Total Net Leverage Ratio, measured on a pro forma basis as if such Restricted Payment or Restricted Debt Payment (and any Indebtedness incurred in connection therewith) was paid or outstanding as of the last day of the most recently ended fiscal quarter for which financial statements were required to be delivered under Section 6.1(a) or (b) of not more than 3.00:1.00,

(c)                                  with respect to Restricted Payments paid from Available Amount under Section 7.6(i) and Restricted Debt Payments paid from Available Amount under Section 7.19(e) (except to the extent funded with amounts included in clause (iii) of the definition of Available Amount), immediately after giving effect to such Restricted Payment or Restricted Debt Payment, Holdings and its Subsidiaries shall have a trailing four quarter Total Net Leverage Ratio, measured on a pro forma basis as if such Restricted Payment or Restricted Debt Payment (and any Indebtedness incurred in connection therewith) was paid or outstanding as of the last day of the most recently ended fiscal quarter for which financial statements were required to be delivered under Section 6.1(a) or (b), of not more than 3.50:1.00 and

(d)                                 Holdings shall have delivered to the Administrative Agent contemporaneously with the payment of such Restricted Payment or Restricted Debt Payment a certificate of a Responsible Officer certifying as to the satisfaction of the applicable specific conditions set forth in clauses (a) through (c) and attaching pro forma calculations demonstrating compliance with clause (b) or (c), as applicable, above.

“Revolving Commitment”:  as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit and Swing Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1B or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof (including in connection with assignments permitted hereunder).  The original amount of the Total Revolving Commitments on the Effective Date is $150,000,000.

“Revolving Commitment Period”:  the period after the Effective Date (but not including the Effective Date), to the Revolving Termination Date.

“Revolving Extensions of Credit”:  as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, plus (b) such Lender’s then outstanding L/C Exposure, plus (c) such Lender’s then outstanding participation in Swing Loans.

“Revolving Facility”:  the Revolving Commitments and the extensions of credit made thereunder.

“Revolving Lender”:  each Lender that has a Revolving Commitment or that holds Revolving Loans or participations in Swing Loans or Letter of Credit Obligations.

“Revolving Loan” and “Revolving Loans”:  as defined in Section 2.4(a).

“Revolving Loan Funding Office”:  the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“Revolving Loan Note”:  a promissory note in the form of Exhibit G-1, as it may be amended, supplemented or otherwise modified from time to time.

“Revolving Percentage”:  as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Revolving Extensions of Credit then outstanding.

“Revolving Termination Date”:  October 1, 2025.

“S&P”:  Standard & Poor’s Ratings Group, Inc. and its successors and assigns.

“Sale Leaseback Transaction”:  any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions a Loan Party sells substantially all of its right, title and interest in any property and, in connection therewith, acquires, leases or licenses back the right to use all or a material portion of such property.

“Sanctioned Country”:  as defined in Section 4.23(a).

“Sanctions”:  as defined in Section 4.23(a).

“SDN List”:  as defined in Section 4.23(a).

“SEC”:  the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Second Lien/Unsecured Debt Incurrence Conditions”:  with respect to any Indebtedness incurred pursuant to Section 7.2(t), that (a) no Default or Event of Default shall have occurred and be continuing at the time of such transaction or would result therefrom and (b) immediately after giving pro forma effect to such transaction (and without netting the cash proceeds of such Indebtedness for purposes of clause (y) of the definition of “Consolidated Total Net Indebtedness”), Holdings and its Subsidiaries shall have a trailing four quarter Total Net Leverage Ratio of not more than 3.50:1.00.

“Secured Parties”:  the collective reference to the Administrative Agent, the Lenders (including any L/C Issuer in its capacity as L/C Issuer and the Swing Lender), each Bank Services Provider and any Qualified Counterparties.

“Secured Swap Agreement Obligations”:  as to any Person, all obligations, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), of a Loan Party arising under any Specified Swap Agreement.

“Securities Act”:  the Securities Act of 1933, as amended from time to time and any successor statute.

“Security Documents”:  the collective reference to the Guarantee and Collateral Agreement, any Control Agreements, and all other documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Senior Officer”:  the chief executive officer, president, vice president, chief financial officer, treasurer of any Person, as applicable.

“Single Employer Plan”:  any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Solvency Certificate”:  the Solvency Certificate, dated the Effective Date, delivered to the Administrative Agent pursuant to Section 5.1(p), which Solvency Certificate shall be in substantially the form of Exhibit H.

“Solvent”:  when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured in the ordinary course, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature in the ordinary course.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Event of Default”:  any Event of Default under Section 8.1(a) or, solely with respect to the Borrower or Holdings, Section 8.1(f).

“Specified Investment”:  any Permitted Acquisition and/or any Investment permitted by Sections 7.7(p), (t), (u), (w) and/or (x).

“Specified Representation”:  with respect to any Limited Condition Acquisition, the representations and warranties of the Loan Parties prior to giving effect to such Limited Condition Acquisition set forth in Sections 4.3(a), 4.3(b), 4.4, 4.5, 4.11, 4.14 (other than with respect to the second sentence thereof), 4.16, 4.19, 4.20 (other than with respect to the second sentence thereof), 4.23 and 4.26.

“Specified Swap Agreement”:  any Swap Agreement between a Loan Party (other than Holdings) and a Qualified Counterparty, in effect on the Effective Date or entered into thereafter, to the extent that (x) Capital One, National Association or any of its Affiliates is the Qualified Counterparty or (y) the Borrower and such Qualified Counterparty have notified Administrative Agent in writing of the intent to include the obligations of such Loan Party arising under such Swap Agreement as Secured Swap Agreement Obligations, and such Qualified Counterparty shall have acknowledged and agreed to the terms contained herein applicable to Secured Swap Agreement Obligations.

“Sponsor”:  Providence Equity Partners LLC and its Control Investment Affiliates.

“Subordinated Indebtedness”:  the Indebtedness of any Loan Party that is subordinated to the Obligations pursuant to a subordination agreement containing subordination terms (including payment, lien and remedies subordination terms, as applicable) reasonably acceptable to the Required Lenders and Administrative Agent.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a, direct or indirect, Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor”:  each Subsidiary of the Borrower or Holdings (other than Borrower and any Excluded Subsidiary) that guarantees the Obligations.

“Surety Indebtedness”:  as of any date of determination, indebtedness (contingent or otherwise) owing to sureties arising from bid, performance or surety bonds issued on behalf of Holdings and its Subsidiaries as support for, among other things, their contracts with customers, each in the ordinary course of business, whether such indebtedness is owing directly or indirectly by Holdings and its Subsidiaries.

“Swap Agreement”:  any agreement with respect to any swap, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower and its Subsidiaries shall be deemed to be a “Swap Agreement.”

“Swap Termination Value”:  in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Qualified Counterparty).

“Swingline Commitment”:  $5,000,000.

“Swing Lender”:  each in its capacity as Swing Lender hereunder, Capital One or, upon the resignation of Capital One as Administrative Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of Administrative Agent (or, if there is no such successor Administrative Agent, the Required Lenders) and the Borrower, to act as the Swing Lender hereunder.

“Swing Loan”:  as defined in Section 3.2(a).

“Swingline Note”:  a promissory note of the Borrower payable to the Swing Lender, in substantially the form of Exhibit G-3 hereto, as it may be amended, supplemented or otherwise modified from time to time.

“Swingline Request”:  as defined in Section 3.2(b).

“Synthetic Lease Obligation”:  the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes”:  all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TopCo”: DoubleVerify Holdings, Inc..

“Total Net Leverage Ratio”:  as of any date of determination, the ratio of (a) Consolidated Total Net Indebtedness as of such date, divided by (b) Consolidated Adjusted EBITDA for the most recently ended twelve month period for which financial statements have been delivered pursuant to Section 6.1(a) or (b), as applicable.

“Total Revolving Commitments”:  at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”:  at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Trade Date”:  is defined in Section 10.6(b)(i)(B).

“Transactions”:  the initial borrowings hereunder on the Effective Date.

“Transferee”:  any assignee or Participant.

“Type”:  as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“UK Financial Institution”:  any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”:  the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfriendly Acquisition”:  any acquisition that has not, at the time of the first public announcement of an offer relating thereto, been approved by the board of directors (or other legally recognized governing body) of the Person to be acquired; except that with respect to any acquisition of a non-U.S. Person, an otherwise friendly acquisition shall not be deemed to be unfriendly if it is not customary in such jurisdiction to obtain such approval prior to the first public announcement of an offer relating to a friendly acquisition.

“Uniform Commercial Code” or “UCC”:  the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York, or as the context may require, any other applicable jurisdiction.

“United States” or “U.S.”:  the United States of America.

“U.S. Person”:  any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime”:  as defined in Section 10.21.

“U.S. Tax Compliance Certificate”:  as defined in Section 2.17(f).

“Withholding Agent”:  as applicable, any of any applicable Loan Party and the Administrative Agent, as the context may require.

“Write-Down and Conversion Powers”:  (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-in Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-in Legislation that are related to or are ancillary to any of those powers.

1.2                               Other Definitional Provisions.

(a)                                 Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)                                 As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), provided that (x) any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be “incurred” by such Subsidiary at the time it becomes a Subsidiary, (y) accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, will be deemed not to be an “incurrence” of Indebtedness and (z)  any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed “incurred” at the time of original issuance of the Indebtedness at the original principal amount thereof, (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (vi) references to any law (including by succession of comparable successor laws) shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law and (vii) references to agreements (including this Agreement) or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, amended and restated, refinanced or otherwise modified from time to time.  Notwithstanding the foregoing, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value” and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(c)                                  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)                                  Any Responsible Officer executing any Loan Document or any other certificate or other document made or delivered pursuant hereto or thereto, so executes or certifies in his/her capacity as a Responsible Officer on behalf of the applicable Loan Party and not in an individual capacity.

(f)                                   The outstanding amount of any Investment shall mean the original cost of such Investment plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayment in cash of principal in the case of any Investment in the form of a loan or advance and any return of capital received by the investor in cash in the case of any equity Investment (but not in excess of the amount of the relevant initial Investment).

(g)                                  When the performance of any covenant, duty or obligation is stated to be due or required on or prior to a specified date (including any date that is tied to a number of days before or after the occurrence of one or more events) which is not a Business Day (including reporting obligations and obligations relating to the provision and/or maintenance of collateral and/or guarantees that are due on a specified date (including any date that is tied to a number of days before or after the occurrence of one or more events), but excluding, for the avoidance of doubt, the obligations of the Group Members to comply with the obligations set forth in Section 7), the date of such performance shall extend to the immediately succeeding Business Day; it being understood that payments are governed by Section 2.15(d).

(h)                                 Any reference herein or in any other Loan Document to (i) a transfer, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or a limited partnership, or an allocation of assets to a series of a limited liability company or a limited partnership, including as contemplated under Section 18-217 of the Delaware Limited Liability Act for limited liability companies formed under Delaware law (collectively, a “Division”), as if it were a transfer, assignment, sale or transfer, or similar term, as applicable, to a separate Person, (ii) a merger, consolidation, amalgamation or consolidation, or similar term, shall be deemed to apply to a Division, or an allocation of assets to a series of a limited liability company or a limited partnership, or the unwinding of such a Division or allocation, as if it were a merger, consolidation, amalgamation or consolidation or similar term, as applicable, with a separate Person and (iii) if any new Person comes into existence in connection with a Division, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

1.3                               Rounding.

Any financial ratios required to be maintained by Holdings and its Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

1.4                               Limited Condition Acquisitions.

(a)                                 In the case of (i) the incurrence of any Indebtedness (other than Indebtedness under the Revolving Commitment or any Incremental Facility, which shall remain subject to the terms and conditions thereof with respect to the impact, if any, of any Limited Condition Acquisition) or Liens or the making of any Investments (other than a Permitted Acquisition which shall remain subject to the terms and conditions thereof with respect to the impact, if any, of any Limited Condition Acquisition) or consolidations, mergers or other fundamental changes pursuant to Section 7.4 or Restricted Payments pursuant to Section 7.6 or Restricted Debt Payments pursuant to Section 7.19 or Dispositions pursuant to Section 7.5, in each case, in connection with a Limited Condition Acquisition or (ii) determining compliance with representations and warranties, the occurrence of any Default or Event of Default (other than a Default or Event of Default (solely with respect to the Borrower or Holdings) under Section 8.1(a) or Section 8.1(f)) and/or compliance with any cap expressed as a percentage of Consolidated Adjusted EBITDA, in each case, in connection with a Limited Condition Acquisition (other than for purposes of the borrowing of Indebtedness under the Revolving Commitment or any Incremental Facility, each of which shall remain subject to the terms and conditions thereof with respect to the impact, if any, of any Limited Condition Acquisition), at the Borrower’s option, the relevant ratios and baskets and whether any such action is permitted hereunder shall be determined as of the date a definitive acquisition agreement for such Limited Condition Acquisition (a “Limited Condition Acquisition Agreement”) is entered into, and calculated as if such Limited Condition Acquisition (and any other pending Limited Condition Acquisition) and other pro forma events in connection therewith (and in connection with any other pending Limited Condition Acquisition), including the incurrence of Indebtedness, were consummated on or prior to such date; provided that if the Borrower has made such an election, then in connection with the calculation of any ratio or basket with respect to the making of any Restricted Payments or Restricted Debt Payments on or following such date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the Limited Condition Acquisition Agreement for such Limited Condition Acquisition is terminated, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition (and any other pending Limited Condition Acquisition) and other pro forma events in connection therewith (and in connection with any other pending Limited Condition Acquisition), including any incurrence of Indebtedness, both have been consummated and have not been consummated.

(b)                                       Notwithstanding anything set forth herein to the contrary, any determination in connection with a Limited Condition Acquisition of compliance with representations and warranties or as to the occurrence or absence of any Default or Event of Default hereunder as of the date of the applicable Limited Condition Acquisition Agreement (rather than the date of consummation of the applicable Limited Condition Acquisition), shall not be deemed to constitute a waiver of or consent to any breach of representations and warranties hereunder or any Default or Event of Default hereunder that may separately exist at the time of consummation of such Limited Condition Acquisition (it being understood and agreed for the avoidance of doubt that if, pursuant to Section 1.4(a) above or any other provision of this Agreement, any representation or warranty is made or the existence of any Default or Event of Default is tested at the time of the entry into the relevant Limited Condition Acquisition Agreement, this Section 1.4(b) shall not be deemed to give rise to a requirement to make any representation or warranty or determine the existence of any Default or Event of Default at the time of the consummation of the relevant Limited Condition Acquisition).

1.5                               Foreign Exchange Calculations.

(a)                                       For purposes of any determination under Section 6, Section 7 (other than Section 7.1 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder) and/or Section 8 with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement, (any of the foregoing, a “specified transaction”), in a currency other than Dollars, (i) the Dollar equivalent amount of a specified transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower) for such foreign currency, as in effect at 11:00 a.m. (London, England time) on the date of such specified transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date that such Indebtedness was (x) incurred (in the case of any term Indebtedness) or (y) first committed (in the case of any revolving or deferred draw Indebtedness); provided, that if any Indebtedness is incurred (and, if applicable, Liens granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Liens granted) does not exceed the outstanding principal amount or, with respect to any revolving Indebtedness, committed amount, of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred or payable in connection with such refinancing or replacement, (y) any existing commitment unutilized thereunder and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i); it being understood and agreed for the avoidance of doubt that the determination of exchange rates for the calculation of compliance with Section 7.1 and any financial ratio for purposes of taking any action hereunder is governed by clause (b) below.

(b)                                       For purposes of Section 7.1 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 6.1(a) or (b), as applicable, (or most recently delivered with respect to any date of determination that is not the last day of a Fiscal Quarter) for the relevant period.

SECTION 2
AMOUNT AND TERMS OF COMMITMENTS

2.1                               [Reserved].

2.2                               [Reserved].

2.3                               [Reserved].

2.4                               Revolving Commitments.

(a)                                 Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (each, a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount with respect to all such Revolving Extensions of Credit of such Lender at any one time outstanding do not exceed the amount of such Lender’s Revolving Commitment.  In addition, the amount of the Total Revolving Extensions of Credit outstanding at such time shall not exceed the Total Revolving Commitments in effect at such time.  During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and re-borrowing, all in accordance with the terms and conditions hereof.  The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.10.  Notwithstanding the foregoing and for the avoidance of doubt, on the Effective Date, the Revolving Loans made by Capital One under and as defined in the Existing Credit Agreement (the “Existing Revolving Loans”) shall be continued or “rolled over” as Revolving Loans under this Agreement, and on the Effective Date, Capital One shall be deemed to have assigned to each Revolving Lender a portion of such Existing Revolving Loans in an amount equal to its Revolving Percentage thereof.  For the avoidance of doubt, on the Effective Date, the Term Loans under and as defined in the Existing Credit Agreement shall be deemed to be paid, discharged and satisfied in full.

(b)                                 The Borrower shall repay all outstanding Revolving Loans and Swing Loans on the Revolving Termination Date.

2.5                               Procedure for Revolving Loan Borrowing .  The Borrower may borrow up to the Available Revolving Commitment under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M., Eastern time, (a) three (3) Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one (1) Business Day prior to the requested Borrowing Date, in the case of ABR Loans (provided that any such Notice of Borrowing of ABR Loans under the Revolving Facility to finance payments under Section 3.1 may be given not later than 10:00 A.M., Eastern time, on the date of the proposed borrowing), in each such case specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date, (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor, and (iv) instructions for remittance of the proceeds of the applicable Loans to be borrowed.   Each borrowing under the Revolving Commitments shall be in an amount equal to, in the case of ABR Loans, $100,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $100,000, such lesser amount).  Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof.  Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the applicable Loan Funding Office prior to 12:00 noon, Eastern time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrower by the Administrative Agent crediting such account as is designated in writing to the Administrative Agent by the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders, and in like funds as received by the Administrative Agent.  In lieu of delivering a written notice, the Borrower may give the Administrative Agent telephonic notice by the required time of any proposed borrowing under this Section 2.5; provided that such notice shall be promptly confirmed in writing by delivery of a written notice to the Administrative Agent on or before the applicable funding date (but in any case prior to funding).

2.6                               Fees.

(a)                                 Fee Letters.  The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in the Fee Letters and to perform any other obligations contained therein.

(b)                                 Commitment Fee.  As additional compensation for the Total Revolving Commitments, the Borrower shall pay to the Administrative Agent for the account of the Revolving Lenders, a fee for the Borrower’s non-use of available funds under the Revolving Facility (the “Commitment Fee”), payable quarterly in arrears commencing on January 1, 2021 (subject to Section 2.15(d)), and on the first day of each calendar quarter occurring thereafter prior to the Revolving Termination Date, and on the Revolving Termination Date, in an amount equal to the Commitment Fee Rate multiplied by the average unused portion of the Total Revolving Commitments.  The unused portion of the Total Revolving Commitments, for purposes of this calculation, shall equal the difference between (i) the Total Revolving Commitments (as reduced from time to time), and (ii) the sum of the average for the period of the daily closing balance of the Revolving Loans outstanding, the aggregate undrawn amount of all outstanding Letters of Credit and the aggregate amount of all drawn and unreimbursed L/C Reimbursement Obligations.

(c)                                  Letter of Credit Fee.  The Borrower agrees to pay to Administrative Agent for the ratable benefit of the Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) without duplication of costs and expenses otherwise payable to Administrative Agent or Lenders hereunder or fees otherwise paid by the Borrower, all reasonable costs and expenses incurred by Administrative Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each calendar quarter during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product of the daily undrawn face amount of all outstanding Letters of Credit, multiplied by a per annum rate equal to the Applicable Margin with respect to Revolving Loans which are Eurodollar Loans.  Such fee shall be paid to Administrative Agent for the benefit of the Revolving Lenders in arrears, on the first day of each calendar quarter (commencing January 1, 2021 (subject to Section 2.15(d))) and on the date on which all L/C Reimbursement Obligations have been discharged.  In addition, the Borrower shall pay to Administrative Agent, any L/C Issuer or any prospective L/C Issuer, as appropriate, on demand, such L/C Issuer’s or prospective L/C Issuer’s customary fees at then prevailing rates, without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of such L/C Issuer or prospective L/C Issuer in respect of the application for, and the Issuance, negotiation, acceptance, amendment, transfer and payment of, each Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is Issued, in each case to the extent such L/C Issuer or prospective L/C Issuer is charging such amounts to similarly situated borrowers.

(d)                                 [Reserved]

(e)                                  [Reserved].

(f)                                   Fees Nonrefundable.  All fees payable under this Section 2.6 shall be fully earned on the date paid and nonrefundable.

2.7                               Termination or Reduction of Total Revolving Commitments.

(a)                                 The Borrower shall have the right, upon not less than three (3) Business Days’ written notice delivered to the Administrative Agent, to terminate the Total Revolving Commitments or, from time to time, to reduce the amount of the Total Revolving Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans to be made on the effective date thereof the amount of the Total Revolving Extensions of Credit then outstanding would exceed the Total Revolving Commitments then in effect (as so reduced); provided further that if such written notice indicates that the termination or the reduction, as applicable, of the Total Revolving Commitments is conditioned upon the occurrence of an event, such written notice may be revoked by written notice to the Administrative Agent on or prior to the date of the proposed termination or reduction if the relevant event has not occurred.  Any such reduction shall be in an amount equal to $100,000, or a whole multiple in excess thereof (or such lesser amount outstanding), and shall reduce permanently the Total Revolving Commitments then in effect; provided that, if in connection with any such reduction or termination of the Total Revolving Commitments a Eurodollar Loan is prepaid on any day other than the last day of the

Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18.  Any reduction of the Total Revolving Commitments shall be applied to the Revolving Commitments of each Lender according to its respective Revolving Percentage.  All fees accrued until the effective date of any termination of the Total Revolving Commitments shall be paid on the effective date of such termination.  A permanent reduction of the Total Revolving Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit or the Swingline Commitment; provided that the L/C Sublimit and/or the Swingline Commitment, as applicable, shall be permanently reduced by the amount thereof in excess of the Total Revolving Commitment.

(b)                                 [Reserved].

2.8                               Optional Prepayments.  The Borrower may at any time and from time to time prepay the Loans, in whole or in part, upon irrevocable notice delivered to the Administrative Agent no later than 10:00 A.M., Eastern time, three (3) Business Days prior thereto, in the case of Eurodollar Loans, and no later than 10:00 A.M., Eastern time, one (1) Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of the proposed prepayment; provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18; provided further that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing or another specified event, and/or otherwise conditioned upon the occurrence of an event, such notice of prepayment may be revoked if the financing is not consummated or the relevant event has not occurred; provided further, that prior written notice shall not be required with respect to any prepayment of Revolving Loans or Swing Loans.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid.  .

2.9                               [Reserved].

2.10                        Conversion and Continuation Options.

(a)                                 The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior notice in a Notice of Conversion/Continuation of such election no later than 10:00 A.M., Eastern time, on the Business Day preceding the proposed conversion date; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto (it being understood and agreed that the Borrower may convert any such Eurodollar Loans on another date as long as the Borrower makes any payments required under Section 2.18).  The Borrower may elect from time to time to convert ABR Loans (other than Swing Loans) to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice in a Notice of Conversion/Continuation of such election no later than 10:00 A.M., Eastern time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)                                 Subject to Sections 2.14 and 2.16, any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice in a Notice of Conversion/Continuation to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing; and provided further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.11                        Limitations on Eurodollar Tranches.  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to (i) with respect to Incremental Term Loans (if any), $500,000 or a whole multiple of $100,000 in excess thereof, and (ii) with respect to Revolving Loans, $100,000 or whole multiples in excess thereof; and (b) no more than eight (8) (or such greater number consented to by Administrative Agent) Eurodollar Tranches shall be outstanding at any one time.

2.12                        Interest Rates and Payment Dates.

(a)                                 Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin; provided, that Swing Loans may not be Eurodollar Loans.

(b)                                 Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)                                  (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) or any L/C Reimbursement Obligation owing shall not be reimbursed when due (including through a Revolving Loan under Section 3.1(f)), all outstanding Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.12 plus two percent (2.00%) (and the Letter of Credit Fee that would otherwise be applicable shall correspondingly be increased by two percent (2.00%)), and (ii) if all or a portion of any interest payable on any Loan or any unused line fee or other amount payable hereunder (including any Letter of Credit Fee) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus two percent (2.00%) (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus two percent (2.00%)), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such overdue amount is paid in full (as well after as before judgment).

(d)                                 Interest on the outstanding principal amount of each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.12(c) shall be payable from time to time on demand.

2.13                        Computation of Interest and Fees.

(a)                                 Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)                                 Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).

2.14                        Inability to Determine Interest Rate; Successor LIBOR.

(a)                                 If (i) Administrative Agent shall have determined in good faith that, by reason of circumstances affecting the relevant market or, in the Administrative Agent’s reasonable determination, otherwise, adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed Eurodollar Loan or (ii) the Required Lenders shall have determined that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, Administrative Agent will forthwith give notice of such determination to the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans hereunder shall be suspended until Administrative Agent revokes such notice in writing.  Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it.  If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as ABR Loans.

(b)

(i)                                     Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has provided (or posted) such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 2.14(b) will occur prior to the applicable Benchmark Transition Start Date.

(ii)                                  In connection with the implementation of a Benchmark Replacement, the Administrative Agent, with the consent of the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)                               The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent, the Borrower or Lenders pursuant to this Section 2.14(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14(b).

(iv)                              Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a

Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of ABR based upon LIBOR will not be used in any determination of ABR.

(v)                                 As used in this Section 2.14(b):

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than three quarters of one percent (0.75%), the Benchmark Replacement will be deemed to be three quarters of one percent (0.75%) for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent, with the consent of the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent, with the consent of the Borrower, decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent, with the consent of the Borrower, determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, with the consent of the Borrower, decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(1)                                 in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or;

(2)                                 in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(1)                                 a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2)                                 a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3)                                 a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 2.14(b) and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 2.14(b).

“Early Opt-in Election” means the occurrence of:

(1)                                 (i) a determination by the Administrative Agent or (ii) a notification by the Borrower to the Administrative Agent that the Borrower and the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.14(b), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2)                                 (i) the election by the Administrative Agent, (ii) the election by the Borrower and the Required Lenders, or (iii) the election by the Required Lenders, in each case, to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders, by the Borrower or written notice of such election to the Administrative Agent or by the Required Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(c)                                  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in connection with the implementation of any Benchmark Replacement, due consideration shall be given to the requirements imposed under proposed U.S. Treasury Regulations section 1.1001-6 and any successor regulations or guidance relating thereto, to the extent applicable, for the implementation of such Benchmark Replacement with such alternate rate of interest and any associated alteration not to be treated as a taxable exchange for U.S. federal income tax purposes, as determined pursuant to the agreement of the Borrower and the Administrative Agent, each acting reasonably.

2.15                        Pro Rata Treatment and Payments.

(a)                                 Each borrowing by the Borrower from the Revolving Lenders hereunder, each payment by the Borrower on account of any unused line fee and any reduction of the Revolving Commitments shall be made pro rata according to the Revolving Percentages.

(b)                                 Except as otherwise provided herein, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Incremental Term Loans (if any) shall be made pro rata according to the outstanding principal amount of the Incremental Term Loans (if any) then held by the respective Incremental Term Loan Lenders.  Except as otherwise provided herein, the amount of each mandatory principal prepayment of the Incremental Term Loan (if any) shall be applied to reduce the then remaining installments of the Incremental Term Loans (if any) on a pro rata basis.  The amount of each optional prepayment of the Incremental Term Loans (if any) shall be applied to the remaining installments of the Incremental Term Loans (if any) as directed by the Borrower.  Amounts prepaid on account of the Incremental Term Loans (if any) may not be re-borrowed.

(c)                                  Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.  For clarification, if a payment made by Borrower is less than the amount of principal and interest then due with respect to Incremental Term Loans (if any) and Revolving Loans on such date, such payment shall be applied in accordance with Section 8.3.

(d)                                 All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 10:00 A.M., Eastern time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the applicable Funding Office, in Dollars and in immediately available funds (it being understood that a payment received in full at any time on the date when due shall not result in a Default or Event of Default pursuant to Section 8.1(a)).  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (it being agreed and understood that to the extent such next succeeding Business Day falls in a new Fiscal Quarter, such payment shall be deemed made as of the last day of such immediately preceding Fiscal Quarter for purposes of calculating compliance with Section 7.1 only if such payment is actually made on such next succeeding Business Day).  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e)                                  Unless the Administrative Agent shall have been notified in writing by any Lender prior to the date of any borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent on such date in accordance with Section 2, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not in fact made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such corresponding amount with interest thereon, for each day from and including the date on which such amount is made available to the Borrower but excluding the date of payment to the Administrative Agent, at  a rate equal to the greater of (A) the federal funds rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(f)                                   Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Swing Lender or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower is making such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Swing Lender or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, the Swing Lender or L/C Issuer, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the federal funds rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  Nothing herein shall be deemed to limit the rights of Administrative Agent or any Lender against any Loan Party.

(g)                                  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Section 5.1 or Section 5.2 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(h)                                 The obligations of the Lenders hereunder to (i) make Incremental Term Loans (if any), (ii) make Revolving Loans, (iii) to fund its Letter of Credit Obligations and participations in Swing Loans, and (iv) make payments pursuant to Section 10.5(c), as applicable, are several and not joint.  The failure of any Lender to make any such Loan, to fund any such participation or to make any such payment under Section 10.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.5(c).

(i)                                     Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(j)                                    [Reserved].

(k)                                 If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on any Loan made by it or its Letter of Credit Obligations, as applicable (other than pursuant to a provision hereof providing for non-pro rata treatment), in excess of its Incremental Term Loan Percentage or Revolving Percentage, as applicable, of such payment on account of the Loans or participations obtained by all of the Lenders, upon becoming aware of such excess recovery, such Lender shall forthwith advise the Administrative Agent of the receipt of such payment, and within five (5) Business Days of such receipt purchase (for cash at face value) from the other relevant Incremental Term Loan Lenders (if any), Revolving Lenders or L/C Issuers, as applicable (through the Administrative Agent), without recourse, such participations in the relevant Incremental Term Loans (if any) or Revolving Loans made by them and/or Letter of Credit Obligations held by them, as applicable, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them in accordance with their respective Incremental Term Loan Percentages or Revolving Percentages, as applicable; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of the Borrower from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15(k) may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  No documentation other than notices and the like referred to in this Section 2.15(k) shall be required to implement the terms of this Section 2.15(k).  The Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.15(k) and shall in each case notify the relevant Lenders of Incremental Term Loans (if any), the Revolving Lenders or the L/C Issuers, as applicable, following any such purchase.  The provisions of this Section 2.15(k) shall not be construed to apply to (i) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (ii) the application of Cash Collateral provided for in Section 3.1(h), or (iii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Letter of Credit Obligations to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

(l)                                     Notwithstanding anything to the contrary in this Agreement, the Administrative Agent may, in its discretion at any time or from time to time, without the Borrower’s request and even if the conditions set forth in Section 5.2 would not be satisfied, upon written notice to the Borrower, make a Revolving Loan in an amount equal to the portion of the Obligations constituting interest and fees from time to time due and payable to itself, any Revolving Lender or the L/C Issuer, and apply the proceeds of any such Revolving Loan to those Obligations; provided that after giving effect to any such Revolving Loan, the aggregate outstanding Revolving Loans will not exceed the Total Revolving Commitments.

(m)                             If an Event of Default shall have occurred and be continuing, (i) at any time at the Administrative Agent’s or Required Lenders’ election, or (ii) upon the acceleration of the Obligations or other exercise of remedies in accordance with Section 8.2 hereof or the maturity of the Loans, the Administrative Agent shall apply any payments received in respect of the Obligations and all or any part of any proceeds of Collateral, in payment of the Obligations in accordance with Section 8.2 hereof.

2.16                        Illegality; Requirements of Law.

(a)                                 Illegality.   If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurodollar Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(b)                                 Requirements of Law.  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)                                     shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)                                  shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate); or

(iii)                               impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining Loans determined with reference to the Eurodollar Rate or of maintaining its obligation to make such Loans, or to increase the cost to such Lender or such other Recipient of issuing or participating in Letters of Credit, or to reduce any amount receivable or received by such Lender or other Recipient hereunder in respect thereof (whether in respect of principal, interest or any other amount), then, in any such case, upon the request of such Lender or other Recipient and delivery of the certificate described in Section 2.16(e) below, the Borrower shall promptly pay such Lender or other Recipient, as the case may be, any additional amounts necessary to compensate such Lender or other Recipient, as the case may be, for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(c)                                  If any Lender determines that any change in any Requirement of Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or Letter of Credit Obligations held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or such Lender’s holding company would have achieved but for such change in such Requirement of Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will, upon the request of and delivery of the certificate described in Section 2.16(e) below by such Lender or other Recipient, pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(d)                                 For purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives in connection therewith are deemed to have gone into effect and been adopted after the date of this Agreement, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a  change in any Requirement of Law, regardless of the date enacted, adopted or issued.

(e)                                  A certificate setting forth in reasonable detail the basis of and calculations of as to any additional amounts payable pursuant to paragraphs (b), (c), or (d) of this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation.  Notwithstanding anything to the contrary in this Section 2.16, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.16 for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect.  The Administrative Agent or applicable Lender shall notify the Borrower promptly after the happening of an event giving rise to the termination of any such increased cost described in this Section 2.16.  The obligations of the Borrower arising pursuant to this Section 2.16 shall survive the Discharge of Obligations and the resignation of the Administrative Agent.

2.17                        Taxes.

For purposes of this Section 2.17, the term “Lender” includes the L/C Issuer and the term “applicable law” includes FATCA.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law and the Borrower shall, and shall cause each other Loan Party, to comply with the requirements set forth in this Section 2.17.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes.  Each of Holdings and the Borrower shall, and each of Holdings and the Borrower shall cause each other Loan Party to, timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes applicable to such Loan Party.

(c)                                  Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, the Borrower shall, or shall cause such other Loan Party to, deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)                                 Indemnification by Loan Parties.  The Borrower shall, and shall cause each other Loan Party to, jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (including any recording and filing fees with respect thereto or resulting therefrom and any liabilities with respect to, or resulting from, any delay in paying such Indemnified Taxes) other than any interest, fees or penalties resulting from (as determined by a final and non-appealable judgment of a court of competent jurisdiction or as documented in any settlement agreement) the gross negligence, bad faith or willful misconduct of such Recipient, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  If any Loan Party fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Loan Party shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.  Notwithstanding anything to the contrary in this Section 2.17, the Borrower shall not be required to indemnify a Lender pursuant to this Section 2.17 for any Indemnified Taxes payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim indemnification therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect.

(e)                                  Indemnification by Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                                   Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if the Lender is not legally entitled to complete, execute or deliver such documentation or, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed originals of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this paragraph (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)                               Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.  Each Foreign Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.

(g)                                  Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17  with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) to the extent the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                                 Survival.  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, and the Discharge of Obligations.

2.18                        Indemnity.  The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any actual loss or expense that such Lender sustains or incurs as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement (other than solely as a result of the failure of the Administrative Agent or a Lender to make a Revolving Loan or

Incremental Term Loan (if any) required to be made pursuant to the terms hereof), (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) for any reason, the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto.  Such indemnification shall not exceed an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, reduced, converted or continued, for the period from the date of such prepayment or of such failure to borrow, reduce, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, reduce, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest or other return for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any), over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  A certificate of the Administrative Agent or a Lender as to any amounts payable and showing in reasonable detail the calculation of and the basis for such amounts pursuant to this Section 2.18 shall be submitted to the Borrower by any Lender and shall be conclusive in the absence of manifest error.  This covenant shall survive the Discharge of Obligations.

2.19                        Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16(b), Section 2.16(c), Section 2.17(a) or Section 2.17(d) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans affected by such event or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, in each case, with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal, regulatory or other disadvantage; provided further that nothing in this Section  2.19 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.16(b), Section 2.16(c), Section 2.17(a) or Section 2.17(d).  The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment made at the request of the Borrower.

2.20                        Substitution of Lenders.  Upon the receipt by the Borrower or occurrence of any of the following (or in the case of clause (a) below, if the Borrower is required to pay any such amount), with respect to any Lender (any such Lender described in clauses (a) through (c) below being referred to as an “Affected Lender” hereunder):

(a)                                 a request from a Lender for payment of Indemnified Taxes or additional amounts under Section 2.17 or of increased costs pursuant to Section 2.16 (and, in any such case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.19 or is a Non-Consenting Lender);

(b)                                 a notice from the Administrative Agent under Section 10.1(b) that one or more Minority Lenders are unwilling to agree to an amendment or other modification approved by the Required Lenders and the Administrative Agent; or

(c)                                  notice from the Administrative Agent that a Lender is a Defaulting Lender; or

(d)                                 any Lender shall be a Non-Consenting Lender or a Minority Lender;

then the Borrower may, at its sole expense and effort, upon notice to the Administrative Agent and such Affected Lender:  (i) request that one or more of the other Lenders acquire and assume all or part of such Affected Lender’s Loans and Commitments; or (ii) designate a replacement lending institution (which shall be an Eligible Assignee) to acquire and assume all or a ratable part of such Affected Lender’s Loans and Commitments (the replacing Lender or lender in (i) or (ii) being a “Replacement Lender”); provided, however, that the Borrower shall be liable for the payment upon demand of all costs and other amounts arising under Section 2.18 that result from the acquisition of any Affected Lender’s Loan and/or Commitments (or any portion thereof) by a Lender or Replacement Lender, as the case may be, on a date other than the last day of the applicable Interest Period with respect to any Eurodollar Loans then outstanding.  The Affected Lender replaced pursuant to this Section 2.20 shall be required to assign and delegate (and each Lender hereby grants the Administrative Agent a power of attorney to execute such assignment on behalf of each Lender that is an Affected Lender), without recourse, all of its interests, rights and obligations under this Agreement and the related Loan Documents to one or more Replacement Lenders that so agree to acquire and assume all or a ratable part of such Affected Lender’s Loans and Commitments upon payment to such Affected Lender of an amount (in the aggregate for all Replacement Lenders) equal to 100% of the outstanding principal of the Affected Lender’s Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from such Replacement Lenders (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including amounts under Section 2.18 hereof).  Any such designation of a Replacement Lender shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 10.6 (with the assignment fee to be paid by the Borrower in such instance), and, if such Replacement Lender is not already a Lender hereunder or an Affiliate of a Lender or an Approved Fund, shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).  Notwithstanding the foregoing, with respect to any assignment pursuant to this Section 2.20, (a) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.17, such assignment shall result in a reduction in such compensation or payments thereafter; (b) such assignment shall not conflict with applicable law and (c) in the case of any assignment resulting from a Lender being a Minority Lender referred to in clause (b) of this Section 2.20, the applicable assignee shall have consented to the applicable amendment, waiver or consent.  Notwithstanding the foregoing, an Affected Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Affected Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.21                        Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.1 and in the definitions of Majority Revolving Lenders and Required Lenders.

(ii)                                  Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.7), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer hereunder; third, to be held as Cash Collateral for the funding obligations of such Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (y) be held as Cash Collateral for the future funding obligations of such Defaulting Lender of any participation in any future Letter of Credit; sixth, to the payment of any amounts owing to any L/C Issuer, the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any L/C Issuer, the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or L/C Advances in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans or L/C Advances were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Advances owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Advances owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Advances are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.21(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.

(A)                               No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.6 for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(B)                               Each Defaulting Lender shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.6(c).

(C)                               With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such Letter of Credit Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such Letter of Credit Fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Letter of Credit Fee.

(iv)                              Reallocation of Pro Rata Share to Reduce Fronting Exposure.  If any Revolving Lender is a Defaulting Lender, all or a portion of such Defaulting Lender’s Letter of Credit Obligations (unless such Lender is the L/C Issuer that Issued such Letter of Credit) and reimbursement obligations with respect to Swing Loans shall, at the election of Administrative Agent at any time or upon the Borrower’s, Swing Lender’s or any L/C Issuer’s written request delivered to Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed by the Revolving Lenders that are not Defaulting Lenders pro rata in accordance with their Revolving Percentages (calculated as if the Defaulting Lender’s Revolving Percentage was reduced to zero and each other Revolving Lender’s (other than any other Defaulting Lender’s) Revolving Percentage had been increased proportionately), provided that no Revolving Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Revolving Loans, outstanding Letter of Credit Obligations, amounts of its participations in Swing Loans and its pro rata share of unparticipated amounts in Swing Loans to exceed its Revolving Commitment.

(v)                                 Cash Collateral.  If the reallocation described in clause (iv) above is not, cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 3.1(h).

(b)                                 Defaulting Lender Cure.  If the Borrower, the Administrative Agent, and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their respective Revolving Percentages (without giving effect to Section 2.21(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(c)                                  New Letters of Credit.  So long as any Lender is a Defaulting Lender no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it will have no Fronting Exposure in respect of Letters of Credit after giving effect thereto.

(d)                                 Termination of Defaulting Lender.  The Borrower may terminate the unused amount of the Revolving Commitment of any Revolving Lender that is a Defaulting Lender (subject to the prior written consent of the Administrative Agent, not to be unreasonably withheld or delayed), and in such event the provisions of Section 2.21(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the L/C Issuer, or any other Lender may have against such Defaulting Lender.

2.22                        [Reserved].

2.23                        Notes.  If so requested by any Lender by written notice to the Borrower (through the Administrative Agent), the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans.

2.24                        [Reserved].

2.25                        Increase in Commitments.

(a)                                 Subject to the terms and conditions hereof, at any time subject to the terms and conditions hereof, the Borrower may request to add one or more term loan facilities (each, an “Incremental Term Loan Commitment” and the term loans thereunder, an “Incremental Term Loan”) and/or increases in the Revolving Commitments (it being understood that the aggregate amount of all such increases in the Revolving Commitments shall not exceed $100,000,000 in the aggregate at any one time) (each, an “Incremental Revolving Commitment” and the loans thereunder, “Incremental Revolving Loans”; each Incremental Term Loan Commitment and each Incremental Revolving Commitment are each sometimes referred to herein individually as an “Incremental Facility” and collectively as the “Incremental Facilities”).  No Lender shall be obligated to participate in any Incremental Facility, and each Lender’s determination to participate in any such Incremental Facility (to the extent invited to participate) shall be in such Lender’s sole and absolute discretion.  The Administrative Agent shall invite each Revolving Lender to provide a portion of each requested Incremental Revolving Commitment ratably in accordance with its Revolving Percentage (it being agreed that no Revolving Lender shall be obligated to provide an Incremental Revolving Commitment and that any Revolving Lender may elect to participate in such Incremental Revolving Commitment in an amount that is less than its Revolving Percentage of such requested Incremental Revolving Commitment or more than its Revolving Percentage of such requested Incremental Revolving Commitment if other Revolving Lenders have elected not participate in any applicable requested Incremental Revolving Commitment) and to the extent, five (5) Business Days after receipt of invitation, sufficient Revolving Lenders do not agree to provide such Incremental Revolving Commitment in connection with such proposed Incremental Revolving Commitment on terms acceptable to the Borrower, then the Borrower may invite any prospective lender that satisfies the criteria of being an “Eligible Assignee” to become a Lender in connection with the proposed Incremental Revolving Commitment.  The Borrower may invite any Lender, or any prospective lender that satisfies the criteria of being an “Eligible Assignee” to become a Lender in connection with a requested Incremental Term Loan, to provide all or any portion of a requested Incremental Term Loan.  Any Incremental Facility shall be in the amount of at least $1,000,000 (or such lower amount that represents all remaining availability pursuant to this Section 2.25) and integral multiples of $500,000 in excess thereof (or such lower amount that represents all remaining availability pursuant to this Section 2.25).  There shall not be more than five (5) Incremental Facilities (or such larger number to which the Administrative Agent may agree in its reasonable discretion) during the term of this Agreement.  The parties hereto acknowledge and agree that an Incremental Facility, if funded, may, at the time of its institution, cause the total amount of the Obligations to exceed $150,000,000.

(b)                                 The terms and provisions of any Incremental Term Loans (the “New Incremental Term Loans”) shall be (except (i) with respect to terms less restrictive to the Loan Parties than the terms applicable to the Revolving Facility or the Incremental Term Loans (if any) existing on the date of effectiveness of the New Incremental Term Loans (the “Existing Incremental Term Loans”), (ii) with respect to terms applicable only to periods after the later of the Revolving Termination Date (if the Revolving Facility is existing on the effective date of the New Incremental Term Loans) and the maturity date of any Existing Incremental Term Loans, (iii) with respect to pricing, fees and, subject to proviso (A) and (B) below, the maturity date, (iv) with respect to terms to which the Revolving Facility or Existing Incremental Term Loans shall have the benefit of or (v) as set forth below) either (x) substantially consistent (taken as a whole) with the Revolving Facility or the Existing Incremental Term Loans (if any) or (y) no more favorable (taken as a whole) to the Lender(s) or prospective lender(s) providing the New Incremental Term Loans than those applicable to the Revolving Facility or the Existing Incremental Term Loans (if any) (in each case, it being understood and agreed that the New Incremental Term Loans shall be, except as provided in the Increase Joinder, part of the Existing Incremental Term Loans (if any)); provided that, in any case, to the extent applicable (A) no Incremental Term Loans shall have a final maturity date earlier than the Revolving Termination Date (if the Revolving Facility is existing on the effective date of the New Incremental Term Loans) or the latest maturity date applicable to the Existing Incremental Term Loans (if any), (B) the New Incremental Term Loans shall not have a weighted average life to maturity shorter than the remaining weighted average life to maturity of the Existing Incremental Term Loans (if any), (C) the New Incremental Term Loans shall be subject to payment, prepayment, reduction or cancellation provisions as may be agreed between the Borrower and the Lender(s) or prospective lender(s) providing the New Incremental Term Loans, (D) (if the Revolving Facility is existing on the effective date of the New Incremental Term Loans) not more than 50% of the principal of the Existing Incremental Term Loans (if any) shall amortize prior to the Revolving Termination Date and (E) the Lender(s) or prospective lender(s) providing such Incremental Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of the Existing Incremental Term Loans (if any); provided further that, the foregoing shall in no way restrict or prohibit the Borrower and the Lender(s) or prospective lender(s) providing the New Incremental Term Loans agreeing to payment, prepayment, reduction or cancellation provisions and customary or administrative provisions that may be applicable to the New Incremental Term Loans and not the Revolving Facility and the consent of the Revolving Lenders or any other Person shall not be required.

(c)                                  Any Incremental Revolving Loans shall be on the same terms (as amended from time to time) (including interest rate margins, any interest rate floors, original issue discount and upfront fees (based on the lesser of a four-year average life to maturity or the remaining life to maturity), but excluding customary arrangement, structuring and underwriting fees with respect to such Incremental Revolving Loans) as, and pursuant to documentation applicable to, the initial Revolving Loans.

(d)                                 Each of the following shall be conditions precedent to any Incremental Facility:

(i)                                     The Administrative Agent or the Borrower (with the consent of the Administrative Agent and, in the case of an Incremental Revolving Commitment, the L/C Issuers and Swing Lender, in each case (i) solely to the extent that the consent of the relevant  Person would be required for an assignment to the applicable prospective lender under Section 10.6(b)(iii) and (ii) such consents not to be unreasonably withheld or delayed) shall have obtained the commitment of one or more Lenders (or other prospective lenders that satisfy the criteria of being an “Eligible Assignee” to provide the applicable Incremental Facility and any prospective lender(s), the Loan Parties and the Administrative Agent have signed a joinder agreement to this Agreement (an “Increase Joinder”), in form and substance reasonably satisfactory to the Administrative Agent, to which such prospective lender(s), the Loan Parties, and the Administrative Agent are party (any Increase Joinder may, with the consent of the Administrative Agent, the Borrower and the Lender(s) or prospective lender(s) agreeing to the proposed Incremental Facility, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to effectuate the provisions of this Section 2.25 (including, if applicable, any amendment necessary to ensure and demonstrate that the Liens and security interests granted by the Loan Documents are perfected under the UCC to secure the Obligations in respect of the Incremental Facility));

(ii)                                  each of the conditions precedent set forth in Section 5.2(b) (solely with respect to the occurrence of any Event of Default) and (c) (it being understood and agreed that (i) the requirement to deliver a Notice of Borrowing shall not result in the imposition of any additional condition precedent to the availability of any Incremental Facility that is not expressly set forth in this Section 2.25 and (ii) for the avoidance of doubt, this Section 2.25 does not require the making or accuracy of any representation or warranty as a condition to the availability of any Incremental Facility) are satisfied; provided, that with respect to the condition precedent set forth in Section 5.2(b), solely with respect to an Incremental Term Loan the proceeds of which are intended to and shall be used to finance substantially contemporaneously a Limited Condition Acquisition, the Persons providing such Incremental Term Loan may agree to a “Funds Certain Provision” that does not impose as a condition to funding thereof that no Default or Event of Default (other than a Default or Event of Default (solely with respect to the Borrower or Holdings) under Section 8.1(a) or Section 8.1(f) none of which shall exist at the time of execution of the definitive acquisition agreement for, or the date of consummation of, such Limited Condition Acquisition) exists at the time such Limited Condition Acquisition is consummated, in which event, the condition shall be that no Default or Event of Default shall exist on the date on which the definitive acquisition agreement with respect to such Limited Condition Acquisition is executed and delivered by the parties thereto;

(iii)                               the Borrower has delivered to the Administrative Agent an updated pro forma Compliance Certificate (after giving effect to the Incremental Facility) for Holdings and its Subsidiaries evidencing compliance with clause (iv) below, together with reasonably detailed calculations demonstrating such compliance;

(iv)                              immediately after giving effect to the making of the Incremental Facility, on a pro forma basis determined on the basis of the financial statements most recently delivered pursuant to Section 6.1(a) or (b) and after giving effect to any Permitted Acquisition or other Investment consummated in connection therewith, the Total Net Leverage Ratio of the Group Members as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or (b)  shall not exceed 3.50:1.00 (case without netting the proceeds of such Incremental Facility then being drawn in such calculation and, with respect to any Incremental Revolving Commitment, assuming such Incremental Facility was fully drawn on its Increase Effective Date (as defined below)); provided that to the extent the proceeds of the relevant Incremental Facility will be used to finance a Limited Condition Acquisition, if agreed by the relevant Incremental Facility lenders, the Total Net Leverage Ratio test described above shall be tested as of the date on which the applicable acquisition agreement is executed and effective; and

(v)                                 the Borrower shall have reached agreement with the Lenders (or prospective lenders that satisfy the criteria of being an “Eligible Assignee”) making the Incremental Term Loan Commitment with respect to the interest margin applicable to the Incremental Term Loan Commitment and shall have communicated the amount of such interest margin to the Administrative Agent.

(e)                                  Upon the closing date of such Incremental Facility (the “Increase Effective Date”), unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to the Facilities shall be deemed, unless the context otherwise requires, to include each Incremental Facility advanced pursuant to this Section 2.25.

(f)                                   Each Incremental Facility established pursuant to this Section 2.25 shall rank pari passu in right of payment in respect of the Collateral and with the Obligations in respect of the existing Facilities, and no Incremental Facility shall be guaranteed by any Subsidiary of Holdings that is not a Loan Party.

SECTION 3
LETTERS OF CREDIT AND SWING LOANS

3.1                               Letters of Credit.

(a)                                 Conditions.  On the terms and subject to the conditions contained herein, the Borrower may request that one or more L/C Issuers Issue, in accordance with such L/C Issuers’ usual and customary business practices, and for the account of any Loan Party, letters of credit (denominated in Dollars) from time to time on any Business Day during the period from the Effective Date through the earlier of (x) ten (10) days prior to the Revolving Termination Date and (y) the date on which the Total Revolving Commitment shall terminate in accordance with the provisions of this Agreement; provided, however, that no L/C Issuer shall Issue any Letter of Credit upon the occurrence of any of the following or, if after giving effect to such Issuance:

(i)                                     The Available Revolving Commitment would be less than zero, or the Letter of Credit Obligations for all Letters of Credit would exceed $15,000,000 (the “L/C Sublimit”);

(ii)                                  the expiration date of such Letter of Credit (A) is more than one year after the date of Issuance thereof or (B) is later than ten (10) days prior to the Revolving Termination Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) the Borrower and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such L/C Issuer nor the Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (B) above;

(iii)                               (A) any fee due in connection with, and on or prior to, such Issuance has not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such L/C Issuer or (C) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Borrower on behalf of the Loan Parties, the documents that such L/C Issuer generally uses in the ordinary course of business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).  This Agreement shall control in the event of any conflict with any L/C Reimbursement Agreement.

For each Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 5.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letters of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from Administrative Agent or the Required Revolving Lenders that any condition precedent contained in Section 5.2 is not satisfied (which notice shall contain a description of any such condition asserted not to be satisfied) and ending on the date all such conditions are satisfied or duly waived.

Notwithstanding anything else to the contrary herein, if any Lender is a Defaulting Lender, no L/C Issuer shall be obligated to Issue any Letter of Credit unless (w) the Defaulting Lender has been replaced in accordance with Section 2.20, 2.21 or 10.6, (x) the Letter of Credit Obligations of such Defaulting Lender have been cash collateralized, (y) the Revolving Commitments of the other Lenders have been increased by an amount sufficient to satisfy Administrative Agent that all future Letter of Credit Obligations will be covered by all Revolving Lenders that are not Defaulting Lenders, or (z) the Letter of Credit Obligations of such Defaulting Lender have been reallocated to other Revolving Lenders in a manner consistent with Section 2.21.

On and after the Effective Date, each Letter of Credit under and as defined in the Existing Credit Agreement (each, an “Existing Letter of Credit”) shall be deemed to be a Letter of Credit issued hereunder on and after the Effective Date for all purposes under this Agreement and the other Loan Documents.

(b)                                 Notice of Issuance.  The Borrower shall give the relevant L/C Issuer and Administrative Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and Administrative Agent not later than 2:00 p.m. on the third Business Day prior to the date of such requested Issuance.  Such notice shall be made in a writing or Electronic Transmission substantially in the form of Exhibit L duly completed or in any other written form reasonably acceptable to such L/C Issuer (an “L/C Request”).

(c)                                  Reporting Obligations of L/C Issuers.  Each L/C Issuer agrees to provide Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, each of the following on the following dates: (i) (A) on or prior to any Issuance of any Letter of Credit by such L/C Issuer, (B) immediately after any drawing under any such Letter of Credit or (C) immediately after any payment (or failure to pay when due) by the Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment and Administrative Agent shall provide copies of such notices to each Revolving Lender reasonably promptly after receipt thereof; (ii) upon the request of Administrative Agent (or any Revolving Lender through Administrative Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by Administrative Agent; and (iii) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, in form and substance reasonably satisfactory to Administrative Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

(d)                                 Acquisition of Participations.  Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the Letter of Credit Obligations, each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Obligations in an amount equal to its Revolving Percentage of such Letter of Credit Obligations.

(e)                                  Reimbursement Obligations of the Borrower.  The Borrower agrees to pay to the L/C Issuer of any Letter of Credit, or to Administrative Agent for the benefit of such L/C Issuer, each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than (i) the immediately following Business Day if the Borrower receives notice from such L/C Issuer or from Administrative Agent that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due before 10:00 a.m. Eastern time on the date such L/C Reimbursement Obligation becomes due or (ii) otherwise, the second Business Day following the date on which such the Borrower receives any such notice from the L/C Issuer or from Administrative Agent (the “L/C Reimbursement Date”) with interest thereon computed as set forth in clause (A) below.  In the event that any L/C Reimbursement Obligation is not repaid by the Borrower as provided in this clause (v) (or any such payment by the Borrower is rescinded or set aside for any reason), such L/C Issuer shall promptly notify Administrative Agent of such failure (and, upon receipt of such notice, Administrative Agent shall notify each Revolving Lender) and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable by the Borrower on demand with interest thereon computed (A) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Eurodollar Loans and (B) thereafter until payment in full (including by way of the conversion of the relevant L/C Reimbursement Obligation to a Revolving Loan as provided in Section 3.1(f) below), at the interest rate specified in Section 2.12(c) to past due Revolving Loans that are ABR Loans (regardless of whether or not an election is made under such Section).

(f)                                   Reimbursement Obligations of the Revolving Lenders.

(i)                                     Upon receipt of the notice described in clause (e) above from Administrative Agent, each Revolving Lender shall pay to Administrative Agent for the account of such L/C Issuer its Revolving Percentage of such Letter of Credit Obligations (as such amount may be increased pursuant to Section 2.21(a)(iv)).

(ii)                                  By making any payment described in clause (i) above (other than during the continuation of an Event of Default under Section 8.1(f)), such Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt thereof by Administrative Agent for the benefit of such L/C Issuer, the Borrower shall be deemed to have used in whole to repay such L/C Reimbursement Obligation.  Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the Letter of Credit Obligation in respect of the related L/C Reimbursement Obligations.  Such participation shall not otherwise be required to be funded.

(g)                                  Obligations Absolute.  The obligations of the Borrower and the Revolving Lenders pursuant to clauses (d), (e) and (f) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (i) (A) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (B) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (C) any loss or delay, including in the transmission of any document, (ii) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Loan Party) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (iii) in the case of the obligations of any Revolving Lender, (A) the failure of any condition precedent set forth in Section 5.2 to be satisfied (each of which conditions precedent the Revolving Lenders hereby irrevocably waive) or (B) any adverse change in the condition (financial or otherwise) of any Loan Party and (iv) any other act or omission to act or delay of any kind of L/C Issuer, Administrative Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this clause (g), constitute a legal or equitable discharge of any obligation of the Borrower or any Revolving Lender hereunder.  No provision hereof shall be deemed to waive or limit the Borrower’s right to seek repayment of any payment of any L/C Reimbursement Obligations from the L/C Issuer under the terms of the applicable L/C Reimbursement Agreement or applicable law. Nothing herein shall excuse L/C Issuer for liability to the extent such liability has resulted primarily from the bad faith, gross negligence or willful misconduct of L/C Issuer under the terms of the applicable L/C Reimbursement Agreement as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(h)                                 Cash Collateral

(i)                                     Certain Credit Support Events.  Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has not been reimbursed by the Borrower or converted into a Revolving Loan pursuant to Section 3.1(f), or (ii) if, as of the Revolving Termination Date, any Letters of Credit for any reason remain outstanding, the Borrower shall, in each case, within one (1) Business Day, Cash Collateralize 105% of the then effective amount of all L/C Reimbursement Obligations (for example, in the case of an undrawn $100 Letter of Credit, the Loan Parties would be required to provide cash collateral in an amount at least equal to $105 with respect to such undrawn Letter of Credit).  At any time that there shall exist a Defaulting Lender, within one (1) Business Day after the request of the Administrative Agent or the L/C Issuer, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 105% all Fronting Exposure (unless (x) the Defaulting Lender has been replaced in accordance with the terms hereof, or (y) the Revolving Commitments of the other Lenders have been increased by an amount sufficient to satisfy the Administrative Agent that all Fronting Exposure will be covered by all Revolving Lenders that are not Defaulting Lenders after giving effect to Section 2.21(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(ii)                                  Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the L/C Issuer, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.1(h)(iii).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than 105% of the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(iii)                               Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 3.1(h), Section 2.21 or otherwise in respect of Letters of Credit shall be held and applied to the satisfaction of the specific Fronting Exposure, L/C Reimbursement Obligations and/or, if applicable, other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(iv)                              Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (A) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

3.2                               Swing Loans.

(a)                                 Availability.  Subject to the terms and conditions of  this Agreement and in reliance upon the representations and warranties of the Loan Parties contained herein, the Swing Lender shall make Loans (each a “Swing Loan”) available to the Borrower under the Revolving Commitments from time to time on any Business Day during the period from the Effective Date through the Revolving Termination Date in an aggregate principal amount at any time outstanding not to exceed its Swingline Commitment; provided, however, that the Swing Lender may not make any Swing Loan (x) to the extent that after giving effect to such

Swing Loan, the Total Revolving Extensions of Credit outstanding at such time would exceed the Total Revolving Commitments in effect at such time, (y) to the extent that after giving effect to such Swing Loan, the aggregate principal amount of all Revolving Loans and Swing Loans held by the Swing Lender (and if the Swing Lender is not also a Revolving Lender, by each of its Affiliates that is a Revolving Lender) would exceed the Revolving Commitment of such Swing Lender (and such Affiliates, if any) and (z) during the period commencing on the first Business Day after it receives notice from Administrative Agent or the Required Revolving Lenders that one or more of the conditions precedent contained in Section 5.2 are not satisfied (which notice shall contain a description of any such condition asserted not to be satisfied) and ending when such conditions are satisfied or duly waived.  In connection with the making of any Swing Loan, the Swing Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.2 have been satisfied or waived.  Each Swing Loan shall be a ABR Loan and must be repaid as provided herein, but in any event must be repaid in full on the Revolving Termination Date.  Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a).

(b)                                 Borrowing Procedures.  In order to request a Swing Loan, the Borrower shall give to Administrative Agent a notice to be received not later than 2:00 p.m. on the day of the proposed borrowing, which shall be made in a writing or in an Electronic Transmission substantially in the form of Exhibit J or in a writing in any other form reasonably acceptable to Administrative Agent duly completed (a “Swingline Request”).  In addition, if any Notice of Borrowing of Revolving Loans requests a borrowing of ABR Loans, the Swing Lender may, notwithstanding anything else to the contrary herein, make a Swing Loan to the Borrower in an aggregate amount not to exceed such proposed borrowing, and the aggregate amount of the corresponding proposed borrowing shall be reduced accordingly by the principal amount of such Swing Loan.  Administrative Agent shall promptly notify the Swing Lender of the details of the requested Swing Loan.  Upon receipt of such notice and subject to the terms of this Agreement, the Swing Lender may make a Swing Loan available to the Borrower by making the proceeds thereof available to Administrative Agent and, in turn, Administrative Agent shall make such proceeds available to the Borrower on the date set forth in the relevant Swingline Request or Notice of Borrowing.

(c)                                  Refinancing Swing Loans.

(i)                                     The Swing Lender may at any time (and shall no less frequently than once each week) forward a demand to Administrative Agent (which Administrative Agent shall, upon receipt, forward to each Revolving Lender) that each Revolving Lender pay to Administrative Agent, for the account of the Swing Lender, such Revolving Lender’s Revolving Percentage of the outstanding Swing Loans (as such amount may be increased pursuant to Section 2.21).

(ii)                                  Each Revolving Lender shall pay the amount owing by it to Administrative Agent for the account of the Swing Lender on the Business Day following receipt of the notice or demand therefor.  Payments received by Administrative Agent after 1:00 p.m. may, in Administrative Agent’s discretion, be deemed to be received on the next Business Day.  Upon receipt by Administrative Agent of such payment (other than during the continuation of any Event of Default under Section 8.1(f)), such Revolving Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt of such payment by the Swing Lender from Administrative Agent, the Borrower shall be deemed to have used in whole to refinance such Swing Loan.  In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under Section 8.1(f), each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swing Loan in an amount equal to such Lender’s Revolving Percentage of such Swing Loan.  If any payment made by any Revolving Lender as a result of any such demand is not deemed a Revolving Loan, such payment shall be deemed a funding by such Lender of such participation.  Such participation shall not be otherwise required to be funded.  Upon receipt by the Swing Lender of any payment from any Revolving Lender pursuant to this clause (c) with respect to any portion of any Swing Loan, the Swing Lender shall promptly pay over to such Revolving Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) on account of such Swing Loan received by the Swing Lender with respect to such portion.

(d)                                 Obligation to Fund Absolute.  Each Revolving Lender’s obligations pursuant to clause (c) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Swing Lender, Administrative Agent, any other Lender or L/C Issuer or any other Person, (B) the failure of any condition precedent set forth in Section 5.2 to be satisfied or the failure of the Borrower to deliver a Notice of Borrowing (each of which requirements the Revolving Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Loan Party.

SECTION 4
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the L/C Issuer and the Lenders to enter into this Agreement, to make the Loans on the Effective Date and to make Loans and to Issue the Letters of Credit thereafter, Holdings and the Borrower hereby jointly and severally represent and warrant, on the Effective Date, in each case after giving effect to the Transactions (solely to the extent required to be true and correct for such Extension of Credit pursuant to Section 5.1), and on every other date thereafter on which an Extension of Credit is made (solely to the extent required to be true and correct for such Extension of Credit pursuant to Section 5.2) to the Administrative Agent, the L/C Issuer and each Lender, as to themselves, each of their respective Subsidiaries and each other Loan Party, as applicable, that:

4.1                               Financial Condition.

The Existing Financial Statements present fairly in all material respects the consolidated financial condition of the applicable entity(ies) as at such date(s) specified on the financial statements, and the consolidated results of such entity’s(ies’) operations and consolidated cash flows for the respective fiscal years or lesser period of time then ended (subject to normal year-end audit adjustments in the case of unaudited financial statements).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

4.2                               No Change.  Since December 31, 2019, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3                               Existence; Compliance with Law.  Each Group Member (a) is (i) duly organized and (ii) validly existing and (to the extent applicable in the relevant jurisdiction) in good standing under the laws of the jurisdiction of its organization (except, in the case of this clause (ii), other than with respect to the valid existence and good standing of any Loan Party (other than the Borrower and Holdings), where the failure of the same could not reasonably be expected to have a Material Adverse Effect), (b) has the power and authority, and the legal right, to own and operate its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, except where failure to have such power and authority or legal right would not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where the failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect and (d) is in material compliance with all Requirements of Law except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

4.4                               Power, Authorization; Enforceable Obligations.  Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder.  Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement.  No material Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) Governmental Approvals, consents, authorizations, filings and notices described in Schedule 4.4, which Governmental Approvals, consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19.  Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto.  This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5                               No Legal Bar.  The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate (a) any material Requirement of Law (except as set forth in Schedule 4.5 but including any Organizational Document of any Group Member) or (b) any material Contractual Obligation of any Group Member in any respect that would reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

4.6                               Litigation.  No litigation, investigation (to the Loan Parties’ knowledge), or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7                               No Default.  No Default or Event of Default has occurred and is continuing.

4.8                               Ownership of Property; Liens.  Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, in each case, except those for which the failure to have such title or such leasehold interest could not be reasonably expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 7.3.

4.9                               Intellectual Property.  Each Group Member owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted, except for such failure to own or license Intellectual Property as could not reasonably be expected to have a Material Adverse Effect.  No claim has been asserted and is pending by any Person challenging or questioning any Group Member’s use of any Intellectual Property or the validity or effectiveness of any Group Member’s Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim, unless such claim could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Loan Parties, the use of Intellectual Property by each Group Member, and the conduct of such Group Member’s business, as currently conducted, does not infringe on or otherwise violate the rights of any Person, unless such infringement or other violation could not reasonably be expected to have a Material Adverse Effect, and there are no claims pending or, to the knowledge of Holdings or the Borrower, threatened to such effect.

4.10                        Taxes.  Each Group Member has filed or caused to be filed all Federal and material state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its properties by any Governmental Authority (other than the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member or which liabilities do not exceed $2,000,000 in the aggregate).

4.11                        Federal Regulations.  The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of such term under Regulation U), or extending credit for the purpose of purchasing or carrying margin stock.  No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any margin stock within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12                        Labor Matters.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

4.13                        ERISA.  Except as would not reasonably be expected to result in a Material Adverse Effect, (i) neither a Reportable Event, with respect to a Single Employer Plan, nor a failure to make any required contribution (including any required installment) under the Pension Funding Rules has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any such Single Employer Plan, and (ii) each Single Employer Plan has complied in all respects with the applicable provisions of ERISA and the Code. Each Single Employer Plan sponsored, maintained or contributed to by Borrower that is intended to meet the requirements of a “qualified plan” under Code Section 401(a) has received a determination from the Internal Revenue Service that such plan is so qualified or may rely on an opinion letter issued by the Internal Revenue Service that such plan is so qualified, and nothing has occurred since the date of such determination that could reasonably be expected to adversely affect the qualified status of such plan in any material respect; no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period; neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability to Borrower under ERISA; to the knowledge of Holdings and Borrower, the Borrower would not become subject to any material liability under ERISA if the Borrower or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date of this Agreement; to the knowledge of Holdings and the Borrower, no such Multiemployer Plan is Insolvent and there has been no determination that any Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; and the Borrower has not engaged in any non-exempt “prohibited transaction”, as defined in Section 406 of ERISA and Section 4975 of the Code, in connection with any Plan, that could reasonably be expected to subject the Borrower to a material liability, tax or penalty imposed by Section 409, 502(i), or 502(1) of ERISA or Section 4975 of the Code.  Except as would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Commonly Controlled Entity has incurred any liability (including any indirect, contingent or secondary liability) to or on account of any Plan pursuant to Sections 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Sections 436(f) or 4971 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan.

4.14                        Investment Company Act; Other Regulations.  No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.  Except as set forth in Schedule 4.5, no Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.  No Loan Party is subject to regulation under the Public Utility Holding Company Act of 2005 or the Federal Power Act or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.15                        Subsidiaries.  As of the Effective Date, (a) Schedule 4.15 sets forth the name and jurisdiction of organization of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party, and (b) as of the Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Subsidiary, except as created by or permitted under, the Loan Documents.

4.16                        Use of Proceeds.  The proceeds of the Revolving Loans, the Swing Loans and the Incremental Term Loans (if any) will be used (i) to fund working capital and general corporate purposes, (ii) to fund Permitted Acquisitions and other permitted Investments, (iii) to refinance indebtedness, (iv) to pay transaction fees and expenses, (v) to make the Restricted Payment under Section 7.6(j), and/or (vi) for any other purpose not prohibited by this Agreement and the Loan Documents, including, without limitation, Restricted Payments.

4.17                        Environmental Matters.  Except as would not reasonably be expected to have a Material Adverse Effect:

(a)                                 the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained (in each case to the knowledge of Holdings and the Borrower with respect to leased Properties), any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law;

(b)                                 no Group Member has received or is aware of any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c)                                  Materials of Environmental Concern have not been transported or disposed of from the Properties (to the knowledge of Holdings and the Borrower with respect to leased Properties), in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law;

(d)                                 no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e)                                  there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f)                                   the Properties and all operations at the Properties are (to the knowledge of Holdings and the Borrower with respect to leased Properties), in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g)                                  no Group Member has assumed any liability of any other Person under Environmental Laws.

4.18                        Accuracy of Information, etc.  (a) To the Loan Parties’ knowledge, no representation or warranty taken as a whole in any material respect or material written information contained in this Agreement, any other Loan Document or any other document, certificate or material written statement furnished by or on behalf of any Loan Party (other than forecasts, Projections and other forward-looking information and general market information) to the Administrative Agent or the Lenders, or any of them for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the Effective Date, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading taken as a whole in any material respect in light of the circumstances when made.  The Projections and pro forma financial information contained in the materials referenced above were based upon good faith estimates and assumptions believed by management of the Borrower or Holdings, as applicable, to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and are subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties control and that no assurance can be given that any particular result will be realized, that actual results may differ and such differences may be material.  (b) As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

4.19                        Security Documents.  The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest under U.S. law in the Collateral described therein and proceeds thereof to the extent required therein.  In the case of the Pledged Stock described in the Guarantee and Collateral Agreement that are securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the UCC or the corresponding code or statute of any other applicable jurisdiction (“Certificated Securities”), when certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral constituting personal property described in the Guarantee and Collateral Agreement and with respect to which a security interest can be perfected by such filing, when financing statements and other filings specified on Schedule 4.19 in appropriate form are filed in the offices specified on Schedule 4.19, the Administrative Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person to the extent such Lien can be perfected by such actions and filings (except (i) in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 and (ii) in the case of Collateral consisting of Pledged Stock, Liens permitted by Section 7.3 arising by operation of law).

4.20                        Solvency; Fraudulent Transfer.  As of the Effective Date, the Loan Parties, on a consolidated basis are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be, Solvent.  No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.21                        Brokerage Commissions.  Except as set forth on Schedule 4.21 or other than as provided in the Fee Letters, as of the Effective Date, no Person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the Transactions or the extensions of credit contemplated by this Agreement as a result of any agreement entered into by any Group Member.

4.22                        Insurance.  All insurance maintained by the Loan Parties is in full force and effect, all premiums have been duly paid when due, no Loan Party has received notice of violation or cancellation thereof, and there exists no default under any requirement of such insurance.  Each Loan Party maintains, with financially sound and reputable insurance companies insurance on all its property  in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

4.23                        Foreign Assets Control Regulations; Anti-Money Laundering; Anti-Corruption Practices.

(a)                                 Each Loan Party and each Subsidiary of each Loan Party is in compliance in all material respects with all U.S. and European Union economic sanctions laws, Executive Orders and implementing regulations (“Sanctions”) as administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), the U.S. State Department and the European Union or any member state thereof.  No Loan Party and no Subsidiary of a Loan Party (i) is a Person on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”), (ii) is a person who is otherwise the target of U.S. economic sanctions laws such that a U.S. person cannot deal or otherwise engage in business transactions with such person, (iii) is a Person organized or resident in a country or territory subject to comprehensive Sanctions (a “Sanctioned Country”), or (iv) is owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a government of a Sanctioned Country such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited by U.S. law.

(b)                                 Each Loan Party and each Subsidiary of each Loan Party is in compliance in all material respects with all applicable laws related to terrorism or money laundering (“Anti-Money Laundering Laws”) including: (i) all applicable requirements of the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq., (the Bank Secrecy Act)), as amended by Title III of the USA Patriot Act, (ii) the Trading with the Enemy Act, (iii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (66 Fed. Reg. 49079), any other enabling legislation, executive order or regulations issued pursuant or relating thereto and (iv) other applicable federal or state laws relating to “know your customer” or anti-money laundering rules and regulations. No action, suit or proceeding by or before any court or Governmental Authority with respect to material non-compliance with such Anti-Money Laundering Laws is pending or threatened to the knowledge of each Loan Party and each Subsidiary of each Loan Party.

(c)                                  Each Loan Party and each Subsidiary of each Loan Party is in compliance in all material respects with all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”) and the U.K. Bribery Act 2010 (“Anti-Corruption Laws”).  None of the Loan Parties or any Subsidiary, nor to the knowledge of the Loan Party, any director, officer, agent, employee, or other person acting on behalf of the Loan Party or any Subsidiary, has taken any action, directly or indirectly, that would result in a material violation of applicable Anti-Corruption Laws.

(d)                                 Each Loan Party and each of their respective Subsidiaries maintains and implements policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.

The representations and warranties set forth in Section 4.23 made by or on behalf of any Foreign Subsidiary are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary; it being understood and agreed that to the extent that any Foreign Subsidiary is unable to make any representation or warranty set forth in Section 4.23 as a result of its obligation to comply with such Requirements of Law and the application of this sentence, such Foreign Subsidiary shall be deemed to have represented and warranted that it is in compliance, in all material respects, with any equivalent Requirement of Law relating to Sanctions and/or any Anti-Money Laundering Law and/or Anti-Corruption Law that is applicable to such Foreign Subsidiary in its relevant local jurisdiction of organization.

4.24                        Capitalization.  Schedule 4.24 sets forth the direct owner of all Capital Stock of Holdings, and the amount of Capital Stock held by such owner, as of the Effective Date.

4.25                        Holding Company.  Holdings is in compliance with Section 7.20.

4.26                        Senior Debt.  All Obligations, including L/C Reimbursement Obligations, constitute senior Indebtedness entitled to the benefits of the subordination provisions applicable to all Subordinated Indebtedness.  All Liens securing the Obligations are prior to Liens securing any junior Lien Indebtedness permitted under Section 7.2(t) (or otherwise secured by any Collateral) pursuant to the terms of each Intercreditor Agreement.

SECTION 5
CONDITIONS PRECEDENT

5.1                               Conditions to Effectiveness.  Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Administrative Agent and the Lenders hereunder, it is understood and agreed that this Agreement shall not become effective, the Borrower shall have no rights under this Agreement, and the Lenders shall have no obligation to make Revolving Loans on the Effective Date, unless and until the following conditions are satisfied:

(a)                                 Loan Documents.  The Administrative Agent and the Lenders shall have received fully executed copies of this Agreement and the other Loan Documents to be executed on the Effective Date (which may be delivered by facsimile or Electronic Transmission).

(b)                                 Secretary’s or Managing Member’s Certificates; Certified Operating Documents; Good Standing Certificate.  The Administrative Agent shall have received (a) a certificate of each Loan Party, dated the Effective Date and executed by the Secretary, Managing Member or equivalent officer of such Loan Party, substantially in the form of Exhibit C, with appropriate insertions and attachments, including (i) the Organizational Documents of such Loan Party, (ii) the relevant board resolutions or written consents of such Loan Party adopted by such Loan Party for the purposes of authorizing such Loan Party to enter into and perform the Loan Documents to which such Loan Party is party and (iii) the names, titles, incumbency and signature specimens of those representatives of such Loan Party who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Loan Party and (b) a good standing certificate for each Loan Party certified as of a recent date by the appropriate Governmental Authority of its respective jurisdiction of organization.

(c)                                  Responsible Officer’s Certificates.

(i)                                     [Reserved].

(ii)                                  The Administrative Agent shall have received a certificate signed by a Responsible Officer of Holdings, dated as of the Effective Date and in form and substance reasonably satisfactory to it, certifying that the conditions specified in Section 5.1(k) and (l) have been satisfied.

(d)                                 Patriot Act.  The Administrative Agent shall have received, prior to the Effective Date, all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, which information was reasonably requested by the Administrative Agent at least ten (10) Business Days prior to the Effective Date.

(e)                                  Beneficial Ownership Certificate.  At least five days prior to the Effective Date, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then Borrower shall (if reasonably required by the Administrative Agent) have delivered a Beneficial Ownership Certification in relation to itself.

(f)                                   Collateral Matters.

(i)                                     Lien Searches.  The Administrative Agent shall have received the results of recent lien searches in each of the jurisdictions reasonably requested by the Administrative Agent, and such searches shall reveal no liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3, or Liens to be discharged on or prior to the Effective Date.

(ii)                                  Pledged Stock; Stock Powers; Pledged Notes.  Except as set forth in Schedule 6.13, to the extent not previously delivered to the Administrative Agent, the Administrative Agent shall have received original versions of (A) the certificates representing the shares of Capital Stock pledged to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (B) each promissory note (if any) pledged to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(iii)                               Filings, Registrations, Recordings, Agreements, Etc.   Each document (including any UCC financing statements and Intellectual Property Security Agreements) required by the Loan Documents or reasonably requested by the Administrative Agent to be filed, executed, registered or recorded to create in favor of the Administrative Agent (for the benefit of the Secured Parties), a perfected first-priority Lien on the Collateral described therein (other than with respect to Liens expressly permitted by Section 7.3), shall have been executed (if applicable) and delivered to the Administrative Agent in proper form for filing, registration or recordation.

(g)                                  Fees.  The Lenders and the Administrative Agent shall have received all fees required to be paid on or prior to the Effective Date (including pursuant to the Fee Letters), and all reasonable and documented (in reasonable detail) out-of-pocket expenses for which invoices have been presented (including the reasonable and documented (in reasonable detail) out-of-pocket fees and expenses of at least one (1) Business Day before the Effective Date.  All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Effective Date.

(h)                                 Legal Opinion.  The Administrative Agent shall have received the following executed legal opinions, each in form and substance reasonably satisfactory to the Administrative Agent: (i) executed legal opinion of Debevoise & Plimpton LLP, counsel to the Loan Parties and (ii) executed legal opinion of Richards, Layton & Finger, P.A., special Delaware counsel to certain of the Loan Parties.

(i)                                     Borrowing Notice.  The Administrative Agent shall have received, in respect of the Revolving Loans to be made on the Effective Date, a completed Notice of Borrowing executed by the Borrower and otherwise complying with the requirements of Section 2.5.

(j)                                    Solvency Certificate.  The Administrative Agent shall have received a Solvency Certificate from the Chief Financial Officer of Borrower.

(k)                                 No Material Adverse Effect.  Since December 31, 2019, there shall not have occurred any event or condition that has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)                                     Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except (i)  to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and (ii) to the extent such representations and warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects.

(m)                             No Default.  No Default or Event of Default shall have occurred and be continuing on such date or immediately after giving effect to the extensions of credit requested to be made on the Effective Date.

For purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Effective Date specifying such Lender’s objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Effective Date or, if any extension of credit on the Effective Date has been requested, such Lender shall not have made available to the Administrative Agent on or prior to the Effective Date such Lender’s Revolving Percentage of such requested extension of credit.

5.2                               Conditions to Each Extension of Credit.  The agreement of each Lender to make any Revolving Loan or Swing Loan requested to be made by it and of the L/C Issuer to Issue Letters of Credit on any date after the Effective Date is subject to the satisfaction of the following conditions precedent:

(a)                                 Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except (i) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and (ii) to the extent such representations and warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects.

(b)                                 No Default.  No Default or Event of Default shall have occurred and be continuing on such date or immediately after giving effect to the extensions of credit requested to be made on such date.

(c)                                  Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing (other than with respect to the issuance of, or drawing under, or otherwise in connection with, a Letter of Credit) in connection with any such request for extension of credit which complies with the requirements hereof.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6
AFFIRMATIVE COVENANTS

Holdings and the Borrower hereby jointly and severally agree that, until the Discharge of Obligations, each of the Borrower and Holdings shall, and shall cause each of its Subsidiaries to:

6.1                               Financial Statements.  Furnish to the Administrative Agent for distribution to each Lender:

(a)                                 as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of Holdings (commencing with the fiscal year ending December 31, 2020) (or, following a Qualified IPO, such longer period as would be permitted by the SEC if Holdings or the Borrower (or any direct or indirect parent company of Holdings or the Borrower whose financial statements satisfy the reporting obligations under this Section 6.1(a)) were then subject to SEC reporting requirements as a non-accelerated filer), a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and of cash flows for such fiscal year, setting forth, commencing with such financial statements delivered for the fiscal year ending December 31, 2020 in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception (other than a “going concern” or like qualification or exception with respect to, resulting from or arising solely on account of (i) an upcoming maturity or termination date of any Loan or other Indebtedness permitted hereunder or (ii) any potential (but not actual) inability to satisfy any financial maintenance covenant included in this Agreement or any other Indebtedness of any Group Member), by BDO USA, LLP, PricewaterhouseCoopers, Deloitte LLP, any other independent certified public accountant of nationally recognized standing or any other independent certified public accountant that is reasonably acceptable to the Administrative Agent; and

(b)                                 as soon as available, but in any event within forty-five (45) days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter of each fiscal year) of Holdings (commencing with the Fiscal Quarter ending September 30, 2020) (or, following a Qualified IPO, such longer period as would be permitted by the SEC if Holdings or the Borrower (or any direct or indirect parent company of Holdings or the Borrower whose financial statements satisfy the reporting obligations under this Section 6.1(b)) were then subject to SEC reporting requirements as a non-accelerated filer), the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and of cash flows for such Fiscal Quarter and the portion of the fiscal year through the end of such Fiscal Quarter setting forth in each case, commencing with the Fiscal Quarter ending December 31, 2020 in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and footnote disclosures).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

Notwithstanding the foregoing or anything to the contrary in this Agreement, the obligations in paragraphs (a) and (b) of this Section 6.1 may instead, at the election of the Borrower in its sole discretion, be satisfied with respect to any financial statements of Holdings or the Borrower by furnishing (A) the applicable financial statements of any direct or indirect parent company of Holdings or the Borrower or (B) its or any such parent company’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to the Administrative Agent or any Lender; provided that, with respect to each of clauses (A) and (B), (i) to the extent (1) such financial statements relate to any such parent company and (2) either (I) such parent company (or any subsidiary of such parent company (other than Holdings and/or any of its Subsidiaries)) has any third party Indebtedness and/or operations (as determined by the Borrower in good faith and other than any operations that are attributable solely to such parent company’s ownership of Holdings, the Borrower and its subsidiaries) or (II) there are material differences (as determined by the Borrower in good faith) between the financial statements of such parent company and its consolidated subsidiaries, on the one hand, and Holdings, the Borrower and its consolidated subsidiaries, on the other hand, such financial statements or Form 10-K or Form 10-Q, as applicable, shall be accompanied by unaudited consolidating information that summarizes in reasonable detail the differences between the information relating to such parent company and its consolidated subsidiaries, on the one hand, and the information relating to Holdings, the Borrower and its consolidated subsidiaries on a stand-alone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 6.1(a), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 6.1(a).

6.2                               Certificates; Reports; Other Information.  Furnish to the Administrative Agent, for distribution to each Lender:

(a)                                 [Reserved];

(b)                                 concurrently with the delivery of any financial statements pursuant to Section 6.1(b) (other than with respect to the Fiscal Quarter ending September 30, 2020) and pursuant to Section 6.1(a), (i) a Compliance Certificate (x) containing, solely with respect to such Compliance Certificates delivered with the financial statements pursuant to Section 6.1(b) hereof, all information and calculations reasonably necessary for determining compliance by the Borrower with the provisions of Section 7.1 of this Agreement as of the last day of the Fiscal Quarter of Holdings (it being understood and agreed that delivery of a completed Compliance Certificate substantially in the form of Exhibit B shall satisfy the requirement in this clause (x)) and (y) stating that a Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such Compliance Certificate, and (ii) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any material Intellectual Property consisting of United States patents, trademarks and/or copyrights (or applications therefor) issued to or acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (ii) (or, in the case of the first such report so delivered, since the Effective Date);

(c)                                  prior to a Qualified IPO, commencing with the fiscal year ended December 31, 2020, and no later than sixty (60) days after the end of each subsequent Fiscal Year of Holdings, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of each Fiscal Quarter of such fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income statement) (collectively, the “Projections”);

(d)                                 within five (5) days after the same are sent, copies of all financial statements and reports that any Guarantor or the Borrower sends to the holders of any class of its debt securities, Indebtedness contemplated by Section 7.2(g) or Section 7.2(t), or public equity securities and, within five (5) days after the same are filed, copies of all financial statements and reports that Guarantor or the Borrower may make to, or file with, the SEC;

(e)                                  upon request by the Administrative Agent, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law, in each case, that could reasonably be expected to have a Material Adverse Effect on any of the Governmental Approvals or otherwise on the operations of the Group Members taken as a whole; and

(f)                                   promptly, such additional financial and other information regarding the operations, business affairs and financial condition of Holdings or any Subsidiary (including, but not limited to, (i) any change in the name and jurisdiction of organization of any Subsidiary and (ii) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners in such certificate), or compliance with this Agreement, in each case, as the Administrative Agent or the Required Lenders may from time to time reasonably request.

6.3                               Taxes.

File or cause to be filed all Federal and material state and other material tax returns that are required to be filed.

6.4                               Maintenance of Existence; Compliance.  (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other rights, privileges and franchises in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 or 7.5 and except (other than with respect to the Borrower in the case of clause (i) above) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (c) comply with all Governmental Approvals, and any term, condition, rule, filing or fee obligation, or other requirement related thereto, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (d) prevent any of the Governmental Approvals from being revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term to the extent such revocation, rescission, suspension, modification or nonrenewal has, or could reasonably be expected to have, a Material Adverse Effect; (e) maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions; provided that the requirements set forth in this Section 6.4(e), as they pertain to compliance by any Foreign Subsidiary with any US sanctions administered by OFAC, the USA PATRIOT ACT and the FCPA are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary in its relevant local jurisdiction that would limit or prohibit such compliance; and (f) pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or other material obligations or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral (other than Liens permitted under Section 7.3), except that no such tax, assessment, charge, levy or claim need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, with respect to which reserves have been taken in conformity with GAAP, and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

6.5                               Maintenance of Property; Insurance.   (a)  Keep all property necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies of similar size and which are similarly situated and engaged in the same or a similar business.

6.6                               Inspection of Property; Books and Records; Discussions.  (a)  Keep proper books of records and account in which full, true and correct entries, in all material respects, that permit the preparation of financial statements in conformity with GAAP consistently applied in respect of all material financial transactions and matters involving the material assets and business of the Group Members, taken as a whole and (b) permit representatives of the Administrative Agent (x) to visit and inspect any of its properties and examine and, to the extent not unreasonably interfering with the ordinary business operations of the Group

Members, make abstracts from any of its books and records and (y) to discuss the business, operations, properties and financial condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants, in each case, at reasonable times during normal business hours and with reasonable advance notice thereof; provided that (a) except during the continuation of an Event of Default, only one such visit per year shall be at the Borrower’s expense, and (b) during the continuation of an Event of Default, the Administrative Agent or its representatives may do any of the foregoing at the Borrower’s expense; and provided further that representatives of the Borrower or any other Group Member may be present during any such visits, discussions and inspections.

6.7                               Notices. The Borrower shall,

(a)                                 promptly give notice to the Administrative Agent of the occurrence of any Default or Event of Default known to any Senior Officer of any Loan Party;

(b)                                 within five (5) Business Days, give notice to the Administrative Agent of any (i) default or event of default under any Contractual Obligation of any Group Member that could reasonably be expected to have a Material Adverse Effect, (ii) event of default under any Indebtedness described in Section 7.2(t) or (iii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority that could reasonably be expected to have a Material Adverse Effect;

(c)                                  within five (5) Business Days, give notice to the Administrative Agent of any litigation or proceeding affecting any Group Member (i) that would reasonably be expected to have a Material Adverse Effect, (ii) in which injunctive or similar relief is sought in a manner that could reasonably be expected to result in a Material Adverse Effect or (iii) which relates to any Loan Document;

(d)                                 within thirty (30) days after the Borrower or Holdings knows or has reason to know thereof and if such event would reasonably be expected to result in a Material Adverse Effect, give notice to the Administrative Agent of: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer Plan, the creation of any Lien in favor of the PBGC or a Single Employer Plan or any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan, the determination that any Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA, the termination of any Single Employer Plan by Borrower or any Commonly Controlled Entity, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the termination of any Single Employer Plan by Borrower or any Commonly Controlled Entity under Section 4041(c) of ERISA, the adoption of any new Single Employer Plan by Borrower or any Commonly Controlled Entity, the adoption of any amendment to a Single Employer Plan, if such amendment will result in a material increase in benefits or unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), or the commencement of contributions by Borrower or any Commonly Controlled Entity to any Plan that is subject to the Pension Funding Rules, or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination or Insolvency of, any Multiemployer Plan;

(e)                                  within five (5) Business Days, give notice to the Administrative Agent of any development or event that has had a Material Adverse Effect;

(f)                                   promptly deliver to the Administrative Agent copies of all information required to be reported to the PBGC under Section 4010 of ERISA and such other documents, notices or governmental reports of filings relating, to any Single Employer Plan as the Administrative Agent shall reasonably request; and

(g)                                  promptly following, any request therefor, deliver to the Administrative Agent copies of any documents or notices described in Sections 101 (k) or (l) of ERISA that the Borrower or any Commonly Controlled Entity has received with respect to any Multiemployer Plan; provided that if Borrower or any

Commonly Controlled Entity has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower shall, upon request from the Administrative Agent but not more frequently than twice per year, promptly make a request for such documents or notices from such administrator or sponsor, or shall require (to the extent the Borrower can require) the Commonly Controlled Entity to make such request, and shall provide, or shall require (to the extent the Borrower can require) the Commonly Controlled Entity to provide, copies of such documents and notices promptly upon receipt thereof.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.8                               Environmental Laws.

(a)                                 Comply in all respects with, and undertake commercially reasonable efforts to ensure compliance in all respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except for any such non-compliance or failure to obtain that would not reasonably be expected to result in a Material Adverse Effect.

(b)                                 Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except where the failure to conduct, complete or comply would not reasonably be expected to result in a Material Adverse Effect.

6.9                               Operating Accounts.  Each Loan Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements with respect to each deposit, securities, commodity or similar account maintained by such Person (other than Exempt Deposit Accounts and Exempt Securities Accounts); provided, it is agreed and understood that (A) the Control Agreements in effect on the Effective Date shall be deemed to satisfy the requirements set forth in this Section 6.9 with respect to accounts existing on the Effective Date and (B) the Loan Parties shall have date that is that is sixty (60) days following the closing date of such Permitted Acquisition or any other relevant Specified Investment, as applicable (or such later date as may be agreed to by Administrative Agent in its sole discretion) to comply with the provisions of this Section 6.9 with regard to accounts (other than Exempt Deposit Accounts and Exempt Securities Accounts) of the Loan Parties existing on the Effective Date or acquired in connection with such Permitted Acquisition or other relevant Specified Investment, as applicable.

6.10                        [Reserved].

6.11                        Additional Collateral, etc.

Subject to the terms, provisions and limitations set forth in the Guarantee and Collateral Agreement:

(a)                                 [Reserved].

(b)                                 With respect to any new Subsidiary (other than an Excluded Subsidiary) created or acquired after the Effective Date by any Group Member (which, for the purposes of this Section 6.11(b), shall include any existing Subsidiary that ceases to be an Excluded Subsidiary and subject to the limitations set forth in paragraph (c) of this Section), (i) promptly deliver to the Administrative Agent, if applicable, the certificates representing such Capital Stock (provided that, for the avoidance doubt, in the case of the Capital Stock of any  Excluded Subsidiary to the extent pledged in favor of the Administrative Agent, no certificate(s) representing more than sixty-five percent (65%) of the total outstanding voting Capital Stock of such Excluded Subsidiary shall be required to be delivered to the Administrative Agent), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member in accordance with (and within the time periods prescribed in) Section 3.3(g) and Section 5.6 of the Guarantee and Collateral Agreement, (ii) promptly cause such new Subsidiary to become a party to the Guarantee and Collateral Agreement and take any actions required thereby and (iii) if reasonably requested by the Administrative Agent, promptly deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c)                                  With respect to any new Excluded Subsidiary owned directly by Holdings, the Borrower or any Subsidiary Guarantor created or acquired after the Effective Date by any Loan Party, promptly deliver to the Administrative Agent, if applicable, the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member and take any other actions necessary or reasonably requested by Administrative Agent to grant to the Administrative Agent a perfected first priority Lien in such Capital Stock to the extent required under the Guarantee and Collateral Agreement (subject only to Liens permitted under Section 7.3); provided however, the Group Members will not (i) provide or cause any Excluded Subsidiary to provide a guaranty of the Obligations or cause any such Excluded Subsidiary to become party to this Agreement and the other Loan Documents as the Borrower, (ii) grant or cause any Excluded Subsidiary to grant a security interest in any of its assets as Collateral for the payment and performance of the Obligations, or (iii) grant a pledge and security interest in favor of the Lender with respect to any Capital Stock of any Excluded Subsidiary not owned directly by Borrower or any Domestic Subsidiary.

(d)                                 With respect to any real property owned in fee having a fair market value (together with improvements thereof) at the time of acquisition thereof of at least $5,000,000 acquired after the Effective Date by any Loan Party, promptly (and, in any event, within ninety (90) days (or such longer time period as the Administrative Agent may determine in its sole discretion)) after such acquisition, to the extent requested by the Administrative Agent, (i) execute and deliver a first priority mortgage (subject to Liens permitted by Section 7.3 other than Section 7.3(w)), in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) provide the Lenders with title and extended survey coverage insurance covering such real property in an amount equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent but in no event to exceed 110% of the purchase price) as well as either a current ALTA survey thereof or any existing survey of the real property that is acceptable to the title company issuing the title insurance policy to provide extended survey coverage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the enforceability of the mortgage, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.  In connection with the foregoing, no later than ten (10) days prior to the date on which a mortgage is executed and delivered pursuant to this Section 6.11, in order to comply with the Flood Laws, the Administrative Agent shall have received the following documents (collectively, the “Flood Documents”):  (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (B) if the improvement(s) to the applicable improved real property is located in a special flood hazard area, a notification to the applicable Loan Party (“Loan Party Notice”) and (if applicable) notification to the applicable Loan Party that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (C) countersigned Loan Party Notice, and (D) if the Loan Party Notice is required to be given and, to the extent flood insurance is required by any applicable Requirement of Law and flood insurance is available in the community in which the property is located, evidence, in form and substance reasonably satisfactory to the Administrative Agent and each Lender, of a flood insurance policy in compliance with the Flood Laws (including without limitation, in an amount required under the Flood Laws); provided that no mortgage shall be required to be executed and delivered until all Lenders have confirmed that flood insurance due diligence and flood insurance compliance has been completed.

(e)                                  Notwithstanding the foregoing, (i) Holdings and its Subsidiaries shall not be required to take any action to grant or perfect Administrative Agent’s security interest in any Collateral under any foreign law (ii) no landlord, sublessor or bailee waivers or similar consents nor mortgages on any leased real estate shall be required.

6.12                        Further Assurances.  Subject to the limitations set forth herein and in the other Loan Documents, execute any further instruments and take such further action as the Administrative Agent reasonably deems necessary to perfect, protect, ensure the priority of or continue the Administrative Agent’s Lien on the Collateral or to effect the purposes of this Agreement.

6.13                        Post-Closing Obligations.  Execute and deliver the documents and complete the tasks set forth on Schedule 6.13, in each case within the time limits specified on such letter (unless the Administrative Agent, in its discretion, shall have agreed to any particular longer period).

6.14                        Material Intellectual Property of Excluded Subsidiaries.

(a)                                 If, on or after the Effective Date, an Excluded Subsidiary owns any intellectual property (other than Excluded Intellectual Property) that constitutes Material Intellectual Property, the Loan Parties shall within sixty (60) days (or such longer time period as the Administrative Agent may determine in its sole discretion) of such event and for so long as such intellectual property (other than Excluded Intellectual Property) remains Material Intellectual Property at the end of such period (i) cause such intellectual property (other than Excluded Intellectual Property) to be held by, or transferred to, a non-Excluded Subsidiary or (ii) cause such Excluded Subsidiary to promptly grant the Administrative Agent a security interest in such intellectual property (other than Excluded Intellectual Property) (it being understood that the Loan Parties and their respective Subsidiaries shall not be required to take any action to grant or perfect Administrative Agent’s security interest in any collateral under any foreign law); provided it is agreed and understood that, as of the Effective Date, no Excluded Subsidiary owns any intellectual property (other than Excluded Intellectual Property) that constitutes Material Intellectual Property.

(b)                                 In this Section 6.14 only, “Excluded Intellectual Property” means any intellectual property that is or becomes Material Intellectual Property (a) that is (i) owned by an Excluded Subsidiary or entity that becomes an Excluded Subsidiary in connection with a Permitted Acquisition or Investment permitted under Section 7.7 or (ii) (except where an Excluded Subsidiary acquires Material Intellectual Property from a Loan Party) acquired or created by an Excluded Subsidiary or an entity that becomes an Excluded Subsidiary and (b) where (i) transferring such intellectual property to a non-Excluded Subsidiary creates or could be reasonably expected to create adverse tax consequences for any member of the Group or (ii) the Administrative Agent and the Borrower reasonably determine that the time and cost of taking security over such intellectual property exceeds the benefit to the Lenders afforded thereby in granting security over such intellectual property.  Notwithstanding the foregoing, “Excluded Intellectual Property” shall be deemed to include any interest or title of an Excluded Subsidiary or entity that becomes an Excluded Subsidiary under any license, sublicense and similar transactions of intellectual property entered into each case on a non-exclusive basis and in the ordinary course of business and “Material Intellectual Property” means any intellectual property that is material to the business and operations of Holdings and its Subsidiaries, taken as a whole.

SECTION 7
NEGATIVE COVENANTS

Holdings and the Borrower hereby jointly and severally agree that, until the Discharge of Obligations, neither the Borrower nor Holdings shall, nor permit any of its respective Subsidiaries to, directly or indirectly:

7.1                               Financial Condition Covenant.

(a)                                 Fixed Charge Coverage Ratio.  Permit the Fixed Charge Coverage Ratio of Holdings and its Subsidiaries, on a consolidated basis, as at the last day of each Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 2020, measured on a trailing twelve month basis, to be less than 1.25:1.00.

(b)                                 Total Net Leverage Ratio.  Permit the Total Net Leverage Ratio of Holdings and its Subsidiaries, on a consolidated basis, as at the last day of each Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 2020, measured on a trailing twelve month basis, to exceed 3.50:1.00 (the “Applicable Covenant Level”); provided that, if one or more Group Members consummates an acquisition or series of acquisitions permitted under Section 7.7 for which the total consideration is greater than or equal to $100,000,000, at the written election of the Borrower delivered to the Administrative Agent in the Fiscal Quarter in which such acquisition or acquisitions are consummated, the Applicable Covenant Level shall be increased to 4.00:1.00 for the Fiscal Quarter in which such notice is delivered and the immediately following three Fiscal Quarters (the “Applicable Covenant Increase Period”) following such acquisition (including the fiscal quarter in which such acquisition(s) was(were) consummated); provided further that (i) there shall be no more than two (2) elections during the term of this Agreement and (ii) at least two full Fiscal Quarters where the Applicable Covenant Level has not exceeded 3.50:1.00 shall have elapsed after the end of the first Applicable Covenant Increase Period before the Borrower is able to make a subsequent election.

(c)                                  Notwithstanding anything to the contrary contained in this Section 7.1 or in Section 8, in the event that the Group Members fail to comply with the requirements of any of the financial covenants set forth in Section 7.1 as of the last day of any Fiscal Quarter (each, a “Financial Condition Covenant”) Holdings, in consultation with Sponsor, shall have the right to cure (and shall be deemed to have cured) any Event of Default resulting from such breach if Holdings issues Capital Stock (other than Disqualified Stock) to Sponsor and/or the other equity holders of Holdings for cash, or Sponsor and/or the other equity holders of Holdings otherwise make cash contributions to the capital of Holdings, which in turn makes a capital contribution, directly or indirectly, to the Borrower (the “Cure Right”) in each case after the last day of such Fiscal Quarter and on or prior to the day that is ten (10) Business Days after the date the Compliance Certificate calculating such covenants is required to be delivered pursuant to Section 6.2(b), in such amounts as are necessary to bring the Loan Parties into compliance with the Financial Condition Covenants (the “Cure Amount”).  The Cure Right may be exercised not more than two (2) times in any four consecutive fiscal quarter period, and not more than five (5) times during the term of this Agreement.  Upon the Administrative Agent’s receipt of the Cure Amount, the Financial Condition Covenants shall be recalculated (for such period and shall be so calculated for any subsequent period that includes the Fiscal Quarter in respect of which the Cure Right was exercised) giving effect to the following pro forma adjustments: (a) Consolidated Adjusted EBITDA shall be increased by the Cure Amount, and (b) if, after giving effect to the foregoing calculations, Holdings is in compliance with the requirements of the Financial Condition Covenants, then from and after the date such proceeds of the Cure Right are received by the Borrower, Holdings shall be deemed to have satisfied such Financial Condition Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of any Financial Condition Covenant that occurred shall be deemed cured for the purposes of this Agreement.  In no event shall the Cure Amount be greater than the amount required for purposes of complying with both Financial Condition Covenants as set forth herein.  The resulting increase to Consolidated Adjusted EBITDA from the exercise of the Cure Right shall not result in any adjustment to Consolidated Adjusted EBITDA for any purposes under this Agreement or any Loan Document, other than for purposes of calculating the Financial Condition Covenants for the Fiscal Quarter in respect of which the Cure Right was exercised and any subsequent period that includes the Fiscal Quarter in respect of which the Cure Right was exercised, and the Cure Amount will be disregarded for purposes of the calculation of Consolidated Adjusted EBITDA for all other purposes, including calculating basket levels, pricing and other items governed by reference to Consolidated Adjusted EBITDA.  Notwithstanding the foregoing, for purposes of calculating Consolidated Total Net Indebtedness for the Fiscal Quarter for which the Cure Right was exercised, Consolidated Total Net Indebtedness shall be calculated as if the Cure Amount was not applied to reduce the Obligations.  To the extent the Borrower has the right to exercise the Cure Right and has notified the Administrative Agent of its intention to exercise such Cure Right for any Fiscal Quarter, no remedies may be applied in respect of any Default or Event of Default resulting solely from failure to comply with the Financial Condition Covenants so long as the proceeds of the applicable Cure Right are received by the Borrower within the timeframe specified above; provided, however, that in no event shall any Lender or any L/C Issuer have any obligation to fund any Loans or Issue any Letters of Credit until such Cure Right is exercised and the proceeds thereof have been received by the Borrower.

7.2                               Indebtedness.  Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness of any Loan Party pursuant to any Loan Document;

(b)                                 Indebtedness of (i) any Loan Party owing to any other Loan Party, (ii) any Group Member (which is not a Loan Party) owing to any other Group Member (which is not a Loan Party), (iii) any Loan Party owing to any other Group Member that is not a Loan Party so long as the obligations thereof are subordinated in right of payment to the Obligations on terms reasonably acceptable to Administrative Agent and (iv) any Group Member that is not a Loan Party owing to any Loan Party so long as the related Investment is permitted by Section 7.7;

(c)                                  Guarantee Obligations (i) of any Loan Party of the Indebtedness of any other Loan Party; (ii) of any Group Member (which is not a Loan Party) of the Indebtedness of any Loan Party, (iii) by any Group Member (which is not a Loan Party) of the Indebtedness of any other Group Member (which is not a Loan Party) and (iv) by any Loan Party of the Indebtedness of any other Group Member (which is not a Loan Party) so long as the related Investment is permitted by Section 7.7, provided that, in any case (i), (ii), (iii) or (iv), the Indebtedness so guaranteed is otherwise permitted by the terms hereof;

(d)                                 Indebtedness listed on Schedule 7.2(d) and any Permitted Refinancing thereof;

(e)                                  Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(h) in an aggregate principal amount not to exceed the greater of $15,000,000 and 20% of LTM Consolidated Adjusted EBITDA, at any one time outstanding and any Permitted Refinancing thereof;

(f)                                   Surety Indebtedness or other Indebtedness in respect of (i) bids, tenders, performance bonds, appeal bonds or similar instruments and (ii) other similar bonds or similar instruments, workers’ compensation claims, health, disability or other employee benefits and self-insurance obligations, in each case, in the ordinary course of business; provided that the aggregate amount of any such Indebtedness outstanding at any time shall not exceed $750,000;

(g)                                  Subordinated Indebtedness so as long as at the time of incurrence of such Subordinated Indebtedness (i) the Total Net Leverage Ratio of Holdings and its Subsidiaries, on a consolidated basis, for the most recently ended four Fiscal Quarter period for which financial statements were required to be delivered pursuant to Section 6.1(a) or (b), does not exceed 3.50:1.00 on a pro forma basis and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(h)                                 additional Indebtedness of Holdings and its Subsidiaries in an aggregate principal amount (for Holdings and all Subsidiaries) not to exceed the greater of $10,000,000 and 15% of LTM Consolidated Adjusted EBITDA, at any one time outstanding and any Permitted Refinancing thereof;

(i)                                     Investments to the extent constituting Indebtedness and permitted by Section 7.7(a), (c), (f) and (h);

(j)                                    Indebtedness arising from or the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(k)                                 Indebtedness incurred in connections with the financing of insurance premiums consistent with past practices;

(l)                                     Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(m)                             Indebtedness in respect of netting services or overdraft protection or otherwise in connection with deposit or securities accounts in the ordinary course of business;

(n)                                 unsecured Indebtedness of Holdings owing to employees, former employees, officers, former officers, directors, former directors (or any spouses, ex-spouses, or estates of any of the foregoing) in connection with the repurchase of Capital Stock of such Person issued to any of the aforementioned employees, former employees, officers, former officers, directors, former directors (or any spouses, ex-spouses, or estates of any of the foregoing) to the extent the relevant repurchase would be permitted by Section 7.6 hereof;

(o)                                 Indebtedness of any Loan Party to another Loan Party at such times and in such amounts necessary to permit a Guarantor to receive any distribution permitted to be made to such Person pursuant to Section 7.6, so long as, as of the applicable date of determination, distributions for such purposes would otherwise be permitted to be made pursuant to Section 7.6 (it being understood and agreed that any such Indebtedness shall be deemed to utilize the relevant basket under Section 7.6);

(p)                                 (i) to the extent constituting Indebtedness, purchase price adjustments in connection with Permitted Acquisitions and the Transactions, (ii) indemnity payments in connection with Permitted Acquisitions and any other Specified Investment and the Transactions, (iii) earnouts related to the enhanced performance of an entity acquired in connection with a Permitted Acquisition which are not disguised installment payments of the initial purchase price and (iv) Permitted Seller Debt;

(q)                                 (i) Indebtedness of any Person that becomes a Subsidiary after the Effective Date that exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary thereof; provided that (1) the principal amount of such Indebtedness (other than capitalized interest, fees and expenses) shall not in the aggregate exceed $1,500,000 at any time or (2) as at the time such Person becomes a Subsidiary, the Total Net Leverage Ratio of Holdings and its Subsidiaries, on a consolidated basis, for the most recently ended four Fiscal Quarter period for which financial statements were required to be delivered pursuant to Section 6.1(a) or (b) does not exceed 3.50:1.00 on a pro forma basis and (ii) any Permitted Refinancing thereof;

(r)                                    Indebtedness under Swap Agreements permitted under Section 7.11;

(s)                                   Indebtedness of Foreign Subsidiaries (and any Permitted Refinancing thereof) of Holdings in an aggregate outstanding principal amount (for all Foreign Subsidiaries) not to exceed the greater of $7,000,000 and 10% of LTM Consolidated Adjusted EBITDA, at any one time outstanding; provided that such Indebtedness is non-recourse to any Loan Party; and

(t)                                    (i) secured junior Lien and unsecured Indebtedness so long as at the time of the incurrence of such Indebtedness the Second Lien/Unsecured Debt Incurrence Conditions have been satisfied and (ii) any Permitted Refinancing thereof; provided that:

(i)                                     the terms of such Indebtedness do not provide for any maturity, scheduled repayment, mandatory redemption or sinking fund obligations (other than mandatory prepayments with respect to secured junior Lien Indebtedness permitted pursuant to the Intercreditor Agreement) prior to the date that is 91 days after the latest maturity date of the Revolving Loans and any Incremental Term Loans existing at the time of incurrence of such Indebtedness,

(ii)                                  the covenants, events of default, guarantees, collateral (solely in the case of secured junior Lien Indebtedness) and other terms of such Indebtedness (other than interest rate, fees and redemption premiums), are not more restrictive taken as a whole than the terms of this Agreement and the other Loan Documents (and, where applicable, in the case of financial covenants and certain covenant baskets), set with at least a 10% cushion to the comparable covenants and baskets set forth in this Agreement) (except for those applicable only to periods after the latest maturity date of the Revolving Loans and any Incremental Term Loans existing at the time of incurrence of such Indebtedness),

(iii)                               with respect to secured junior Lien Indebtedness, such Indebtedness is subject to an intercreditor agreement that is reasonably satisfactory to the Administrative Agent, the holder (or agent) of such Indebtedness, and the Loan Parties (the “Intercreditor Agreement”) and

(iv)                              the Borrower shall have delivered to the Administrative Agent contemporaneously with the incurrence of such Indebtedness a certificate of a Responsible Officer stating that each specific condition set forth in this proviso (other than this clause (iv)) and the specific conditions set forth in the definition of “Second Lien/Unsecured Debt Incurrence Conditions” have been satisfied.

For purposes of determining compliance with and the outstanding principal amount of any particular Indebtedness (including Guarantee Obligations) incurred pursuant to, and in compliance with, this Section 7.2, (i) in the event that any Indebtedness (including Guarantee Obligations) meets the criteria of more than one of the types of Indebtedness (including Guarantee Obligations) described in one or more clauses of this Section 7.2, the Borrower, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of the clauses of this Section 7.2 (including in part under one such clause and in part under another such clause), (ii) if any commitments in respect of revolving or deferred draw Indebtedness are established in reliance on any provision of this Section 7.2 measured by reference to Total Net Leverage Ratio, LTM Consolidated Adjusted EBITDA or a percentage thereof, as applicable, at the Borrower’s option, on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing for the commitment to fund such Indebtedness, after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness, such amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, irrespective of whether or not such incurrence would cause such Total Net Leverage Ratio, LTM Consolidated Adjusted EBITDA or percentage thereof to be exceeded, (iii) if any Permitted Refinancing is incurred to refinance Indebtedness (or unutilized commitments in respect of Indebtedness) initially incurred (or established) (or, to refinance Indebtedness Incurred (or commitments established)) to refinance Indebtedness initially incurred (or commitments initially established) in reliance on any provision of this Section 7.2 measured by reference to LTM Consolidated Adjusted EBITDA or a percentage thereof at the time of Incurrence, as applicable, and such refinancing would cause such LTM Consolidated Adjusted EBITDA or percentage of thereof to be exceeded if calculated based on the LTM Consolidated Adjusted EBITDA on the date of such refinancing, such LTM Consolidated  Adjusted EBITDA or percentage thereof, as applicable, shall not be deemed to be exceeded so long as the principal amount of such Permitted Refinancing does not exceed the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing, (iv) if any Permitted Refinancing is incurred to refinance Indebtedness initially incurred (or, Indebtedness incurred to refinance Indebtedness initially incurred) in reliance on any provision of this Section 7.2 above measured by a dollar amount, such dollar amount shall not be deemed to be exceeded (and such Permitted Refinancing shall be deemed permitted) to the extent the principal amount of such Permitted Refinancing does not exceed an amount equal to the outstanding committed or principal amount (whichever is higher) of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing, (v) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof at par value, (vi) any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

7.3                               Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a)                                 Liens for taxes, assessments or governmental charges or levies (i) not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of Holdings or its Subsidiaries, as the case may be, in conformity with GAAP and such Liens do not have priority over the Administrative Agent’s Liens or (ii) not required to be paid pursuant to Section 6.3;

(b)                                 carriers’, warehousemen’s, landlord’s, mechanics’, materialmens’, workmens’, suppliers’, repairmens’ or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings;

(c)                                  Liens imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation; provided that (i) such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien and (ii) to the extent such Liens are not imposed by Requirements of Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents;

(d)                                 deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, each incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA);

(e)                                  easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any real property, in each case whether now or hereafter in existence, incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Holdings and its Subsidiaries;

(f)                                   the licensing of patents, trademarks, copyrights and other Intellectual Property rights in the ordinary course of business;

(g)                                  Liens listed on Schedule 7.3(g), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien shall be extended to cover any additional property after the Effective Date and that the amount of Indebtedness secured thereby is not increased (it being understood that in the case of this clause (g) individual financings of specific equipment provided by one lender may be cross collateralized to other financings of specific equipment provided by such lender or its affiliates);

(h)                                 Liens securing Indebtedness of Holdings or its Subsidiaries incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased (it being understood that in the case of this clause (h) individual financings of specific equipment assets provided by one lender may be cross collateralized to other financings of specific equipment provided by such lender or its affiliates);

(i)                                     Liens created pursuant to the Security Documents;

(j)                                    any interest or title of a lessor under any lease entered into by Holdings or its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

(k)                                 Liens arising out of judgments, attachments or awards that do not constitute an Event of Default under Section 8.1(h) of this Agreement;

(l)                                     Liens not otherwise permitted by this Section 7.3 so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to Holdings and its Subsidiaries) exceed the greater of $5,000,000 and 7.5% of LTM Consolidated Adjusted EBITDA at any one time;

(m)                             any interest or title of a lessor, sublessor, licensor or licensee under any lease or license entered into by the Borrower or any other Subsidiary in the ordinary course of its business;

(n)                                 Liens arising out of a conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(o)                                 Liens arising from precautionary UCC (or equivalent) financing statements filed under operating leases or consignment of goods;

(p)                                 bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Loan Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(q)                                 Liens attaching solely to cash earnest money deposits in connection with a Permitted Acquisition or other relevant Specified Investment or attaching solely to cash earnest money deposits in connection with an acquisition of property not otherwise prohibited hereunder, including, without limitation, prohibited pursuant to Section 7.15;

(r)                                    Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction, covering only the items being collected upon;

(s)                                   Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness or other obligations owed by such Subsidiary to the Borrower or such other Loan Party;

(t)                                    Liens on insurance policies and the proceeds thereof granted in the ordinary course of business to secure the financing of insurance premiums with respect thereto under Section 7.2(k);

(u)                                 Liens on property or assets of a person existing at the time such person or asset is acquired or merged with or into or consolidated with any Loan Party or Subsidiary thereof to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided that such Liens (i) do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon)

and are no more favorable to the lienholders than such existing Lien and (ii) (1) do not secure Indebtedness in excess of $1,500,000 in the aggregate at any one time outstanding or (2) as at the time such person or asset is acquired or merged with or into or consolidated with any Loan Party or Subsidiary, the Total Net Leverage Ratio of Holdings and its Subsidiaries, on a consolidated basis, for the most recently ended four Fiscal Quarter period for which financial statements were required to be delivered pursuant to Section 6.1(a) or (b) does not exceed 3.50:1.00 on a pro forma basis (it being understood that in the case of this clause (u) individual financings of specific equipment provided by one lender may be cross collateralized to other financings of specific equipment provided by such lender or its affiliates);

(v)                                 Liens securing Indebtedness of Foreign Subsidiaries of Holdings incurred pursuant to Section 7.2; provided that such Liens do not at any time encumber any property other than the property of such Foreign Subsidiaries; and

(w)                               Liens securing junior Lien Indebtedness incurred pursuant to Section 7.2(t); provided that such Liens are subject to an Intercreditor Agreement as described therein.

For purposes of determining compliance with this Section 7.3, (i) a Lien need not be incurred solely by reference to one category of Liens permitted by the foregoing provisions of this Section 7.3 described in this Section 7.3 but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Liens permitted by the foregoing provisions of this Section 7.3, the Borrower shall, in its sole discretion, classify such Lien (or any portion thereof) and may include the amount and type of such Lien in one or more of the clauses of this Section 7.3, (iii) if any Liens securing Permitted Refinancing are incurred to refinance Liens securing Indebtedness initially incurred in reliance on a basket measured by reference to a percentage of LTM Consolidated Adjusted EBITDA, at the time of incurrence, and such Permitted Refinancing would cause the percentage of LTM Consolidated Adjusted EBITDA restriction to be exceeded if calculated based on the LTM Consolidated Adjusted EBITDA on the date of such refinancing, such percentage of LTM Consolidated Adjusted EBITDA restriction shall not be deemed to be exceeded so long as the principal amount of such Permitted Refinancing secured by such Liens does not exceed the outstanding principal or committed amount (whichever is higher) of such Indebtedness secured by such Liens being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing, and (iv) it is understood that a Lien securing Indebtedness that is permitted by the foregoing provisions of this Section 7.3 may secure Debt Obligations with respect to such Indebtedness.

7.4                               Fundamental Changes.  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a)                                 (i) any Subsidiary of Holdings (other than the Borrower) may be merged or consolidated with or into any Subsidiary Guarantor, provided that the continuing or surviving entity shall immediately thereafter be or become a Subsidiary Guarantor, and (ii) any Subsidiary of Holdings may be merged or consolidated with or into the Borrower, provided that the continuing or surviving entity shall immediately thereafter be or become the Borrower;

(b)                                 any Group Member may Dispose of any or all of its assets (i) to any Loan Party (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 7.5;

(c)                                  any Group Member which is not a Loan Party may Dispose of any or all of its assets to any other Group Member which is not a Loan Party;

(d)                                 any Group Member which is not a Loan Party may be merged, consolidated or amalgamated with or into or dissolved or liquidated into another Group Member which is not a Loan Party; and

(e)                                  any Investment expressly permitted by Section 7.7 or any Disposition permitted by Section 7.5 (other than Section 7.5(c)) may be structured as a merger, consolidation or amalgamation.

7.5                               Disposition of Property.  Dispose of any of its property, whether now owned or hereafter acquired, or issue or sell any shares of Capital Stock to any Person, except:

(a)                                 the Disposition of (i) used, obsolete, surplus or worn out property or (ii) property no longer used, useful or economically practicable to maintain in the conduct of the business of any Group Member, in each case, in the ordinary course of business;

(b)                                 Dispositions of inventory and other immaterial assets in the ordinary course of business;

(c)                                  Dispositions (i) permitted by clause (i) of Section 7.4(b), Section 7.4(c) and Section 7.4(d) and (ii) of assets by Loan Parties to Group Members that are not Loan Parties so long as either (A) the relevant transfer is made in the ordinary course of business in connection with the establishment of foreign operations or (B) the relevant transaction is treated as an Investment and permitted by Section 7.7;

(d)                                 the sale or issuance of (i) any Subsidiary’s (other than Borrower) Capital Stock to Holdings, Borrower or any Subsidiary Guarantor, (ii) any Subsidiary’s (other than a Loan Party) Capital Stock to any other Subsidiary (other than a Loan Party), (iii) any Capital Stock of Holdings (other than Disqualified Stock), provided that it shall not immediately thereafter result in a Change of Control and/or (iv) the Borrower’s Capital Stock to Holdings to the extent that such Capital Stock is subject to a first priority perfected security interest in favor of the Collateral Agent after giving effect to such issuance;

(e)                                  the use or transfer of money or Cash Equivalents in a manner that is not otherwise prohibited by the terms of this Agreement or the other Loan Documents;

(f)                                   the non-exclusive licensing of patents, trademarks, copyrights, and other Intellectual Property rights in the ordinary course of business;

(g)                                  the Disposition of other property having a fair market value not to exceed $2,000,000 in the aggregate for any fiscal year of Holdings;

(h)                                 leases, subleases, licenses and sublicenses of real or personal property in the ordinary course of business;

(i)                                     (i) discounts of or forgiveness of accounts receivable in the ordinary course of business or in connection with collection or compromise thereof and (ii) sales, transfers and other dispositions of accounts receivable in connection with collection thereof in the ordinary course of business;

(j)                                    dispositions of assets acquired by Holdings and its Subsidiaries pursuant to a Permitted Acquisition or other Specified Investment consummated within twelve (12) months of the date of the proposed disposition so long as the consideration received for the assets to be so disposed is at least equal to the fair market value thereof;

(k)                                 Liens permitted by Section 7.3 and Restricted Payments permitted by Section 7.6;

(l)                                     (i) dispositions resulting from any casualty or other insured damage to, or any taking under power of foreclosure or eminent domain or by condemnation or similar proceeding of any property or asset of Borrower or any Subsidiary and (ii) dispositions arising from the exercise of termination rights under any lease, license, concession or other agreement, or necessary or advisable (as determined by the Borrower in good faith, which determination shall be conclusive) in order to consummate any acquisition of any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(m)                             the sale or issuance of de minimis Capital Stock of a Foreign Subsidiary to qualifying foreign directors as required by local law; and

(n)                                 for clarification and only to the extent that an Investment permitted under Section 7.7 would constitute a Disposition, such Investment permitted under Section 7.7.

7.6                               Restricted Payments.  Declare or pay any dividend (other than dividends payable solely in Capital Stock (or equivalent equity interest) of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member excluding in each case any Restricted Debt Payments (collectively, “Restricted Payments”), except that:

(a)                                 (i) any Subsidiary of Borrower may make Restricted Payments to the Borrower or any Subsidiary Guarantor or its direct parent (and, if applicable, to the other holders of its Capital Stock on a ratable basis) and (ii) the Borrower may make Restricted Payments to Holdings solely to the extent applied contemporaneously or within a reasonable time to fund other Restricted Payments by Holdings permitted in this Section 7.6;

(b)                                 the Borrower, Holdings or any Guarantor may make or pay loans, advances, dividends or distributions by the Borrower, Holdings or any Guarantor (as applicable) to Holdings, TopCo or any other Parent Company (whether made directly or indirectly) to permit Holdings, TopCo or any other Parent Company (as applicable) to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or the Borrower, Holdings or any Guarantor may make payments to repurchase or otherwise acquire Capital Stock of Holdings, TopCo or any other Parent Company (including any options, warrants or other rights in respect thereof), in each case, from Management Investors (including any repurchase or acquisition by reason of the Borrower, Holdings, TopCo or any other Parent Company retaining any Capital Stock, option, warrant or other right in respect of tax withholding obligations, and any related payment in respect of any such obligation), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to $5,000,000 in any fiscal year plus any unutilized portion of such amount in the immediately preceding two fiscal years (using the basket for the current fiscal year first, then the unutilized portion of the basket for the immediately prior year next and then the unutilized portion of the basket two years prior); provided that such amount shall be increased by (x) the proceeds of any key-man life insurance received by any Parent Company (to the extent contributed to a Group Member) or any Group Member; plus (y) an amount equal to the proceeds to the Borrower or Holdings (whether received by it directly or from a Parent Company or applied to pay expenses, taxes and other amounts incurred or payable by such Parent Company) or any Parent Company of any resales or new issuances of shares and options to any Management Investors, at any time after the initial issuances to any Management Investors, together with the aggregate amount of deferred compensation owed by any Parent Company, Holdings, the Borrower or any of their respective Subsidiaries to any Management Investor that shall thereafter have been cancelled, waived or exchanged at any time after the initial issuances to any thereof in connection with the grant to such Management Investor of the right to receive or acquire shares of the Borrower’s, Holdings’ or any Parent Entity’s Capital Stock; plus (z) the amount of any bona fide cash bonuses otherwise payable to any Management Investor that are in respect of services rendered and foregone in return for the receipt of Capital Stock;

(c)                                  the Borrower or Holdings may make Restricted Payments, (i) so long as so no Event of Default shall have occurred and be continuing, to the extent required to make any payments with respect to working capital adjustments or purchase price adjustments in connection with any Specified Investment and (ii) so long as no Event of Default shall have occurred and be continuing, to the extent required to make any payments with respect to indemnity obligations in connection with a Specified Investment;

(d)                                 the Borrower or Holdings may make Restricted Payments to Holdings, TopCo or any other Parent Company to (i) pay reasonable and customary (A) out-of-pocket legal, accounting and filing costs, franchise taxes and other similar taxes required to maintain corporate existence, director fees, and other expenses in the nature of overhead in the ordinary course of business of Holdings, TopCo or any other Parent Company (plus audit expenses in connection with the required annual audit), and related indemnities and expenses paid or accrued for directors and officers and/or (B) out-of-pocket fees, costs and expenses in connection with any Qualified IPO or any other debt or equity offering by Holdings, TopCo or any other Parent Company; in each case with respect to clauses (A) and (B), to the extent that such costs, fees and expenses are attributable to the ownership or business, or required to maintain the corporate existence, of a Parent Company, TopCo, Holdings, the Borrower and/or their respective Subsidiaries and (ii) pay reasonable fees and expenses in connection with compliance with reporting obligations under, or in connection with compliance with, federal or state laws or under this Agreement or any other Loan Document;

(e)                                  in the event the Borrower or Holdings files a consolidated, combined, unitary or similar type income tax return with any direct or indirect parent corporation of the Borrower or Holdings, the Borrower or Holdings may make distributions to such parent corporation in an amount not to exceed the amount of the income taxes that would have been due and payable by the Borrower and its relevant subsidiaries had the Borrower not filed a consolidated, combined, unitary or similar type return with such parent corporation (computed at the highest applicable marginal combined federal and state tax rate);

(f)                                   for the avoidance of doubt, payments permitted under Section 7.9 hereof;

(g)                                  upon receipt by any of Holdings or any of Holdings’ Subsidiaries of a working capital or purchase price adjustment in connection with a Specified Investment, the Cash Purchase Price for which was financed in whole or in part with the proceeds of equity contributions made in the Loan Parties by Sponsor or direct or indirect, equity holders of Holdings or with the capital stock of Holdings and/or any direct or indirect parent company thereof, Holdings, or such Subsidiaries (as applicable) may make distributions, directly or indirectly, to Holdings, Sponsor, and/or such other members (as applicable) in an amount equal to the result of (i) the amount of such working capital or purchase price adjustment received, times (ii) the Equity Funded Percentage of such Specified Investment;

(h)                                 the Borrower or Holdings may make Restricted Payments so long as the aggregate amount thereof, when combined with the amount of Restricted Debt Payments made pursuant to Section 7.19(d) and the outstanding amount of Investments made pursuant to Section 7.7(u), do not exceed the greater of $10,000,000 and 15% of LTM Consolidated Adjusted EBITDA;

(i)                                     the Borrower or Holdings may make Restricted Payments in an aggregate amount not to exceed the Available Amount as of the applicable date of such Restricted Payments; provided, that the applicable Restricted Payment / Restricted Debt Payment Conditions are satisfied;

(j)                                    the Borrower or Holdings may make Restricted Payments to pay for the repurchase, redemption, retirement or other acquisition of Capital Stock (including, for the avoidance of doubt, options to purchase Capital Stock) of Holdings, TopCo or any other Parent Company held by any future, present or former officer, director or employee of any Group Member (or permitted transferees, assigns, estates, trusts or heirs of such officer, director or employee) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such officer, director or employee’s employment or directorship; provided that the aggregate amount of such Restricted Payments does not exceed $16,000,000 and such Restricted Payments are made no later than December 31, 2020;

(k)                                 the Borrower or Holdings may make Restricted Payments, in each case, not otherwise permitted to be made by this Section 7.6; provided, that the applicable Restricted Payment / Restricted Debt Payment Conditions are satisfied; and

(l)                                     at any time after a Qualified IPO, the Borrower or Holdings may make Restricted Payments in an amount not to exceed in any fiscal year of Holdings the sum of (x) 6.0% of the aggregate gross proceeds received by a Group Member (whether directly, or indirectly through a contribution to common equity capital) in or from such Qualified IPO and (y) 6.0% of Market Capitalization.

For purposes of determining compliance with this Section 7.6, in the event that any Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in one or more of the clauses of this Section 7.6, the Borrower, in its sole discretion, shall classify such item of Restricted Payment and may include the amount and type of such Restricted Payment in one or more of such clauses (including in part under one such clause and in part under another such clause).

7.7                               Investments.  Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a)                                 extensions of trade credit in the ordinary course of business;

(b)                                 Investments in cash and Cash Equivalents;

(c)                                  Guarantee Obligations permitted by Section 7.2;

(d)                                 (i) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) or otherwise for bona fide business purposes in the ordinary course, in an aggregate amount for all Group Members not to exceed $150,000 at any one time outstanding, and (ii) non-cash loans to employees of any Group Member to purchase Capital Stock of Holdings;

(e)                                  intercompany Investments among one or more Group Members in connection with a restructuring of the ownership of Foreign Subsidiaries (“Reorganization Transaction”); provided that (i) all Investments by Loan Parties permitted under this clause (e) must be transfers of Capital Stock of Excluded Subsidiaries and (ii) any Person that is a Subsidiary of the Borrower immediately prior to such Reorganization Transaction shall be a Subsidiary of the Borrower immediately after giving effect to such Reorganization Transaction, except as otherwise permitted under this Agreement;

(f)                                   intercompany Investments (i) by any Group Member in the Borrower or any Guarantor, (ii) by any Group Member that is not a Loan Party in any other Group Member, (iii) by any Loan Party in any Group Member that is not a Loan Party made in the ordinary course of business in connection with the funding of operating expenses and/or startup costs, including, without limitation, in each case under this clause (iii), capital expenditures, working capital, payroll expenses, rent expenses, license fees, legal costs and expenses, taxes, the cost of office supplies and/or insurance expenses, and/or (iv) by any Loan Party in any Group Member that is not a Loan Party not of the type described in clause (iii) above so long as the aggregate outstanding amount of Investments pursuant to this clause (iv) (excluding capitalized interest) does not exceed the greater of $5,000,000 and 25% of LTM Consolidated Adjusted EBITDA;

(g)                                  Investments in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit;

(h)                                 Investments received in settlement of amounts due to Holdings or its Subsidiaries effected in the ordinary course of business or owing to Holdings or its Subsidiaries as a result of Insolvency proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of Holdings or its Subsidiaries;

(i)                                     acquisitions by the Borrower or any Subsidiary of all or a majority of the outstanding Capital Stock of Persons or of assets constituting an ongoing business or line of business (each a “Permitted Acquisition”); provided that

(i)                                     each such Permitted Acquisition is of a business in which the acquiror is permitted to engage pursuant to Section 7.15;

(ii)                                  no Event of Default has occurred or is continuing both before and immediately after giving effect to such Permitted Acquisition; provided that solely with respect to a Limited Condition Acquisition, at the election of the Borrower in its sole discretion, such condition shall instead be required to be satisfied on the date that the applicable acquisition agreement is executed and delivered so long as no Event of Default (solely with respect to the Borrower or Holdings) under Sections 8.1(a) or (f) is continuing at the time of the consummation thereof;

(iii)                               after giving pro forma effect to such acquisition, the Total Net Leverage Ratio shall not exceed the maximum leverage threshold permitted for the Total Net Leverage Ratio under Section 7.1 for the most recently ended four Fiscal Quarter period for which financial statements were required to be delivered pursuant to Section 6.1(a) or (b); it being understood that such leverage ratios shall be determined on a pro forma basis; provided that solely with respect to a Limited Condition Acquisition, at the election of the Borrower in its sole discretion, such condition shall instead be required to be satisfied on the date that the applicable acquisition agreement is executed and delivered;

(iv)                              with respect to any acquisition in which the acquisition consideration exceeds $20,000,000, delivery to the Administrative Agent of the executed acquisition agreement and, to the extent available, historical quarterly and annual financial statements of the target and a quality of earnings report (it being understood and agreed that the Borrower shall be under no obligation to prepare (or cause to be prepared) such financial statements or quality of earnings report if such documents were not otherwise prepared in connection with such acquisition (without required to the requirements set forth herein));

(v)                                 no Permitted Acquisition may be an Unfriendly Acquisition; and

(vi)                              to the extent the relevant transaction is a Foreign Acquisition, after giving pro forma effect to such Foreign Acquisition, the Total Net Leverage Ratio of Holdings and its Subsidiaries, on a consolidated basis, for the most recently ended four Fiscal Quarter period for which financial statements were required to be delivered pursuant to Section 6.1(a) or (b), shall not exceed 3.00:1.00 on a pro forma basis;;

(j)                                    Investments existing on the Effective Date and set forth on Schedule 7.7;

(k)                                 Borrower and its Subsidiaries may (i) endorse negotiable instruments held for collection in the ordinary course of business, (ii) make lease, utility and other similar deposits in the ordinary course of business or (iii) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business;

(l)                                     Borrower and its Subsidiaries may make pledges and deposits permitted under Section 7.3;

(m)                             Investments consisting of earnest money deposits required in connection with a Specified Investment or consisting of earnest money deposits required in connection with an acquisition of property not otherwise prohibited hereunder, including, without limitation, prohibited pursuant to Section 7.15;

(n)                                 Investments in deposit and investment accounts (including, for the avoidance of doubt, Eurodollar investment accounts) opened in the ordinary course of business with financial institutions;

(o)                                 Investments consisting, of endorsements for collection or deposit in the ordinary course of business of any Loan Party;

(p)                                 in addition to Investments otherwise expressly permitted by this Section 7.7, Investments by Holdings or any of its Subsidiaries in an aggregate outstanding amount (valued at cost) not to exceed the greater of $15,000,000 and 20% of LTM Consolidated Adjusted EBITDA;

(q)                                 the Borrower and its Subsidiaries may hold Investments to the extent such Investments reflect an increase in the value of Investments;

(r)                                    Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with the Borrower or any Subsidiary (including, in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;

(s)                                   Swap Agreements permitted under Section 7.11;

(t)                                    the Loan Parties may make additional Investments not otherwise permitted to be made by this Section 7.7, in an aggregate amount not to exceed the Available Amount as of the applicable date of such Investment; provided, that no Event of Default shall have occurred and be continuing or would result therefrom (except to the extent funded solely with amounts included in clause (iii) of the definition of “Available Amount”);

(u)                                 the Borrower may make other Investments so long as the aggregate outstanding amount thereof, when combined with the amount of Restricted Debt Payments made pursuant to Section 7.19(d) and Restricted Payments made pursuant to Section 7.6(h), do not exceed the greater of $10,000,000 and 15% of LTM Consolidated Adjusted EBITDA;

(v)                                 the Loan Parties may make Investments in Subsidiaries that are not Loan Parties for purposes of permitting the relevant Subsidiary that is not a Loan Party to, directly or indirectly, consummate a Permitted Acquisition and/or any other Specified Investment;

(w)                               the Borrower and/or any Subsidiary may make any Investment as long as after giving effect to such Investment on a pro forma basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 6.1(a) or (b), the Total Net Leverage Ratio does not exceed 3.50:1.00;

(x)                                 Investments to the extent that the payment thereof is made solely with Capital Stock of Holdings or any direct or indirect parent company thereof, in each case, not resulting in a Change of Control; and

(y)                                 Investments in Subsidiaries in connection with internal reorganization and/or restructuring activities related to tax planning; provided that, after giving effect to any such reorganization or restructuring activity, neither the guarantees nor the Collateral supporting the Obligations, taken as a whole, have been materially impaired (as reasonably agreed by the Administrative Agent and Borrower).

For purposes of determining compliance with Section 7.7, (i) in the event that any Investment meets the criteria of more than one of the types of Investments described in one or more of the clauses of this definition, the Borrower, in its sole discretion, shall classify such item of Investment and may include the amount and type of such Investment in one or more of such clauses (including in part under one such clause and in part under another such clause) and (ii) the amount of any Investment made or outstanding at any time shall be the original cost of such Investment, reduced (at the Borrower’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that the return on such Investment shall not exceed the original cost of such Investment.

7.8                               Amendments and Modifications of Certain Debt Instruments.  Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Subordinated Indebtedness or Indebtedness described in Section 7.2(t) that would shorten the maturity (but only to the extent such shortening, would result in the maturity of such Subordinated Indebtedness to be prior to one year after the latest to occur of the Revolving Termination Date or the maturity date of any Incremental Term Loans) or increase the amount of any payment of principal thereof or the rate of interest thereon or shorten any date for payment of interest thereon or that would be otherwise materially adverse to any Lender or any other Secured Party, or that would otherwise be prohibited by the intercreditor or subordination agreement (or provisions) governing such Indebtedness.

7.9                               Transactions with Affiliates.  Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any Group Member) other than (A) as explicitly permitted under this Agreement, including, for the avoidance of doubt, Restricted Payments permitted by Section 7.6, or (B) otherwise upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate provided that no Event of Default would result therefrom.  Notwithstanding the foregoing the following shall be permitted under this Section 7.9:

(a)                                 any transaction relating to any non-exclusive license or assignment of, or agreement for the development of, Intellectual Property;

(b)                                 (i) the payment of all indemnification obligations owed to the Sponsor and any of its directors, officers, employees and consultants, in each case, to the extent attributable to the Sponsor’s ownership interest in the Loan Parties, (ii) the payment or reimbursement of all reasonable costs and expenses owed to the Sponsor and any of its directors, officers, employees and consultants, in each case, to the extent attributable to the Sponsor’s ownership interest in the Loan Parties and (iii) the payment of management fees by the Loan Parties to the Sponsor; provided, that the aggregate amount of payments made pursuant to the foregoing clause (iii) shall not exceed $750,000 in the aggregate in any fiscal year;

(c)                                  reasonable director, officer and employee compensation and/or expenses (including bonuses) and other benefits and indemnification arrangements, in each case approved by the board of directors of Holdings or the Borrower, as applicable; and

(d)                                 the agreements set forth on Schedule 7.9 hereto and the transactions contemplated thereby.

For purposes of this Section 7.9, (i) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (B) of the first sentence hereof if (x) such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Borrower, or (y) in the event that at the time of any such transaction, there are no Disinterested Directors serving on the Board of Directors of the

Borrower, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such transaction, (ii) “Disinterested Director” shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction; it being understood that a member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member holding Capital Stock of the Borrower, Holdings, TopCo or any other Parent Company or any options, warrants or other rights in respect of such Capital Stock or by reason of such member receiving any compensation from the Borrower, Holdings, TopCo or any other Parent Company, as applicable, on whose Board of Directors such member serves in respect of such member’s role as director and (iii) “Board of Directors” shall mean, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body.

7.10                        Sale Leaseback Transactions.  Enter into any Sale Leaseback Transaction, other than as otherwise permitted hereunder.

7.11                        Swap Agreements.  Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower, any Guarantor or any Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower, any Guarantor or any Subsidiary.

7.12                        Accounting Changes.  Permit the fiscal year of Holdings to end on a day other than December 31 or change Holdings’ method of determining Fiscal Quarters.

7.13                        Negative Pledge Clauses.  Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its Obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby (it being understood that individual financings of specific equipment provided by one lender may be cross collateralized to other financings of specific equipment provided by such lender or its affiliates)), (c) any encumbrances or restrictions pursuant to mortgages, pledges or other security agreements securing Indebtedness or other obligations of Holdings, the Borrower or any of their respective Subsidiaries permitted pursuant to Section 7.2(d), (e), (f), (h), (i), (k), (p), (q), (r) or (s) so long as such restriction does not extend to any Collateral, (d) customary restrictions on the assignment of leases, licenses and other agreements, (e) any encumbrances or restrictions that arise or are agreed to in the ordinary course of business and do not materially detract from the value of property or assets of Holdings, the Borrower or any their respective Subsidiaries, and/or (f) restrictions set forth in documentation governing permitted Indebtedness of any Subsidiary that is not a Loan Party.

7.14                        Clauses Restricting Subsidiary Distributions.  Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower or any Guarantor to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower, any Guarantor or any Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower, any Guarantor or any Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any Guarantor, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents or any agreement or instrument existing on the Effective Date, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the

Capital Stock or assets of such Subsidiary, (iii) customary restrictions (as determined by the Borrower in good faith) on the subletting, assignment or transfer of leases, licenses and other agreements, (iv) restrictions of the nature referred to in clause (c) above under agreements governing purchase money liens or Capital Lease Obligations otherwise permitted hereby which restrictions are only effective against the assets financed thereby, (v) restrictions in any agreements governing or relating to Indebtedness incurred pursuant to Section 7.2 and/or secured by a Lien permitted pursuant to Section 7.3 (including, for the avoidance of doubt, in any agreements governing or relating to any Permitted Refinancing), (vi) restrictions that are assumed in connection with any Permitted Acquisition and/or any other Specified Investment so long as the relevant restriction only applies to the relevant acquired Person(s) and/or property and was not created in anticipation of such acquisition, (vii) customary restrictions (as determined by the Borrower in good faith) set forth in joint venture agreements; provided, that such restrictions apply only to such joint venture or the Capital Stock thereof, (viii) restrictions arising in connection with deposits of cash or other deposits permitted under Sections 7.2 or 7.7 hereof and similar restrictions on cash or other deposits under customer or supplier contracts entered into in the ordinary course of business, (ix) customary net worth restrictions (as determined by the Borrower in good faith) imposed in lease agreements entered into in the ordinary course of business to the extent that such net worth restrictions would have the effect of limiting the ability of any Subsidiary to make Restricted Payments and (x) customary subordination and/or subrogation provisions (as determined by the Borrower in good faith) set forth in performance guarantees entered into in the ordinary course of business.

7.15                        Lines of Business.  Enter into any business, either directly or through any Subsidiary, except for those businesses in which Holdings or its Subsidiaries are engaged on the date of this Agreement or that are reasonably related, ancillary or complementary thereto or a reasonable expansion or extension thereof.

7.16                        [Reserved].

7.17                        Amendments to Organizational Documents.  No Loan Party shall terminate, amend, supplement or otherwise modify any of its Organizational Documents (including (x) by the filing or modification of any certificate of designation and (y) any election to treat any Capital Stock described in the Guarantee and Collateral Agreement as a “security” under Section 8-103 of the UCC other than to the extent certificates representing such Capital Stock are delivered to the Administrative Agent) or any agreement to which it is a party with respect to its Capital Stock (including any operating agreement), or enter into any new agreement with respect to its Capital Stock, other than any such amendments, supplements or other modifications or such new agreements which are not materially adverse to the interests of the Lenders in their capacity as such; provided that Holdings may issue such Capital Stock, so long as such issuance is not prohibited by this Agreement, and may amend or modify its Organizational Documents to authorize any such Capital Stock.

7.18                        Use of Proceeds.  Use the proceeds of any extension of credit hereunder, whether directly or, to the knowledge of the Loan Parties, indirectly, to (a) purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates, or would be inconsistent with, Regulation T, U or X of the Board, (b) finance an Unfriendly Acquisition, (c) in violation of the laws, regulations and executive orders referred to in Section 4.23, (d)(x) pay to any Person, including any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, or otherwise take any action, directly or indirectly, that would result in a violation of any Anti-Corruption Laws, (y) pay to any Person, for the purpose of funding, financing any activities, business or transaction of or with any person on the SDN List or a government of a Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (z) act in any manner that would result in the violation of any Sanctions applicable to any party hereto or (e) fund any activities of or business (x) with any Person that, at the time of such funding, is the subject of Sanctions or (y) in any other manner that will result in a violation by any Person participating in the transaction of any Sanctions.

7.19                        Limitation on Payments of Certain Indebtedness.  No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness, unsecured Indebtedness or junior Lien Indebtedness permitted under Section 7.2(t) (such Indebtedness, “Restricted Debt” and the payments described above are referred to as “Restricted Debt Payments”); except that:

(a)                                 the Loan Parties may make regularly scheduled payments, including interest payments and payment of fees, expenses and indemnification obligations, in each case to the extent permitted by the applicable Intercreditor Agreement, subordination agreement or subordination provisions;

(b)                                 the Loan Parties may repay any Restricted Debt with the proceeds of other Restricted Debt permitted under Section 7.2(g) or Section 7.2(t);

(c)                                  the Loan Parties may convert Restricted Debt into Capital Stock (other than Disqualified Stock) of Holdings (or any direct or indirect parent company thereof);

(d)                                 the Loan Parties may make other Restricted Debt Payments so long as the aggregate amount thereof, when combined with the amount of Restricted Payments made pursuant to Section 7.6(h) and the outstanding amount of Investments made pursuant to Section 7.7(u), do not exceed the greater of $10,000,000 and 15% of LTM Consolidated Adjusted EBITDA;

(e)                                  the Loan Parties may make Restricted Debt Payments in an aggregate amount not to exceed the Available Amount as of the applicable date of such Restricted Debt Payments; provided, that the Restricted Payment / Restricted Debt Payment Conditions are satisfied;

(f)                                   the Loan Parties may make additional Restricted Debt Payments not otherwise permitted to be made under this Section 7.19; provided, that the Restricted Payment / Restricted Debt Payment Conditions are satisfied;

(g)                                  the Borrower and its Subsidiaries may repay intercompany Indebtedness permitted under Section 7.2; provided that if an Event of Default is continuing, only payments owing to Loan Parties shall be made thereunder; and

(h)                                 the Loan Parties may make additional Restricted Debt Payments in an aggregate amount during the term of this Agreement not to exceed the greater of  $10,000,000 and 15% of LTM Consolidated Adjusted EBITDA; provided that no Default or Event of Default shall be continuing after giving effect thereto; and

(i)                                     the Loan Parties and their Subsidiaries may make non-accelerated Restricted Debt Payments (x) of any Restricted Debt existing at the time a Person becomes a Subsidiary or assumed in connection with the acquisition of assets, in each case, so long as such Restricted Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition and (y) to the extent constituting Restricted Debt, of unsecured Indebtedness owing to sellers of assets or Capital Stock by Holdings or any of its Subsidiaries that is incurred by Holdings or the applicable Subsidiary, purchase price adjustments, indemnity payments and earnouts, in each case, in connection with the consummation of one or more Permitted Acquisitions or other Investments permitted under Section 7.7.

7.20                        Activities of Holdings.  Holdings shall not engage in any business activities or own any assets other than (i) ownership of the Capital Stock of the Borrower and the Subsidiaries listed in Schedule 4.15, (ii) activities and contractual rights incidental to maintenance of its corporate or organizational existence and/or its status as a holding company, (iii) performance of its obligations under or in respect of (A) the Loan Documents, (B) any guarantee of Indebtedness or other obligations of any of its Subsidiaries permitted pursuant to the Loan Documents and any permitted refinancings, refundings, renewals or extensions thereof (C) insurance policies and related contracts and agreements, and (D) equity subscription agreements, registration rights agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or its debt securities or any offering, issuance or sale thereof, (iv) filing tax reports and paying taxes and other customary obligations in the ordinary course of business, (v) preparing and delivering reports to governmental authorities and its shareholders, (vi) holding director and shareholder meetings, preparing organizational records and/or other organizational activities, (vii) holding cash, cash equivalents and/or other assets received in connection with permitted distributions, Investments and/or Dispositions made by any of its Subsidiaries and/or received from contributions to the capital of, or proceeds from the issuance of Capital Stock of, Holdings, (viii) providing indemnification for its officers, directors, members of management, employees, advisors and/or consultants, (ix) participating in legal, accounting, management and/or other administrative matters, (x) the offering, issuance, sale and repurchase or redemption of, and dividends or distributions on its equity securities, (xi) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (xii) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (xiii) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants, (xiv) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of its Subsidiaries, (xv) the payment of dividends and distributions permitted under Section 7.6, (xvi) making loans to or other Investments in, or incurrence of Indebtedness from, its Subsidiaries to the extent permitted under this Agreement; and (xvii) activities incidental to any of the foregoing.

SECTION 8
EVENTS OF DEFAULT

8.1                               Events of Default.  The occurrence of any of the following shall constitute an Event of Default:

(a)                                 the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within three (3) days after any such interest or other amount becomes due in accordance with the terms hereof; provided that any non-payment of principal, interest or other amounts resulting from the Borrower’s good faith payment of an invoice received from the Administrative Agent in a lesser amount or with the incorrect payment date shall not constitute an Event of Default, so long as, in the case of payment in a lesser amount, within three (3) days’ of notice to the Borrower from the Administrative Agent of the corrected invoice amount, the Borrower pays the amount of the prior underpayment; or

(b)                                 any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made (or if any representation or warranty is expressly stated to have been made as of a specific date, inaccurate in any material respect as of such specific date); or

(c)                                  any Loan Party shall default in the observance or performance of any agreement contained (i) in Section 7 of this Agreement (provided that, with respect to Section 7.1 thereof, such default shall be subject to the last sentence of Section 7.1(c)), (ii) in Section 6.7(a) or (iii) in Section 6.4(a)(i) (solely with respect to the Borrower); or

(d)                                 any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8.1), and such default shall continue unremedied or unwaived for a period of thirty (30) days after the earlier of (A) the date on which a Senior Officer of the Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or

(e)                                  (i)  any Group Member shall default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date and beyond the period of grace, if any, with respect thereto; (ii) any Group Member shall default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; (iii) there occurs under any Swap Agreement an Early Termination Date (as defined in such Swap Agreement) resulting from (A) any event of default under such Swap Agreement as to which a Loan Party or any Subsidiary thereof is the Defaulting, Party (as defined in such Swap Agreement) or (B) any Termination Event (as so defined) under such Swap Agreement as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined); or (iv) any Group Member shall default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, after giving effect to any applicable grace period, the effect of which default or other event or condition is to (x) cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (y) to cause, with the giving of notice if required, any Group Member to purchase or redeem or make an offer to purchase or redeem such Indebtedness prior to its stated maturity; provided that a default, event or condition described in clause (i), (ii), (iii) or (iv) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii), (iii) or (iv) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds $7,500,000 in the aggregate; or

(f)                                   (i)  any Group Member shall commence any case, proceeding or other action (a) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (a) results in the entry of an order for relief or any such adjudication or appointment, which order is not stayed or other similar relief is not granted under applicable state or federal law; or (b) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) any Group Member shall generally not, or shall admit in writing its inability to, pay its debts as they become due; or

(g)                                  (i)  any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any failure to satisfy the minimum funding standards under the Pension Funding Rules, whether or not waived in accordance with the Pension Funding Rules, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Single

Employer Plan shall arise on the assets of any Group Member, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(h)                                 one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (to the extent not paid or fully covered by insurance) of $7,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

(i)                                     (i) the Guarantee and Collateral Agreement shall, or any other Security Document covering a material portion of the Collateral shall (at any time after its execution, delivery and effectiveness), cease, for any reason, to be in full force and effect, or any Loan Party which is a party to any such Security Document shall so assert in writing, or (ii) any Lien created by any of the Security Documents shall cease to be enforceable in accordance with its terms and of the same effect and priority purported to be created thereby with respect to any material portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document); other than, in each case, pursuant to the terms hereof or any of the Security Documents or as a direct result of actions by the Administrative Agent or Lenders;

(j)                                    the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert in writing other than in each case pursuant to its terms or as a direct result of actions or failure to act by the Administrative Agent or Lenders; or

(k)                                 a Change of Control shall occur; or

(l)                                     any provisions of any subordination agreement, the Intercreditor Agreement or any other agreement or instrument governing any Subordinated Indebtedness or Indebtedness described in Section 7.2(t) shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Loan Party or holder of such Indebtedness shall contest in writing the validity or enforceability thereof or deny in writing that it has any further liability or obligation thereunder, or the Obligations or the Liens securing the Obligations for any reason shall not have the priority contemplated by this Agreement or any such subordination agreement, the Intercreditor Agreement or any other agreement or instrument governing any Subordinated Indebtedness or Indebtedness described in Section 7.2(t).

8.2                               Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                                 if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of Section 8.1 with respect to the Borrower, the Commitments shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall automatically immediately become due and payable, and

(b)                                 if such event is any other Event of Default, any of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving

Commitments (including, for the avoidance of doubt, the L/C Sublimit and the Swingline Commitment) and the Incremental Term Loan Commitments (if any) to be terminated forthwith, whereupon the Revolving Commitments (including, for the avoidance of doubt, the L/C Sublimit and the Swingline Commitment) and the Incremental Term Loan Commitments (if any) shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iii) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall Cash Collateralize an amount equal to 105% of the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts so Cash Collateralized shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents in accordance with Section 8.3.  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

8.3                               Application of Funds.  After the exercise of remedies provided for in Section 8.2, any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including any Collateral-Related Expenses, fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.16, 2.17 and 2.18) payable to the Administrative Agent in its capacity as such (including interest thereon);

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders, the L/C Issuer (including fees (other than Letter of Credit Fees)) payable to the L/C Issuer and the reasonable fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Sections 2.16, 2.17 and 2.18), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest in respect of the Loans and Letter of Credit Obligations which have not yet been converted into Revolving Loans, in each case, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Reimbursement Obligations and amounts owed with respect to Bank Services and Specified Swap Agreements, and to Cash Collateralize the aggregate undrawn amount of Letters of Credit, to be paid to the Administrative Agent for the ratable account of the Lenders or the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other amounts then owing that constitute Obligations of the Loan Parties, in each case, ratably among them in proportion to the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full (excluding, for this purpose, any Obligations which have been Cash Collateralized in accordance with the terms hereof), to the Borrower or as otherwise required by law.

Subject to Section 3, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral for Letters of Credit after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.  Notwithstanding the foregoing, Obligations under Bank Services Agreements and Specified Swap Agreements with parties that are not Affiliates of Administrative Agent shall be excluded from the application described above unless at least three Business Days prior to any distribution, Administrative Agent has received written notice from the applicable Bank Services Provider or Qualified Counterparty of the amount of such Obligations under Bank Services Agreements and Specified Swap Agreements, as applicable, then due and payable, together with such supporting documentation as Administrative Agent may request.

SECTION 9
THE ADMINISTRATIVE AGENT

9.1                               Appointment and Duties.

(a)                                 Appointment of Agent.  Each Secured Party hereby appoints Capital One (together with any successor Administrative Agent pursuant to Section 9.9) as Administrative Agent hereunder and authorizes Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Loan Party, (ii) take such other actions on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b)                                 Duties as Collateral and Disbursing Agent.  Without limiting the generality of clause (a) above, Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Secured Parties), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the L/C Issuer with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Sections 8.1(f)) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 8.1(f) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Administrative Agent and the other Secured Parties with respect to the Loan Parties and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Administrative Agent hereby appoints, authorizes and directs each Secured Party to act as collateral sub-agent for Administrative Agent, the Secured Parties for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Secured Party, and may further authorize and direct the Secured Parties to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Administrative Agent, and each Secured Party hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)                                  Limited Duties.  Under the Loan Documents, Administrative Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in Section 10.6(c) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document  to refer to Administrative Agent, which terms are used for title purposes only, (ii) is not assuming and shall not have any actual or implied obligations, functions, responsibilities, duties, under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Secured Party or any other Person, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) and (ii) above.

9.2                               Binding Effect.  Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken (or omitted to be taken) by Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken (or omitted to be taken) by Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

9.3                               Use of Discretion.

(a)                                 No Action without Instructions.  Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, the Required Revolving Lenders or a greater proportion of the Lenders).

(b)                                 Right Not to Follow Certain Instructions.  Notwithstanding clause (a) above, Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to Administrative Agent, any other Person) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Administrative Agent or any Related Party thereof or (ii) that is, in the opinion of Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

(c)                                  Exclusive Right to Enforce Rights and Remedies.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with the Loan Documents for the benefit of all the Secured Parties; provided that the foregoing shall not prohibit (i) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) each of the L/C Issuer and the Swing Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 10.7 and this Section 9.3 or (iv) any Secured Party from filing proofs of claim (and thereafter appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy or other debtor relief law), but in the case of this clause (iv) if, and solely if, Administrative Agent has not filed such proof of claim or other instrument of similar character in respect of the Obligations under the Loan Documents within five (5) days before the expiration of the time to file the same.

9.4                               Delegation of Rights and Duties.  Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party).  Any such Person shall benefit from this Section 9 to the extent provided by Administrative Agent.

9.5                               Reliance and Liability.  Administrative Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 10.6, (ii) rely on the Register to the extent set forth in Section 10.6, (iii) consult with any of its Related Parties and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(a)                                 As between the Administrative Agent and the Secured Parties, none of Administrative Agent and its Related Parties shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party hereby waives and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Administrative Agent or, as the case may be, such Related Party (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, Administrative Agent and its Related Parties:

(i)                                     shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Parties selected with reasonable care (other than employees, officers and directors of Administrative Agent, when acting on behalf of Administrative Agent);

(ii)                                  shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)                               makes no warranty or representation, and shall not be responsible, to any Secured Party or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Loan Party or any Related Party of any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Administrative Agent in connection with the Loan Documents;

(iv)                              shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower or any Secured Party describing such Default or Event of Default clearly labeled “notice of default” (in which case Administrative Agent shall promptly give notice of such receipt to all Lenders); and

(v)                                 shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution;

and, for each of the items set forth in clauses (i) through (iv) above, each Secured Party, Holdings and the Borrower hereby waives and agrees not to assert (and each of Holdings and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action it might have against Administrative Agent based thereon.

9.6                               Agent Individually.  Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire Capital Stock of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as Administrative Agent and may receive separate fees and other payments therefor.  To the extent Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Revolving Lender”, “Required Lender”, “Majority Revolving Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Lender, one of the Required Lenders or one of the Required Revolving Lenders, respectively.

9.7                               Lender Credit Decision.  Each Secured Party acknowledges that it shall, independently and without reliance upon Administrative Agent, any other Secured Party or any of their Related Parties or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Administrative Agent or any of its Related Parties, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by Administrative Agent to the Lenders or L/C Issuer, Administrative Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of Administrative Agent or any of its Related Parties.

9.8                               [Reserved].

9.9                               Resignation of Agent or L/C Issuer.

(a)                                 Administrative Agent may resign at any time by delivering 30 days’ prior  notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 9.9.  If Administrative Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent.  If, after 30 days after the date of the retiring Administrative Agent’s notice of resignation, no successor Administrative Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders.  Each appointment under this clause (a) (other than an appointment by the Administrative Agent of a successor Administrative Agent from among the Lenders) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with, and with the consent of, the Borrower, (which consent shall not be unreasonably withheld or delayed, provided that no consent shall be required during the continuance of an Event of Default), appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  Effective immediately upon its resignation or removal, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring or removed Administrative Agent and its Related Parties shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring or removed Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 9.3, the retiring or removed Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.

(d)                                 L/C Issuer may resign at any time by delivering notice of such resignation to Administrative Agent, effective on the date set forth in such notice or, if no such date is set forth therein, on the date such notice shall be effective.  Upon such resignation, the L/C Issuer shall remain an L/C Issuer and shall retain its rights and obligations in its capacity as such (other than any obligation to Issue Letters of Credit but including the right to receive fees or to have Lenders participate in any L/C Reimbursement Obligation thereof) with respect to Letters of Credit Issued by such L/C Issuer on or prior to the date of such resignation and shall otherwise be discharged from all other duties and obligations under the Loan Documents.  It is understood and agreed that the resignation of any L/C Issuer shall not affect the status hereunder of any Letters of Credit previously issued by such L/C Issuer.

9.10                        Release of Collateral or Guarantors.  Each Lender hereby consents to the release and hereby directs Administrative Agent to release (or, in the case of clause (b)(ii) below, release or subordinate), and the Administrative Agent shall release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a)                                 any Subsidiary of the Borrower (and, in the case of (iv), each Guarantor) from its guaranty of any Obligation (i) if all or substantially all of the Capital Stock of such Subsidiary owned by any Loan Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent), (ii) if all or substantially all the property of such Subsidiary owned by any Loan Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent) and such Subsidiary is concurrently wound up or otherwise no longer required to be a Guarantor hereunder, (iii) if the Borrower, at its option, otherwise causes any Excluded Subsidiary to become a Guarantor and subsequently wants such Subsidiary to be released from its guaranty; provided, that the designation of any such Loan Party as an Excluded Subsidiary (other than for the purpose of avoiding any adverse tax consequences to the Borrower and its Subsidiaries as a result of any changes following the time such Excluded Subsidiary initially became a Guarantor) shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the net assets of such Loan Party (and such designation shall only be permitted to the extent such Investment is permitted under Section 7.7) and the Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent certifying that such Subsidiary has become an Excluded Subsidiary and, with respect to any Loan Party, that such designation is permitted and (iv) upon the Discharge of Obligations; and

(b)                                 any Lien held by Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Loan Party to a Person other than a Loan Party in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any Property subject to a Lien permitted hereunder in reliance upon Section 7.3(h) and/or Section 7.3(l) (to the extent the relevant Lien is of the type described in Section 7.3(h)), (iii) all of the Collateral and all Loan Parties, upon (A) the Discharge of Obligations and (B) to the extent requested by Administrative Agent, receipt by Administrative Agent and the Secured Parties of liability releases from the Loan Parties each in form and substance reasonably acceptable to Administrative Agent, (iv) any Property ceases to constitute Collateral in accordance with the terms of the Loan Documents and the Loan Parties shall have delivered a certificate of a Responsible Officer to the Administrative Agent certifying that such Property is no longer Collateral and/or (v) if such Property is owned by a Loan Party, upon the release of such Loan Party from its Guaranty in accordance with Section 9.10(a).

Each Lender hereby directs Administrative Agent, and Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary at the Borrower’s expense to release the guaranties and Liens when and as directed in this Section 9.10.

9.11                        Additional Secured Parties.  The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to Administrative Agent) Section 2.15, Section 2.17, this Section 9, Section 10.7, Section 10.11, Section 10.12, Section 10.15 and 10.19 (and, solely with respect to L/C Issuers, Section 3.1), all terms and provisions contained herein applicable to Qualified Counterparties or Bank Services Providers, as applicable, and the decisions and actions of Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 10.5 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) each of Administrative Agent, the Lenders and the L/C Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

9.12                        Additional Titles.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Lead Arrangers shall not have any duties or responsibilities, nor shall the Lead Arrangers have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Lead Arrangers.

9.13                        Credit Bid.  Each of the Lenders hereby irrevocably authorizes (and by entering into a Specified Swap or Bank Services Agreement, each Qualified Counterparty or Bank Services Provider, as the case may be, hereby authorizes and shall be deemed to authorize) Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:

(a)                                 consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

(b)                                 credit bid all or any portion of the Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;

(c)                                  credit bid all or any portion of the Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;

(d)                                 credit bid all or any portion of the Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or

(e)                                  estimate the amount of any contingent or unliquidated Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amount (other than by means of offset) in connection with any purchase of all or any portion of the Collateral by Administrative Agent pursuant to the foregoing clauses (b), (c) or (d) without its prior written consent.

Each Secured Party agrees that Administrative Agent is under no obligation to credit bid any part of the Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under clauses (b), (c) or (d) of the preceding paragraph, the Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by Administrative Agent on a ratable basis.

With respect to each contingent or unliquidated claim that is an Obligation, Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph so long as the estimation of the amount or liquidation of such claim would not unduly delay the ability of Administrative Agent to credit bid the Obligations or purchase the Collateral in the relevant Disposition. In the event that Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

Each Secured Party whose Obligations are credit bid under clauses (b), (c) or (d) of the third preceding paragraph shall be entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Obligations that were credit bid in such credit bid or other Disposition.

9.14                        Certain ERISA Matters.

(a)                                 Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)                                     such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more benefit plans with respect to such Lender’s entrance into, or participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)                                  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)                               (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iv)                              such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)                                 In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 10
MISCELLANEOUS

10.1                        Amendments and Waivers.

(a)                                 Neither this Agreement, any other Loan Document (other than any L/C Related Document and the Fee Letters), nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1.  Except as otherwise permitted pursuant to Section 2.14(b), the Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except that (x) any amendment or modification of defined terms used in the financial covenants in this Agreement or any waiver of default interest (or a waiver of any Default or Event of Default that results in interest no longer accruing at the default rate) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A) and (y) only the consent of the Borrower and the Administrative Agent shall be required to amend this Agreement to provide for an alternative benchmark interest rate for loans and such other related changes in accordance with Section 2.14(b)) or extend the scheduled Interest Payment Date, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; provided, that the consent of the Required Lenders shall not be required to extend the maturity date of any Incremental Term Loan or the termination date of any Revolving Commitment which extension shall require only the consent of each affected Lender; (B) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (C) (i) amend, modify or waive the provisions of Section 8.3, (ii) [reserved], (iii) reduce any percentage specified in the definition of Required Lenders, (iv) [reserved], or (v) release all or substantially all of the Collateral (except with respect to Dispositions and releases of Collateral permitted or required hereunder or as provided in any other Loan Document (in which case such release shall be made by the Administrative Agent alone)) or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement, including any assignment by the Borrower of its Obligations hereunder that would result in all or substantially all of the Collateral ceasing to secure the Obligations or otherwise have the effect of such a release, (except to the extent such release is otherwise permitted by the terms of this Agreement or the other Loan Documents (in which case such release shall be made by the Administrative Agent alone)), in each case of subclauses (i) through (v), without the written consent of all Lenders except as otherwise expressly noted in such subclauses; (D) (i) amend, modify or waive the pro rata requirements of Section 2.15 in a manner that adversely affects Revolving Lenders or the L/C Issuer without the written consent of each Revolving Lender, (ii) [reserved]; (E) reduce the percentage specified in the definition of Majority Revolving Lenders without the written consent of all Revolving Lenders; (F) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; or (G) amend, modify or waive the rights or duties of the Swing Lender or the L/C Issuer, as applicable, unless signed by the Swing Lender or L/C Issuer, as applicable.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, the Swing Lender, the L/C Issuer and all future holders of the Loans.  In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing during the period such waiver is effective; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.   No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations under Bank Services Agreements and Specified Swap Agreements resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in such Obligations under Bank Services Agreements and Specified Swap Agreements becoming unsecured (other than releases of Liens applicable to all Lenders permitted in accordance with the terms hereof), in each case in a manner adverse to any Bank Services Provider or Qualified Counterparty, shall be effective without the written consent of such Bank Services Provider or Qualified Counterparty, as the case may be.

(b)                                 Notwithstanding anything to the contrary contained in Section 10.1(a), in the event that the Borrower requests that this Agreement or any of the other Loan Documents be amended or otherwise modified in a manner which would require the consent of all of the Lenders or each affected Lender and such amendment or other modification is agreed to by the Borrower, the Required Lenders, the L/C Issuer, the Swing Lender and the Administrative Agent, then, with the consent of the Borrower, the Administrative Agent and the Required Lenders, this Agreement or such other Loan Document may be amended without the consent of the Lender or Lenders who are unwilling to agree to such amendment or other modification (each, a “Minority Lender”), to provide for:

(i)                                     the termination of the Commitment of each such Minority Lender with the consent of Administrative Agent, not to be unreasonably withheld or delayed;

(ii)                                  the assumption of the Loans and Commitment of each such Minority Lender by one or more Replacement Lenders pursuant to the provisions of Section 2.20; and

(iii)                               the payment of all interest, fees and other obligations payable or accrued in favor of each Minority Lender and such other modifications to this Agreement or to such Loan Documents as the Borrower, the Administrative Agent, the L/C Issuer, the Swing Lender and the Required Lenders may determine to be appropriate in connection therewith.

(c)                                  Notwithstanding any provision herein to the contrary but subject to the proviso in Section 10.1(a), this Agreement may be amended (or amended and restated) with the written consent of the

Required Lenders, the Administrative Agent, the L/C Issuer, the Swing Lender and the Borrower (i) to add one or more additional credit or term loan facilities to this Agreement and to permit all such additional extensions of credit and all related obligations and liabilities arising in connection therewith and from time to time outstanding thereunder to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders and Majority Revolving Lenders.

10.2                        Notices.

(a)                                 All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile or electronic mail notice, when received, addressed as follows in the case of Holdings, the Borrower, the Swing Lender and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders and L/C Issuers, or to such other address as may be hereafter notified by the respective parties hereto:

Holdings or Borrower:	DoubleVerify Inc. 233 Spring St. New York, NY 10013 Attention: Chief Financial Officer Email: nicola.allais@doubleverify.com with a copy to:

Providence Equity Partners LLC

9 West 57th Street, Suite 4700

New York, NY 10019

Attention: Davis Noell

Debevoise & Plimpton LLP

919 3rd Ave

New York, NY 10022

Attn: Scott B. Selinger

Email: sbselinger@debevoise.com

Administrative Agent:	Capital One, National Association 299 Park Avenue New York, NY 10171 Attn: DoubleVerify Account Manager Email: robert.malone@capitalone.com; nirmal.bivek@capitalone.com; peter.leitten@capitalone.com

with a copy to:	King & Spalding LLP 1180 Peachtree St., NE Atlanta, GA 30309 Attn.: Carolyn Z. Alford Facsimile No.: 404-572-5100 E-mail: czalford@kslaw.com provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)                                 (i)                                     Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the L/C Issuer, the Swing Lender and the other Lenders by posting the Communications on Debt Domain, Intralinks, DebtX, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)                                  the Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have, in the absence of bad faith, gross negligence or willful misconduct on the part of the applicable Agent Party determined by a final non-appealable court of competent jurisdiction,  any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or the L/C Issuer by means of electronic communications pursuant to this Section, including through the Platform.  Notwithstanding anything to the contrary set forth herein, any notice, document or other deliverable required to be delivered by any Loan Party to the Administrative Agent (for distribution to any L/C Issuer, any Lender or any other Secured Party) by a certain time and so delivered by the applicable Loan Party to the Administrative Agent by such time shall be deemed received in a timely manner for all purposes of this Agreement and any other Loan Document if an error or other failure of the Platform prevents or otherwise restricts any L/C Issuer, any Lender or any other Secured Party from receiving such notice or deliverable by such required time.

10.3                        No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4                        Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5                        Expenses; Indemnity; Damage Waiver.

(a)                                 Costs and Expenses.  The Borrower shall pay (i)  all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, limited to one primary counsel and local counsel for each other relevant jurisdiction, and replacement counsel in light of actual or potential conflicts of interest) in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent and any Lender (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent and any Lender, in connection with the enforcement or protection of its rights, limited to one primary counsel and one local counsel for each other relevant jurisdiction, and additional counsel in light of actual or potential conflicts of interest for each of (x) the Administrative Agent and (y) the other Secured Parties collectively)) (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued or participated in hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender (including the L/C Issuer), and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for each Indemnitee, limited to one primary counsel and one local counsel for each other relevant jurisdiction, and additional counsel in light of actual or potential conflicts of interest, in each case, for each Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the

Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 10.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                                  Reimbursement by Lenders.  To the extent that the Borrower or any other Loan Party pursuant to any other Loan Document for any reason fails to pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Swing Lender, the L/C Issuer, or any Related Party of any of the foregoing or the Administrative Agent otherwise has liability for the actions and items referred to in Section 9.5(a), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Swing Lender, the L/C Issuer, or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Aggregate Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Swing Lender or the L/C Issuer solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) and provided further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Swing Lender or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Swing Lender or the L/C Issuer in connection with such capacity.  The obligations of the Lenders under this paragraph (c) are subject to the provisions of Sections 2.4 and 2.17(e).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each such Person hereby waives, any claim of such Person against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof.  No party hereto or Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments.  All amounts due under this Section shall be payable promptly after demand therefor.

(f)                                   Survival.  Each party’s obligations under this Section shall survive the resignation of the Administrative Agent or the L/C Issuer, the replacement of any Lender, the termination of the Loan Documents, the termination of the Commitments and the Discharge of Obligations.

10.6                        Successors and Assigns; Participations and Assignments.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder (except, in the case of any Subsidiary Guarantor, any assignment or delegation by operation of law as a result of any merger or consolidation of such Subsidiary Guarantor permitted by Section 7.4) without the prior written consent of the Administrative Agent, the L/C Issuer and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of any Incremental Term Loan, unless each of the Administrative Agent and, so long as no Specified Event of Default has occurred and is continuing, Holdings and the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and/or the Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)                               Required Consents.  No consent shall be required for any assignment by a Lender except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x)  a Specified Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Facility or any unfunded Incremental Term Loan Commitments if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Incremental Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)                               the consent of each L/C Issuer and the Swing Lender shall be required for any assignment in respect of the Revolving Facility.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent any such administrative questionnaire as the Administrative Agent may request.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made to (A) a Loan Party or any of a Loan Party’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) unless an Event of Default is continuing under Section 8.1(f), any Disqualified Institution.  The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower on an E-System to be accessed by Lenders, including that portion of such E-System that is designated for “public side” Lenders and/or (B) provide such list of Disqualified Institutions to each Lender requesting the same.

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(vii)                           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Holdings, the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer, and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Revolving Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York or otherwise a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the L/C Issuer, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to or Letter of Credit Obligations, as applicable, each Lender and the L/C Issuer pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Administrative Agent, the L/C Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Holdings, the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, Holdings, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or any Loan Party or any of any Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Holdings, the Borrower, the Administrative Agent, the L/C Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnities under Sections 2.17(e) and 9.7 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which affects such Participant and for which the consent of such Lender is required (as described in Section 10.1).  Holdings and the Borrower agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.20 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.16 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.20 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15(k) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or is otherwise necessary for tax purposes.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges.  Any Lender or L/C Issuer may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender or L/C Issuer, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)                                   Notes. The Borrower, upon receipt by the Borrower of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 10.6.

(g)                                  Representations and Warranties of Lenders. Each Lender or L/C Issuer, upon execution and delivery hereof or upon succeeding to an interest in the Commitments or Loans, as the case may be, represents and warrants as of the Effective Date or as of the effective date of the applicable Assignment and Assumption that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments, loans or investments such as the Commitments and Loans; and (iii) it will make or invest in its Commitments and Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments and Loans within the meaning of the Securities Act or the Exchange Act, or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments and Loans or any interests therein shall at all times remain within its exclusive control).

10.7                        Adjustments; Set-off.

(a)                                 Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8.1, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

In addition to any rights and remedies of the Lenders and L/C Issuer provided by law, each Lender and the L/C Issuer shall have the right, after the occurrence and during the continuance of an Event of Default, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or L/C Issuer or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it

exercised such right of setoff.   No Lender or L/C Issuer shall exercise any such right of setoff without the prior consent of Administrative Agent or Required Lenders.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b)                                 To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent, L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the federal funds rate from time to time in effect.  The obligations of the Lenders under clause (ii) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

(c)                                  On the date any principal, interest, or fees under Section 2.6(a) are due from a Loan Party to the Administrative Agent, L/C Issuer, or any Lender, the Administrative Agent may debit any of Borrower’s deposit accounts at Capital One, National Association for such payments Borrower owes the Administrative Agent or any Lender under the Loan Documents.  The Administrative Agent shall promptly notify Borrower when it debits Borrower’s accounts for payments of such amounts.  These debits shall not constitute a set-off.

10.8                        Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9                        Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.9, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited under or in connection with any Insolvency Proceeding, as determined in good faith by the Administrative Agent or the L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.10                 Integration.  This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11                 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12                 Submission to Jurisdiction; Waivers.  Each of the parties hereto hereby irrevocably and unconditionally:

(a)                                 submit to the exclusive jurisdiction of the State and Federal courts in the Southern District of the State of New York; provided however, that nothing in this Agreement shall be deemed to operate to preclude Administrative Agent, L/C Issuer or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent, L/C Issuer or such Lender.  Each of the parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and each of the parties hereto hereby waive any objection that they may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Each of the parties hereto hereby waive personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to any other party at the addresses set forth in Section 10.1(c) of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such Person’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid;

(b)                                 TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL; and

(c)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages. The Administrative Agent and Lenders agree that no Loan Party shall be liable to the Administrative Agent or the Lenders for consequential or punitive damages arising out of related to or in connection with the Transaction.

10.13                 Acknowledgements.  Each of Holdings and the Borrower hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)                                 none of the Administrative Agent, L/C Issuer, nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, L/C Issuer, and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and the L/C Issuer or among Holdings, the Borrower, the L/C Issuer and the Lenders; and

(d)                                 each of the Secured Parties and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”) may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates.  The Loan Parties acknowledge and agree that the transactions contemplated by this Agreement (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Secured Parties, on the one hand, and the Loan Parties, on the other.

10.14                 [Reserved].

10.15                 Confidentiality.  The Administrative Agent, L/C Issuer and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Affiliate thereof, including, without limitation, the posting by the Administrative Agent of and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Loan Parties hereunder on an E-System, (b) subject to an agreement to comply with the provisions of this Section 10.15(b), to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty) or other direct or contractual counterparties (including insurers and reinsurers) to any other transactions under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates that agree to keep such information confidential, (d) upon the request or demand of any Governmental Authority with notice to the Borrower (to the extent practicable and legally permissible), (e) in response to any order of any court, or any regulatory or self-regulatory authority having jurisdiction over such Person or such other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law with notice to the Borrower (to the extent practicable and legally permissible and provided that no such notice shall be required with respect to routine audits and bank examinations); (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed (through no breach of this Section 10.15(b)), (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.  In addition, the Administrative Agent, the Lenders, and any of their respective Related Parties, may (A) disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments; and (B) use any information (not constituting information subject to the foregoing confidentiality restrictions) related to the syndication and arrangement of the credit facilities contemplated by this Agreement in connection with marketing, press releases, or other transactional announcements or updates provided to investor or trade publications, including the placement of “tombstone” advertisements in publications of its choice at its own expense.  Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.  However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Loan Party) using the name, logo or otherwise referring to Capital One or of any of its known Affiliates, in its capacity as the Administrative Agent or a Lender under this Agreement and/or the other Loan Documents, the Loan Documents or any transaction contemplated herein or therein to which Capital One or any of its known Affiliates is party without the prior written consent of Capital One or such Affiliate except to the extent required to do so under applicable Requirements of Law and then, only after consulting with Capital One (to the extent such consultation is permitted by applicable Requirements of Law).

10.16                 Patriot Act.  Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies Holdings, the Borrower and each other Loan Party that, pursuant to the requirements of “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, it is required to obtain, verify and record information that identifies Holdings, the Borrower and each other Loan Party, which information includes the names and addresses and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings, the Borrower and each other Loan Party in accordance with the Patriot Act.  The Borrower, Holdings and each other Loan Party will, and will cause each of their respective Subsidiaries to, provide, to the extent commercially reasonable or required by any Requirement of Law, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

10.17                 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.18                 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution;

(b)                                 a conversion of all, or a portion of, such liability into Equity Interests in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such Equity Interests will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; and

(c)                                  the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

10.19                 Electronic Transmissions.

(a)                                 Authorization.  Subject to the provisions of Section 10.2, each of Administrative Agent, L/C Issuer, Lenders, each Loan Party and each of their Related Parties, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.  In no event shall any party hereto have any liability to any other party hereto or any other Person for damages of any kind, whether or not based on strict liability and including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Person’s (other than such Person’s or its Related Party’s) transmission of communications through the internet, except to the extent the liability of any such Person is found by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from such Person’s (or its Related Party’s) gross negligence or willful misconduct.

(b)                                 Signatures.  Subject to the provisions of Section 10.2, (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Administrative Agent, each other Secured Party and each Loan Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c)                                  Separate Agreements.  All uses of an E-System shall be governed by and subject to, in addition to Section 10.2 and this Section 10.19, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by Administrative Agent and Loan Parties in connection with the use of such E-System.

(d)                                 LIMITATION OF LIABILITY.  ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF ADMINISTRATIVE AGENT, ANY LENDER OR ANY OF THEIR RELATED PARTIES WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN.  NO WARRANTY OF ANY KIND IS MADE BY ADMINISTRATIVE AGENT, ANY LENDER OR ANY OF THEIR RELATED PARTIES IN CONNECTION WITH ANY E SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Holdings, the Borrower and the Secured Parties agree  that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System unless the failure to maintain or provide the same constitutes gross negligence, willful misconduct or bad faith on the part of the Administrative Agent or any of its Related Persons.

10.20                 Qualified Counterparties and Bank Services Providers.

No Qualified Counterparty or Bank Services Provider that obtains the benefits of the Guarantee and Collateral Agreement or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Section 10 to the contrary, the Administrative Agent shall not be required to verify the existence, amount or payment of any Obligations under any Bank Services Agreement or Specified Swap Agreement.  Upon the request of Administrative Agent, each Qualified Counterparty and Bank Services Provider will promptly provide Administrative Agent with such information and supporting documentation with respect to its Obligations under Bank Services Agreements and Specified Swap Agreements, as applicable, as Administrative Agent shall request, including the amounts (contingent and/or due and payable) thereof.

10.21                 Recognition of U.S. Special Resolution Regime.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

10.22                 LIBOR Notification.

Section 2.14(b) provides a mechanism for determining an alternative rate of interest in the event that LIBOR is no longer available or in certain other circumstances.  The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or with respect to any alternative or successor rate thereto, or replacement rate therefor.

10.23                 Amendment and Restatement.

(a)                                 Amendment and Restatement; No Novation.  On the Effective Date, subject to the satisfaction of the conditions set forth in Section 5.1, (a) the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement and (i) all references to the Existing Credit Agreement in any Loan Document, other than this Agreement (including in any amendment, waiver or consent) and the amendment and restatement agreement dated as of the Effective Date by and among the Administrative Agent, the Borrower, Holdings and others, shall be deemed to refer to the Existing Credit Agreement as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Credit Agreement in any Loan Document (but not herein or the amendment and restatement agreement dated as of the Effective Date by and among the Administrative Agent, the Borrower, Holdings and others) shall be amended to be, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be reference to the Existing Credit Agreement as amended and restated hereby, (b) the Schedules attached hereto hereby replace in their entirety the corresponding Schedules attached to the Existing Credit Agreement prior to the Effective Date (including, without limitation, Schedule 1.1B hereto which sets forth the Commitments) and (c) the Exhibits attached hereto hereby replace in their entirety the corresponding Exhibits attached to the Existing Credit Agreement prior to the Effective Date.  This Agreement is not intended to constitute, and does not constitute, a novation of the obligations and liabilities under the Existing Credit

Agreement (including the Obligations) or to evidence payment of all or any portion of such obligations and liabilities.

(b)                                 Effect on Existing Credit Agreement and on the Obligations.  On and after the Effective Date, (i) the Existing Credit Agreement shall be of no further force and effect except as amended and restated hereby and (ii) from and after the Effective Date, the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed and governed by this Agreement.

(c)                                  Grant and Reaffirmation of Security Interest.  Each Loan Party, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, hereby reaffirms its grant to Agent, for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral (as defined in the Guarantee and Collateral Agreement) of such Loan Party pursuant to the Guarantee and Collateral Agreement and affirms that the Liens granted under the Security Documents to secure the “Obligations” (as defined in the Existing Credit Agreement) continue to secure the Obligations after giving effect to the amendment and restatement of the Existing Credit Agreement contemplated by this Agreement.  Any reference to “Obligations” or “Secured Obligations” contained in any Security Document shall include the Obligations as such term is defined in this Agreement, and the related guarantees, pledges and grants of security contained in such Security Documents shall include and extend to such Obligations.

[Remainder of page intentionally left blank]

SCHEDULE 1.1B

REVOLVING COMMITMENTS
AND REVOLVING PERCENTAGES(1)

(1)  On file with Administrative Agent.

Schedule 4.4

Governmental Approvals, Consents, Authorizations, Filings and Notices

None

Schedule 4.5

Requirements of Law

None

Schedule 4.15

Subsidiaries

Subsidiary	Jurisdiction	% Owned
DoubleVerify Inc.	Delaware	100% by DoubleVerify MidCo, Inc.
DoubleVerify, Ltd.	England and Wales	100% by DoubleVerify Inc.
Ad-Juster, Inc.	Delaware	100% by DoubleVerify Inc.
Zentrick NV	Belgium	100% by DoubleVerify Inc.
Zentrick Inc.	Delaware	100% by Zentrick NV
DoubleVerify, Ltd.	Israel	100% by DoubleVerify Inc.
DoubleVerify (Deutschland) GmbH	Germany	100% by DoubleVerify Inc.
DoubleVerify Pte. Ltd.	Singapore	100% by DoubleVerify Inc.
Leiki Oy	Finland	100% by DoubleVerify Inc.
DoubleVerify Japan K.K.	Japan	100% by DoubleVerify Inc.
DoubleVerify Pty Ltd.	Australia	100% by DoubleVerify Inc.
DoubleVerify Solutions Canada Inc.	Canada	100% by DoubleVerify Inc.
DoubleVerify France SARL	France	100% by DoubleVerify Inc.
DoubleVerify Spain, S.L.	Spain	100% by DoubleVerify Inc.
DoubleVerify Servicos de Verificacao Publicitaria Ltda.	Brazil	1% by DoubleVerify MidCo, Inc. 99% by DoubleVerify Inc.
DoubleVerify de Mexico S. de R.L. de C.V.	Mexico	1% by DoubleVerify MidCo, Inc. 99% by DoubleVerify Inc.

Schedule 4.19

UCC Filing Jurisdictions

Guarantor	Filing Office
DoubleVerify Inc.	Secretary of State of the State of Delaware
DoubleVerify MidCo, Inc. (f/k/a “Pixel Parent Inc.”)	Secretary of State of the State of Delaware

Copyright, Patent and Trademark Filings

Filing of Trademark Security Agreements with the United States Patent and Trademark Office

Filing of Patent Security Agreements with the United States Patent and Trademark Office

Schedule 4.21

Brokerage Commissions

•                  Fee payable to Pacific Crest Securities, Inc., a division of KeyBanc Capital Markets, Inc.

Schedule 4.24

Capitalization

Loan Party	No. of Shares	Ownership Percentage	Record Owner
DoubleVerify MidCo, Inc. (f/k/a “Pixel Parent Inc.”)	100 shares of common stock	100%	DoubleVerify Holdings, Inc.

SCHEDULE 6.13

POST-CLOSING OBLIGATIONS

[Reserved]

Schedule 7.2(d)

Indebtedness

1.              Indebtedness in respect of the Irrevocable Standby Letter of Credit No. 30099439, dated July 31, 2018, issued by Capital One, NA; Beneficiary: Silicon Valley Bank; Applicant: Double Verify Inc., under which there is, as of the Effective Date, approximately $2,100,000.00 outstanding.

2.              Indebtedness in respect of the Master Lease and Financing Agreement No. 12365, by and between Cisco Systems Capital Corporation and DoubleVerify Inc.; Schedule No. 003-00, Schedule No. 005-00, Schedule No. 006-00, Schedule No. 007-00, Schedule No. 008-00, Schedule No. 009-00 thereunder, under which there is, as of the Effective Date, approximately $5,008,408 outstanding.

Schedule 7.3(g)

Liens

DoubleVerify Inc.

Name of Lienholder	Method of Lien Perfection (i.e. UCC Filing, Control, Possession, etc.)	Filing Jurisdiction	Filing Date and No.	Description of Collateral Covered by Lien	Description of Obligations Secured by Lien
Hewlett-Packard Financial Services Company	UCC	Delaware	08/05/2014 # 2014 3128386	Equipment	Obligations to Hewlett-Packard Financial Services Company
CISCO Systems Capital Corporation	UCC	Delaware	12/18/2015 #2015 6136427	Equipment	Obligations to CISCO Systems Capital Corporation
Data Sales Co., Inc.	UCC	Delaware	10/23/2017 2017 7053355	Lease 39-10395, Schedule 1 Renewal 1 and Equipment	Obligations to Data Sales Co., Inc.
Data Sales Co., Inc.	UCC	Delaware	08/23/2018 2018 5824772	Lease 39-10395, Schedule 2 Renewal 2 and Equipment	Obligations to Data Sales Co., Inc.
U.S. Bankruptcy Court, New York Southern District	Bankruptcy — Searched as Petitioner	Southern District of New York (Manhattan)	6/3/2020	Assets	Matter Brought by Sizmek DSP, Inc.(2)

•                  Liens on equipment securing the indebtedness under the Master Lease and Financing Agreement No. 12365, by and between Cisco Systems Capital Corporation and DoubleVerify Inc.

•                  Liens on equipment securing the indebtedness under Master Lease Agreement, dated August 19, 2014 and renewed on June 1, 2018, between Data Sales Co. and DoubleVerify Inc.

(2)  Sizmek DSP, Inc. has made a preference claim for $232,000 in connection with its bankruptcy. The Borrower is in the process of resolving the matter with Sizmek DSP Inc.

Schedule 7.7

Investments

•                  Existing Investments in the Capital Stock of Subsidiaries on the Effective Date.

Schedule 7.9

Transactions With Affiliates

None

EXHIBIT A

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

(Please see attached form)

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

DOUBLEVERIFY MIDCO, INC.

DOUBLEVERIFY INC.

Date:                  , 20

This Compliance Certificate is delivered pursuant to Section 6.2(b) of that certain Second Amended and Restated Credit Agreement, dated as of October 1, 2020, by and among DOUBLEVERIFY MIDCO, INC., a Delaware corporation (formerly known as “Pixel Parent Inc.”) (“Holdings”), DOUBLEVERIFY INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”) as Administrative Agent for the Lenders and as L/C Issuer (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.     The undersigned, a duly authorized and acting Responsible Officer of Holdings, hereby certifies, in his/her capacity as an officer of Holdings, and not in any personal capacity, as follows:

2.     I have reviewed and am familiar with the contents of this Compliance Certificate.

3.     I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings, the Borrower and their respective Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).  Except as set forth on Attachment 2, I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

4.     [Attached hereto as Attachment 3 are the computations regarding compliance with the covenants set forth in Section 7.1 of the Credit Agreement.](3)

5.     [To the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party.]

6.     [To the extent not previously disclosed to the Administrative Agent, a list of any material Intellectual Property consisting of United States patents, trademarks and/or copyrights (or applications therefor) issued to or acquired by any Loan Party since [the Closing Date][the date of the most recent report delivered].]

[Remainder of page intentionally left blank; signature page follows]

(3)  To be included with financial statements delivered pursuant to Section 6.1(a) and Section 6.1(b) (with respect to the first three Fiscal Quarters in each Fiscal Year).

IN WITNESS WHEREOF, the undersigned, as a Responsible Officer of Holdings and not individually, does hereby execute this Compliance Certificate as of the date first written above.

DOUBLEVERIFY MIDCO, INC.

By:

Name:

Title:

Attachment 1
to Compliance Certificate

[Attach Financial Statements]

Attachment 2
to Compliance Certificate

Except as set forth below, no Default or Event of Default has occurred.  [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrower to be taken on account thereof.]

Attachment 3
to Compliance Certificate

Compliance Certificate Calculations

EXHIBIT C

FORM OF SECRETARY’S CERTIFICATE OF THE CERTIFYING LOAN PARTIES

This Secretary’s Certificate (this “Secretary’s Certificate”) is delivered pursuant to Section 5.1(b) of that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, by and among DoubleVerify MidCo, Inc., a Delaware corporation (formerly known as “Pixel Parent Inc.”) (“Holdings”), DoubleVerify Inc., a Delaware corporation (the “Borrower” and, together with Holdings, each a “Certifying Loan Party” and collectively, the “Certifying Loan Parties”), the Lenders party thereto, and Capital One, National Association, as Administrative Agent, L/C Issuer, Swing Lender and Lead Arranger (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The undersigned Secretary of each Certifying Loan Party hereby certifies, on behalf of such Certifying Loan Party, in such capacity and not individually and without assuming any personal liability, as follows:

1.             I am the duly elected and qualified Secretary of each Certifying Loan Party.

2.             Attached hereto as Annex 1 is a true and complete copy of resolutions adopted by the unanimous written consent of the board of directors of each Certifying Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Certifying Loan Party is a party and all other agreements, documents and instruments to be executed, delivered and performed in connection therewith. Such resolutions have been duly adopted, have not in any way been amended, modified, revoked or rescinded, and have been in full force and effect since their adoption up to and including the date hereof and are now in full force and effect, (ii) have been duly filed with the minutes of the proceedings of the board of directors of such Certifying Loan Party, and (iii) are the only resolutions adopted by the board of directors of either of the Certifying Loan Parties or any committee thereof relating to the authorization and approval of the Loan Documents.  As of September 30, 2020, there were no vacancies or unfilled newly-created directorships on the board of directors of either of the Certifying Loan Parties.

3.             Attached hereto as Annex 2 is a true and complete copy of the by-laws of each Certifying Loan Party as in effect on the date hereof.  Each such by-laws is in full force in effect on the date hereof, has not been amended and no such amendment is pending.

4.             Attached hereto as Annex 3 is a true and complete copy of the certificate of incorporation of each Certifying Loan Party as in effect on the date hereof, along with a long-form good-standing certificate for each Certifying Loan Party from the jurisdiction of its organization.  Each such certificate of incorporation is in full force in effect on the date hereof, has not been further amended and no such amendment is pending.

5.             The persons named in Annex 4 are now duly elected and qualified officers of the applicable Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names are the true and genuine signatures of such officers, and each of such officers, acting alone, is duly authorized to execute and deliver on behalf of such Certifying Loan Party each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party.

Debevoise & Plimpton LLP and Richards, Layton & Finger, P.A. are entitled to rely on this certificate in connection with any opinions they are delivering pursuant to the Loan Documents to which a Certifying Loan Party is a party.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, as Secretary of [              ] and not individually, has executed this Secretary’s Certificate as of the date first written above.

By:
Name:
Title:

I, [       ], in my capacity as the [       ] of [   ] and not individually, do hereby certify in the name and on behalf of [   ] that [       ] is the duly elected and qualified [       ] of [    ] and that the signature appearing above is his genuine signature.

By:
Name:
Title:

ANNEX 1

UNANIMOUS WRITTEN CONSENTS

ANNEX 2

BY-LAWS

ANNEX 3

CERTIFICATES OF INCORPORATION

AND

GOOD-STANDING CERTIFICATES

ANNEX 4

INCUMBENCY

DOUBLEVERIFY MIDCO, INC.

DOUBLEVERIFY INC.

NAME	TITLE	SIGNATURE

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

DOUBLEVERIFY MIDCO, INC.

DOUBLEVERIFY INC.

This Assignment and Assumption Agreement (the “Assignment Agreement”) is dated as of the Assignment Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as in effect on the date hereof, and as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letter of credit deposits and guarantees) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[for Assignee, if applicable, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	DOUBLEVERIFY INC., a Delaware corporation.

4.	Administrative Agent:	CAPITAL ONE, NATIONAL ASSOCIATION

5.	Credit Agreement:

Second Amended and Restated Credit Agreement, dated as of October 1, 2020, by and among DOUBLEVERIFY MIDCO, INC., a Delaware corporation (formerly known as “Pixel Parent Inc.”) (“Holdings”), the Borrower, the Lenders party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”) as Administrative Agent for the Lenders and as L/C Issuer

6.	Assigned Interest[s]:

Assignor	Assignee	Facility Assigned(1)	Aggregate Amount of Commitment / Loans for all Lenders(2)	Amount of Commitment / Loans Assigned(3)	Percentage Assigned of Commitment / Loans(4)		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date:	](5)

Assignment Effective Date:                    , 20    [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signature pages follow]

(1)           Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment Agreement (e.g. “Revolving Facility”, “Incremental Term Loan Commitment”, etc.)

(2)           Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Assignment Effective Date.

(3)           Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Assignment Effective Date.

(4)           Set forth, to at least 9 decimals, as a percentage of the applicable Commitment/Loans of all Lenders thereunder.

(5)           To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR(1)
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE(2)
[NAME OF ASSIGNEE]

By:
Name:
Title:

(1)           Add additional signature blocks as needed.

(2)           Add additional signature blocks as needed.

Consented to and Accepted:

CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent

By
Name:
Title:

[Consented to:](3)

[NAME OF RELEVANT PARTY]

By
Name:
Title:

[NAME OF RELEVANT PARTY]

By
Name:
Title:

(3)           To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Loan Party, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Loan Party, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto or thereto.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Assignee under Section 10.6(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.6(b)(iii) of the Credit Agreement), (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, (vii) it has examined the list of Disqualified Institutions and it is not a Disqualified Institution or an Affiliate of a Disqualified Institution readily identifiable by name and (viii) if it is a Non-U.S. Lender, attached to the Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on any of the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to the Assignee for amounts which have accrued from and after the Assignment Effective Date.

3.  General Provisions.  This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy (or other electronic method of transmission) shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.  This Assignment Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

EXHIBIT E-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of October 1, 2020 by and among DOUBLEVERIFY MIDCO, INC., a Delaware corporation (formerly known as “Pixel Parent Inc.”) (“Holdings”), DOUBLEVERIFY INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”) as Administrative Agent for the Lenders and as L/C Issuer (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Lender]

By
Name:
Title:

EXHIBIT E-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of October 1, 2020 by and among DOUBLEVERIFY MIDCO, INC., a Delaware corporation (formerly known as “Pixel Parent Inc.”) (“Holdings”), DOUBLEVERIFY INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”) as Administrative Agent for the Lenders and as L/C Issuer (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Participant]

By
Name:
Title:

EXHIBIT E-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of October 1, 2020 by and among DOUBLEVERIFY MIDCO, INC., a Delaware corporation (formerly known as “Pixel Parent Inc.”) (“Holdings”), DOUBLEVERIFY INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”) as Administrative Agent for the Lenders and as L/C Issuer (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Participant]

By
Name:
Title:

EXHIBIT E-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of October 1, 2020 by and among DOUBLEVERIFY MIDCO, INC., a Delaware corporation (formerly known as “Pixel Parent Inc.”) (“Holdings”), DOUBLEVERIFY INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”) as Administrative Agent for the Lenders and as L/C Issuer (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Lender]

By
Name:
Title:

EXHIBIT F

RESERVED

EXHIBIT G-1

FORM OF [SECOND AMENDED AND RESTATED] REVOLVING LOAN NOTE

DOUBLEVERIFY INC.

THIS [SECOND AMENDED AND RESTATED] REVOLVING LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS [SECOND AMENDED AND RESTATED] REVOLVING LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REVOLVING LOAN REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$[ ]	New York, New York
October 1, 2020

FOR VALUE RECEIVED, the undersigned, DOUBLEVERIFY INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to [            ] (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, on the Revolving Termination Date the principal amount of (a) [             ] DOLLARS ($[           ]), or, if less, (b) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Section 2.4 of the Credit Agreement referred to below.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The holder of this [Second Amended and Restated] Revolving Loan Note (this “Note”) is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, the Type and amount of each Revolving Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto.  Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of any Revolving Loan.

This Note (a) is one of the Revolving Loan Notes referred to in the Second Amended and Restated Credit Agreement, dated as of October 1, 2020, among the Borrower, DoubleVerify MidCo, Inc., a Delaware corporation (formerly known as “Pixel Parent Inc.”) (“Holdings”), the Lenders party thereto, and Capital One, National Association, as Administrative Agent and L/C Issuer (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[This Note is being delivered by the Borrower and accepted by the Lender as an amendment and restatement in its entirety of, and as substitution for, the Revolving Loan Note made by the Borrower in favor of the Lender dated as of July 31, 2018, but not as payment for such obligations or as a novation with respect thereto].

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature page follows]

DOUBLEVERIFY INC.

By:

Name:

Title:

Schedule A
to [Second Amended and Restated] Revolving Loan Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B
to [Second Amended and Restated] Revolving Loan Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT G-2

FORM OF [INCREMENTAL] TERM LOAN NOTE

DOUBLEVERIFY INC.

THIS [INCREMENTAL] TERM LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS [INCREMENTAL] TERM LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE [INCREMENTAL] TERM LOAN REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$[ ]	New York, New York
October 1, 2020

FOR VALUE RECEIVED, the undersigned, DOUBLEVERIFY INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to [          ] (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, the principal amount of (a) [           ] ($[         ]), or, if less, (b) the aggregate unpaid principal amount of the [Incremental] Term Loans made by the Lender pursuant to the Credit Agreement referred to below.  The principal amount hereof shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The holder of this [Incremental] Term Loan Note (this “Note”) is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, the Type and amount of the [Incremental] Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto.  Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed.  The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of the [Incremental] Term Loan.

This Note (a) is one of the [Incremental] Term Loan Notes referred to in the Second Amended and Restated Credit Agreement, dated as of October 1, 2020, among the Borrower, DoubleVerify MidCo, Inc., a Delaware corporation (formerly known as “Pixel Parent Inc.”) (“Holdings”), the Lenders party thereto, and Capital One, National Association, as Administrative Agent and L/C Issuer (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”), (b) is subject to the provisions of the Credit Agreement, and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature page follows]

DOUBLEVERIFY INC.

By:

Name:

Title:

Schedule A
to [Incremental] Term Loan Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B
to [Incremental] Term Loan Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT G-3

FORM OF SWINGLINE NOTE

DOUBLEVERIFY INC.

THIS SWINGLINE NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS SWINGLINE NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE SWINGLINE LOAN REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$[ ]	New York, New York
October 1, 2020

FOR VALUE RECEIVED, the undersigned, DOUBLEVERIFY INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to [          ] (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, the principal amount of (a) [           ] ($[         ]), or, if less, (b) the aggregate unpaid principal amount of the Swing Loans made by the Lender pursuant to the Credit Agreement referred to below.  The principal amount hereof shall be paid in the amounts and on the dates specified in Section 3.2 of the Credit Agreement.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The holder of this Swing Loan Note (this “Note”) is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, the amount of the Swing Loan and the date and amount of each payment or prepayment of principal with respect thereto.  Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed.  The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of the Swing Loan.

This Note (a) is one of the Swing Loan Notes referred to in the Second Amended and Restated Credit Agreement, dated as of October 1, 2020, among the Borrower, DoubleVerify MidCo, Inc., a Delaware corporation (formerly known as “Pixel Parent Inc.”) (“Holdings”), the Lenders party thereto, and Capital One, National Association, as Administrative Agent and L/C Issuer (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”), (b) is subject to the provisions of the Credit Agreement, and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature page follows]

DOUBLEVERIFY INC.

By:

Name:

Title:

Schedule A
to Swingline Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

EXHIBIT H

FORM OF SOLVENCY CERTIFICATE

[     ]

Date:                  , 20

To the Administrative Agent
and each of the Lenders party
to the Credit Agreement referred to below:

This SOLVENCY CERTIFICATE (this “Certificate”) is delivered pursuant to Section 5.1(j) of that certain Second Amended and Restated Credit Agreement, dated as of October 1, 2020 (the “Credit Agreement”), by and among DOUBLEVERIFY INC., a Delaware corporation (the “Borrower”), Holdings, the Lenders party thereto, and Capital One National Association, as administrative agent and L/C Issuer (in such capacity, “Administrative Agent”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

The undersigned, solely in such undersigned’s capacity as Chief Financial Officer of the Borrower, and not individually, hereby certifies to Administrative Agent, the Lenders and the L/C Issuers, on behalf of the Loan Parties, as follows:

1.                                      The undersigned is familiar with the business and financial position of the Loan Parties.  In reaching the conclusions set forth in this Certificate, the undersigned has made, or has caused to be made under such undersigned’s supervision, such other examinations, investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Loan Parties after the consummation of the Transactions.

2.                                      Both before and immediately after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transaction:

(A)                               the present fair salable value of the assets of Holdings and its Subsidiaries, taken as a whole, is greater than (i) the total amount of debts and liabilities (including subordinated, contingent and un-liquidated liabilities) of Holdings and its Subsidiaries, taken as a whole and (ii) the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities (including subordinated, contingent and un-liquidated liabilities) as such debts and liabilities become absolute and matured;

(B)                               Holdings and its Subsidiaries, taken as a whole, are able to pay all debts and liabilities (including subordinated, contingent and un-liquidated liabilities) as such debts and liabilities become absolute and matured; and

(C)                               Holdings and its Subsidiaries, taken as a whole, do not have unreasonably small capital in relation to the business of Holdings and its Subsidiaries, taken as a whole, contemplated as of the date hereof.

For purposes of this Certificate, in computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate, in his capacity as Chief Financial Officer of the Borrower, and not individually, as of the date first written above.

[ ]

By:
Name:
Title:

EXHIBIT I

RESERVED

EXHIBIT J

FORM OF NOTICE OF BORROWING

DOUBLEVERIFY INC.

Date:

TO:                           CAPITAL ONE, NATIONAL ASSOCIATION

as Agent under the Credit Agreement referred to below

RE:                           Second Amended and Restated Credit Agreement, dated as of October 1, 2020, by and among DOUBLEVERIFY MIDCO, INC., a Delaware corporation (formerly known as Pixel Parent Inc.”) (“Holdings”), DOUBLEVERIFY INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”) as Administrative Agent for the Lenders and as L/C Issuer (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement.

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement and hereby gives you irrevocable notice, pursuant to Section [2.5] [3.2] of the Credit Agreement, of the borrowing of a [Revolving Loan][Swing Loan].

1.                                      The requested Borrowing Date, which shall be a Business Day, is                .

2.                                      The aggregate amount of the requested Loan is $             .

3.                                      The requested Loan shall consist of $            of ABR Loans and $       of Eurodollar Loans.(12)

4.                                      The duration of the Interest Period for the Eurodollar Loans included in the requested Loan shall be            [one][two][three][six][twelve](13) months.

5.                                      [The undersigned hereby directs the Administrative Agent to disburse the proceeds from the Loans to be made on the Effective Date, and any other funds described and as set forth in the Sources and Uses/Funds Flow separately provided to Administrative Agent](14) [Insert instructions for remittance of the proceeds of the applicable Loans to be borrowed](15)

6.                                      The undersigned, in his/her capacity as a Responsible Officer of the Borrower and not in his/her individual capacity, hereby certifies that the following statements will be true on the date of the proposed Loan before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable(16):

(12)  Swing Loans may not be Eurodollar Loans.

(13)  If available to all relevant Lenders.

(14)  To be used for Notice of Borrowing on the Effective Date.

(15)  To be used for any Notice of Borrowing after the Effective Date.

(16)  Subject to Section 2.25(d)(ii).

Other than in connection with a Limited Condition Acquisition:

(a)                                 each representation and warranty of each Loan Party contained in or pursuant to any Loan Document (i) to the extent qualified by materiality, is true and correct, and (ii) to the extent not qualified by materiality, is true and correct in all material respects, in each case, on and as of the date of the proposed Loan as if made on and as of the date of the proposed Loan, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

(b)                                 no Default or Event of Default exists or will occur after giving effect to the extensions of credit requested herein.

or in connection with a Limited Condition Acquisition;

(a)                              each representation and warranty of each Loan Party (other than with respect to the Specified Representations) contained in or pursuant to any Loan Document (x) to the extent qualified by materiality, is true and correct, and (y) to the extent not qualified by materiality, is true and correct in all material respects, in each case, on the date on which the Limited Condition Acquisition Agreement was executed and delivered by the parties thereto, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

(b)                              no Default or Event of Default existed on the date on which the Limited Condition Acquisition Agreement was executed and delivered by the parties thereto.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed and delivered by its proper and duly authorized officer as of the day and year first written above.

DOUBLEVERIFY INC., as the Borrower

By:
Name:
Title:

For internal Bank use only

Eurodollar Pricing Date	Eurodollar Rate	Eurodollar Variance		Maturity Date
%

EXHIBIT K

FORM OF NOTICE OF CONVERSION/CONTINUATION

DOUBLEVERIFY INC.

Date:

TO:                           CAPITAL ONE, NATIONAL ASSOCIATION

as Agent under the Credit Agreement referred to below

RE:                           Second Amended and Restated Credit Agreement, dated as of October 1, 2020, by and among DOUBLEVERIFY MIDCO, INC., a Delaware corporation (formerly known as “Pixel Parent Inc.”) (“Holdings”), DOUBLEVERIFY INC., a Delaware corporation (the “Borrower”), the Loan Parties party thereto, the Lenders party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”) as Administrative Agent for the Lenders and as L/C Issuer (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement.

Ladies and Gentlemen:

The undersigned, in his/her capacity as a Responsible Officer of the Borrower and not in his/her individual capacity, refers to the Credit Agreement and hereby gives you irrevocable notice pursuant to Section [2.10(a)] [2.10(b)] of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1.                                      The date of the [conversion] [continuation] is                  .

2.                                      The aggregate amount of the proposed Loans to be [converted] [continued] is $

3.                                      The Loans are to be [converted into] [continued as] [Eurodollar] [ABR] Loans.

4.                                      The duration of the Interest Period for the Eurodollar Loans included in the [conversion] [continuation] shall be [one][two][three][six][twelve](17) months.

5.                                      [The undersigned on behalf of the Borrower, hereby certifies that the following statement will be true on the date of the proposed [conversion] [continuation]:

No Event of Default has occurred and is continuing.](18)

(17)  If available to all relevant Lenders.

(18)  Does not apply to conversions or continuations of Eurodollar Loans to ABR Loans.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed and delivered by its proper and duly authorized officer as of the day and year first written above.

DOUBLEVERIFY INC., as the Borrower

By:
Name:
Title:

For internal Bank use only

Eurodollar Pricing Date	Eurodollar Rate	Eurodollar Variance		Maturity Date
%

EXHIBIT L

FORM OF L/C REQUEST

CAPITAL ONE, NATIONAL ASSOCIATION as L/C Issuer
under the Credit Agreement referred to below

Attention:

                    , 20

Re:                             DOUBLEVERIFY INC., a Delaware corporation (the “Borrower”)

Reference is made to the Second Amended and Restated Credit Agreement, dated as of October 1, 2020 (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among the Borrower, the Lenders party thereto and Capital One, National Association, as administrative agent for the Lenders and as L/C Issuer.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you notice, irrevocably, pursuant to Section 3.1(b) of the Credit Agreement, of its request for your Issuance of a Letter of Credit, in the form attached hereto, for the benefit of [Name of Beneficiary], in the amount of $        , to be issued on         ,      (the “Issue Date”) with an expiration date of          ,     .

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Issue Date, both before and after giving effect to the Issuance of the Letter of Credit requested above and any Loan to be made or any other Letter of Credit to be Issued on or before the Issue Date:

(i)                                     each representation and warranty of each Loan Party contained in or pursuant to any Loan Document (i) to the extent qualified by materiality, is true and correct, and (ii) to the extent not qualified by materiality, is true and correct in all material respects, in each case, on and as of the date of the proposed Loan as if made on and as of the date of the proposed Loan, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

(ii)                                  no Default or Event of Default exists or will exist after giving effect to the extensions of credit requested herein.

DOUBLEVERIFY INC., as the Borrower

By:
Name:
Title: